UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934 (Amendment No. __)

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WASHINGTON PRIME GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WASHINGTON PRIME GROUP INC.

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

WASHINGTON PRIME GROUP INC.

180 East Broad Street

Columbus, Ohio 43215

(614) 621-9000

March 29, 2019

Dear Shareholder:

You are cordially invited to attend the 2019 Annual Meeting of Shareholders of Washington Prime Group Inc. (the “Annual Meeting”), which will be held at 9:00 a.m., local time, on Thursday, May 16, 2019 at the offices of Blank Rome LLP, 1271 Avenue of the Americas, 16th Floor, New York, New York 10020.

We are utilizing the Securities and Exchange Commission rules that allow us to deliver proxy materials over the Internet to expedite the receipt of these materials by our shareholders. You will receive a Notice of Internet Availability of Proxy Materials (the “Notice”). This Notice will include instructions on how to access our proxy materials and vote. At your discretion, you may request hard copies and a proxy card for voting by mail by following the instructions on the Notice.

It is important that your common shares be represented at the Annual Meeting. Whether or not you plan to attend, we hope that you will vote your shares as promptly as possible. Information about the Annual Meeting and the various matters on which the holders of our common shares of beneficial interest will act is included in the Notice of Annual Meeting of Shareholders and Proxy Statement that follow. We encourage you to read the Proxy Statement carefully.

Our Board of Directors appreciates your support of our company.

Sincerely,

Robert J. Laikin

Chairman of the Board

Louis G. Conforti

Chief Executive Officer and Director

YOUR VOTE IS IMPORTANT.

PLEASE FOLLOW THE INSTRUCTIONS FOR THE VOTING METHOD YOU SELECT.

Forward Looking Statements

This Proxy Statement, together with other statements and information publicly disseminated by Washington Prime Group Inc., contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results may differ from the events discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, competition, employment litigation, transaction delays, the failure of Washington Prime Group Inc. to qualify as a real estate investment trust, loss of key personnel, the failure to achieve earnings/funds from operations targets or estimates, as well as other risks listed from time to time in our Form 10-K and other reports and statements filed by Washington Prime Group Inc. with the Securities and Exchange Commission.

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WASHINGTON PRIME GROUP INC.

180 East Broad Street

Columbus, Ohio 43215

(614) 621-9000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 16, 2019

The 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Washington Prime Group Inc., an Indiana corporation and real estate investment trust (“WPG” or the “Company”), will be held on Thursday, May 16, 2019 at 9:00 a.m., local time, at the offices of Blank Rome LLP, 1271 Avenue of the Americas, 16th Floor, New York, New York 10020. We are holding the Annual Meeting for the following purposes:

1.	to vote to elect seven (7) nominees named in the Proxy Statement to serve as directors until our next annual meeting of shareholders and until their successors are duly elected and qualified;

2.	to vote upon a non-binding and advisory resolution regarding the compensation of the Company’s named executive officers;

3.	to vote upon the approval and adoption of the 2019 Washington Prime Group, L.P. Stock Incentive Plan;

4.	to consider and vote upon the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

5.	to transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Proxy Statement following this Notice describes these matters in detail. We have not received notice of any other proposals to be included in this Proxy Statement and presented at the Annual Meeting. You may vote at the Annual Meeting and any postponements or adjournments thereof if you were a holder of record of our common shares as of the close of business on Monday, March 18, 2019, the record date fixed by our Board of Directors for determining the holders of record of the common shares entitled to receive notice of and to vote at the Annual Meeting. The Company recommends that you vote “FOR” the election of each of the nominees for director and “FOR” Proposals 2 through 4.

YOUR VOTE IS IMPORTANT AND YOU SHOULD VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON AT THE LOCATION FOR THE ANNUAL MEETING STATED ABOVE.

If you are a shareholder of record then you may change your vote or revoke your proxy at any time before your proxy is exercised at the Annual Meeting by following the voting instructions in the Notice Regarding the Internet Availability of Proxy Materials that you received or by filing with us a duly signed revocation or another proxy card bearing a later date than the initial proxy card submitted. Alternatively, you may also change your proxy vote by attending the Annual Meeting in person and voting in person; however, mere attendance at the Annual Meeting will not serve to revoke a proxy unless you specifically request such a revocation. If your common shares are held in a stock brokerage account or by a bank or other nominee, then you must contact the institution or representative that holds your shares and follow its instructions for revoking your proxy. Beneficial owners of common shares held in a brokerage account, by a bank or other nominee are advised that if you do not timely provide instructions to your broker, banker, or nominee, your shares will not be voted in connection with the election of directors (Proposal 1), with respect to the advisory resolution regarding the compensation of the Company’s named executive officers (Proposal 2), or approval and adoption of the 2019 Washington Prime, L.P. Stock Incentive Plan (Proposal 3).

By Order of the Board of Directors,

Robert P. Demchak

Executive Vice President, General Counsel and Corporate Secretary

March 29, 2019

WASHINGTON PRIME GROUP INC.

PROXY STATEMENT FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS

WASHINGTON PRIME GROUP INC.

180 East Broad Street

Columbus, Ohio 43215

(614) 621-9000

PROXY STATEMENT

Annual Meeting of Shareholders to be held on Thursday, May 16, 2019 at 9:00 a.m., local time.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who is Soliciting My Vote?

The Board of Directors (the “Board”) of Washington Prime Group Inc., an Indiana corporation and real estate investment trust or REIT, is soliciting proxies from the holders of Washington Prime Group Inc.’s issued and outstanding common shares of beneficial interest, $0.0001 par value per share (the “Common Shares” or “Common Stock”) to be voted at the 2019 Annual Meeting of Shareholders (the “Annual Meeting”), and any adjournments or postponements of such meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the “Meeting Notice”). From time to time throughout this Proxy Statement, Washington Prime Group Inc. will be referred to as the “Company,” “WPG,” “we,” “us,” “our,” or “our company.”

Your Vote is Very Important

Our Annual Meeting this year is being held at the offices of Blank Rome LLP, 1271 Avenue of the Americas, 16th Floor, New York, New York 10020, which you are invited to attend. Under rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials for the Annual Meeting over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) beginning on or about March 29, 2019 to our shareholders of record. If you received the Notice by mail, you will not receive a printed copy of the proxy materials unless you request it in the manner described in the Notice. The Notice includes instructions on how to access the proxy materials over the Internet or to request a printed copy of the proxy materials. Whether or not you plan to attend our Annual Meeting, please take the time to vote.

Voting by Shareholders of Record. If you are a common shareholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the Internet, by mail, or by telephone following the instructions provided in your proxy card or Notice.

Voting by Beneficial Owners. If your Common Shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of Common Shares held in “street name.” If you are a beneficial owner and you wish to vote in person at the Annual Meeting then you must obtain a valid proxy from the organization that holds your Common Shares. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may provide voting instructions to your broker. If you hold your Common Shares in “street name,” please check the materials provided by your broker or contact your broker, nominee, fiduciary or other custodian(s) to determine if you will be able to vote over the Internet or by telephone.

What Am I Voting on?

There are four (4) proposals to be considered and voted on by holders of Common Shares (the “Common Shareholders” or a “Common Shareholder”) at the Annual Meeting:

Proposal 1: A vote to elect seven (7) nominees named in this Proxy Statement to serve as directors on the Board until our next annual meeting of shareholders and until their successors are duly elected and qualified;

Proposal 2: An advisory vote to approve the compensation of the Company’s named executive officers;

Proposal 3: A vote to approve and adopt the 2019 Washington Prime Group, L.P. Stock Incentive Plan (the “WPG 2019 Equity Plan”); and

Proposal 4: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

What are the Board’s Voting Recommendations?

The Board unanimously recommends that Common Shareholders vote FOR each of the Board’s nominees for election as directors and FOR Proposals 2 through 4.

What Happens If Additional Matters are Presented at the Annual Meeting?

We know of no other matters other than the items of business described in this Proxy Statement and the Meeting Notice that will be considered at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named as proxies will have the discretion to vote on those matters for you.

How Do I Attend the Annual Meeting?

The Annual Meeting will be held at 9:00 a.m., local time, on Thursday, May 16, 2019 at the offices of Blank Rome LLP, 1271 Avenue of the Americas, 16th Floor, New York, New York 10020. For directions to the Annual Meeting so you can attend and vote in person, you can find them here: https://www.mapquest.com/us/ny/new-york/10020-1300/1271-avenue-of-the-americas-40.760305,-73.980137 or you may contact our Investor Relations department, via mail at Washington Prime Group Inc., Attn: Investor Relations, 180 East Broad Street, Columbus, Ohio 43215 or by phone at (614) 621-9000.

Who is Entitled to Vote?

You are entitled to vote on all matters presented to the Common Shareholders at the Annual Meeting if you owned Common Shares at the close of business on Monday, March 18, 2019 (the “Record Date”), the date fixed by the Board for determining the holders of record of the Common Shares entitled to receive notice of and to vote at the Annual Meeting.

How Many Common Shares May Vote at the Annual Meeting?

On the Record Date, a total of 186,453,891 Common Shares were outstanding and entitled to vote on all matters presented to Common Shareholders at the Annual Meeting. Holders of our preferred shares are entitled to receive notice of the Annual Meeting, but are not entitled to vote on any matters being acted on at the Annual Meeting or attend the Annual Meeting.

How Many Common Shares Must be Present to Hold the Annual Meeting?

The presence at the Annual Meeting in person or by proxy of holders of Common Shares representing a majority of all the votes entitled to be cast at the Annual Meeting, or at least 93,226,946 Common Shares, will constitute a quorum for the transaction of business.

What is the Difference Between a “Shareholder of Record” and a “Street Name” Holder?

These terms describe how your Common Shares are held. If your Common Shares are registered directly in your name with Computershare, Inc., our transfer agent, then you are a “shareholder of record.” If your Common Shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, then you are a “street name” holder.

How Do I Vote My Common Shares?

If you are a “shareholder of record,” you have several choices. You can vote your Common Shares by attending the Annual Meeting or by proxy as follows:

Via the Internet: www.proxyvote.com until 11:59 P.M. EDT on May 15, 2019;

By telephone: 1-800-690-6903 until 11:59 P.M. EDT on May 15, 2019; or

By completing, signing and returning your proxy card by mail.

If you participate in the Computershare Investment Plan (the “CIP”) and hold your Common Shares directly in your name, then you will receive a Notice with respect to how to vote the Common Shares held directly in your name and for the Common Shares that you have acquired and hold through the CIP.  If you participate in the CIP and own your Common Shares in “street name” through a brokerage account, then you will receive a voter instruction form or proxy card covering the Common Shares held in the CIP from your bank, broker, trustee or other nominee.

In the event that you hold Common Shares in “street name,” your broker, bank, trustee or nominee will provide you with materials and instructions for voting your Common Shares as the rules of the New York Stock Exchange (“NYSE”) require your broker, banker, trustee or other nominee to first obtain your voting instructions with respect to those Common Shares before voting on non-routine matters such as the election of our directors presented in Proposal 1, the vote concerning our named executive officer compensation presented in Proposal 2 and the vote concerning Proposal 3. The NYSE rules, however, permit, but do not require, your broker, banker, trustee or other nominee to vote on routine matters, such as ratifying the appointment of our independent registered public accounting firm presented in Proposal 4, without receiving your voting instructions. If you do not instruct your broker, banker, trustee or other nominee how to vote with respect to the matters presented in Proposals 1, 2 and 3 then your broker, banker or other nominee may not vote with respect to these proposals and those votes will be counted as “broker non-votes.”

What Are Broker Non-Votes?

A broker non-vote occurs when a nominee, such as a broker, holding Common Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote for that particular proposal and has not received instructions from the beneficial owner as to how to vote its Common Shares. You may vote via the Internet or by telephone if your bank or broker offers these options. Please see the voting instructions provided by your bank or broker for use in instructing your banker or broker how to vote your Common Shares held in “street name.” Proposals 1, 2 and 3 are the type of proposals where a broker non-vote could occur. If you do not provide your broker with voting instructions, none of your Common Shares held by the broker will be voted on any of these proposals. Brokers, bankers, trustees or other nominees may, but are not required to, vote on Proposal 4 without receiving instructions from the beneficial owner as to how to vote its Common Shares.

Can I Vote My Common Shares at the Annual Meeting?

If you are a “shareholder of record,” you may vote your Common Shares in person at the Annual Meeting. If you hold your Common Shares in “street name,” you must obtain a legal proxy from your broker, bank, trustee or nominee, giving you the right to vote the Common Shares at the Annual Meeting.

How Will Abstentions and Broker Non-Votes be Treated?

Abstentions will have no effect on the outcome of any of the proposals. There will be no broker non-votes regarding the ratification of the appointment of the Company’s independent registered accounting firm. Broker non-votes will not be counted as votes “FOR” or “AGAINST” the election of directors or in the case of Proposals 2 and 3 and, therefore, will have no effect on the outcome of such proposals. However, abstentions and broker non-votes will be considered present for the purposes of determining a quorum.

What Vote Is Required to Approve Each Proposal?

All Common Shares are entitled to one vote per share. To approve each of the proposals, the following votes are required from the holders of Common Shares:

Proposal Number	Subject	Vote Required	Impact of Abstentions And Broker Non-Votes, If Any

1	To elect as directors, the seven (7) nominees named in this Proxy Statement.

The election of directors will be determined by a majority of the votes cast by the Common Shareholders entitled to vote at the Annual Meeting, and a “majority of votes cast” means that the number of votes cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director’s election.

Abstentions and broker non-votes will not affect the outcome of the vote.

2	An advisory vote to approve named executive officer compensation.

This proposal is advisory and not binding. We will consider Common Shareholders to have approved this proposal if the number of votes cast “FOR” this proposal exceed the number of votes cast “AGAINST” it.

Abstentions and broker non-votes will not affect the outcome of the vote.

3	Vote to approve and adopt the WPG 2019 Equity Plan.	The number of votes cast “FOR” this proposal must exceed the number of votes cast “AGAINST” it.	Abstentions and broker non-votes will not affect the outcome of the vote.

4	To ratify the appointment of our independent registered accounting firm for the fiscal year ending December 31, 2019.	The number of votes cast “FOR” this proposal must exceed the number of votes cast “AGAINST” it.	Abstentions will not affect the outcome of the vote. There are no broker non-votes on this proposal.

You May Receive More Than One Notice.

You will receive multiple Notices or voter instruction forms if you hold your Common Shares in different ways (e.g., joint tenancy, trusts, custodial accounts, etc.) or in multiple accounts.

Can I Change My Vote After I Have Submitted My Proxy?

If you are a Common Shareholder of record, you may revoke your proxy in any one of the following ways:

by sending a written notice of revocation to our Corporate Secretary at 180 East Broad Street, Columbus, Ohio 43215 that is received prior to the Annual Meeting, stating that you revoke your proxy;

by signing a later-dated proxy card and submitting it so that it is received prior to the Annual Meeting in accordance with the instructions included in the proxy card;

by granting a subsequent proxy by telephone or through the Internet; or

by attending the Annual Meeting and voting your Common Shares in person.

If your Common Shares are held in “street name,” you should follow the instructions provided by your broker, bank, trustee or nominee.

How Will My Common Shares be Voted If I Do Not Specify How They Should be Voted?

If you sign and return a proxy card without indicating how you want your Common Shares to be voted, the persons named as proxies will vote your Common Shares “FOR” each of the Board’s nominees for election as director and “FOR” Proposals 2 to 4.

Who Will Count the Votes?

Broadridge Financial Solutions, Inc. will count the votes and will serve as the inspector of election at the Annual Meeting.

Who Pays the Cost of This Proxy Solicitation?

We will pay the cost of preparing, filing, assembling and mailing the proxy materials. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so. Additionally, we have hired Georgeson LLC to assist in the solicitation of proxies, for which it will receive customary fees and the reimbursement of expenses.

Is this Proxy Statement the Only Way That Proxies are Being Solicited?

Certain employees or other representatives of the Company may also solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

What Do I Need To Do to Attend the Annual Meeting in Person?

Only Common Shareholders as of the close of business on the Record Date are entitled to attend the Annual Meeting. If your Common Shares are registered in your name and you owned them as of the close of business on the Record Date, you only need to provide some form of government-issued photo identification for admission.

If you hold your Common Shares in a bank or brokerage account, you can attend the Annual Meeting if you bring a recent bank or brokerage statement showing that you own Common Shares on the Record Date, and provide some form of government-issued photo identification. If your Common Shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your Common Shares at the Annual Meeting. Persons acting as proxies must bring a valid proxy from a shareholder of record as of the Record Date. If you do not obtain a legal proxy from your bank or broker then you will not be entitled to vote your Common Shares. Your late arrival or failure to comply with these procedures could affect your ability to participate in the Annual Meeting. No cameras, recording equipment, photography devices, electronic devices, or excessively large bags or packages will be permitted in the room or space in which the Annual Meeting will be convened and held. You could be required to show a valid form of identification to access the area or floor where we will hold the Annual Meeting and may also be subject to a physical security search by building security.

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PROPOSALS FOR SHAREHOLDER CONSIDERATION AT THE ANNUAL MEETING

The following proposals will be presented at the Annual Meeting to be voted on by Common Shareholders as the close of business on the Record Date and represented at the Annual Meeting in person or by proxy.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently consists of seven members with no vacancies. All of the nominees for election to the Board are incumbent directors whose current terms conclude at the Annual Meeting. All directors are elected for one year terms. Upon the recommendation of the Governance and Nominating Committee, our Board has nominated all of the individuals currently serving as a director to stand for re-election at the Annual Meeting.

Each director elected at the Annual Meeting will hold office until the next succeeding annual meeting of shareholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Each nominee listed below has consented to be named in this Proxy Statement and has agreed to serve as a director if elected, and we expect each nominee to be able to serve if elected. If any nominee is not able to stand for election or serve, the persons named as proxies will have authority, according to their judgment, to vote or refrain from voting for such alternate nominee as may be designated by the Board.

Pursuant to our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws (the “Bylaws”), director nominees in a non-contested election are elected by a vote of the majority of votes cast by Common Shareholders entitled to vote at the Annual Meeting with respect to that director, which means that the number of votes cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director’s election.

Nominees for Election to the Board

The following table shows the name, age, and current position(s) or roles held by each director nominee.

Name of Director Nominee	Age(1)	Position(s) Held(1)
Robert J. Laikin	55	Chairman of the Board, Compensation Committee and Governance and Nominating Committee member
Sheryl G. von Blucher	57	Director, Audit Committee member and Sustainability Committee Chairperson
J. Taggart (“Tag”) Birge	48	Director, Compensation Committee and Sustainability Committee member
Louis G. Conforti	54	Director and Chief Executive Officer
John F. Levy	63	Director, Audit Committee Chairperson, Governance and Nominating Committee member, and an Audit Committee Financial Expert
John J. Dillon III	59	Director, Compensation Committee Chairperson, Audit Committee member, and Sustainability Committee member
Jacquelyn R. Soffer	53	Director and Governance and Nominating Committee Chairperson

(1)The age and position(s) listed are all as of the Record Date.

THE BOARD UNANIMOUSLY RECOMMENDS THAT OUR COMMON SHAREHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. LOUIS G. CONFORTI, ROBERT J. LAIKIN, J. TAGGART (“TAG”) BIRGE, JOHN F. LEVY, JOHN J. DILLON III, AND MMES. JACQUELYN R. SOFFER AND SHERYL G. VON BLUCHER AS DIRECTORS TO SERVE UNTIL THE 2020 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

PROPOSAL 2:  ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Our goal for our executive compensation program is to motivate and retain qualified executive level employees in a way that establishes an appropriate relationship between executive pay and the creation of shareholder value on a long-term basis. The Compensation Discussion and Analysis section of this Proxy Statement describes our executive compensation program and the decisions made by the Compensation Committee that affected the compensation of the named executive officers listed in the Summary Compensation Table located in the section of this Proxy Statement entitled “Summary Compensation Table & Other Supporting Tables.” As it pertains to compensation paid or earned in 2018, highlights of that discussion include the following:

an explanation of the objectives and principal elements of our executive compensation program and the composition of the compensation paid to the named executive officers;

an explanation of our annual cash bonus and equity-based incentive compensation plans; and

the decisions the Compensation Committee made that impacted the compensation of the named executive officers.

We are requesting that our Common Shareholders vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules and Section 14A of the Exchange Act, which disclosures include the Compensation Discussion and Analysis, the compensation tables and the narrative discussion following the compensation tables. This advisory vote is generally referred to as a “say-on-pay vote.”

Accordingly, we, on behalf of the Board and its Compensation Committee, recommend that Common Shareholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because this resolution relates to the information about executive compensation contained in this Proxy Statement, beginning with the section entitled “Compensation of Our Executive Officers,” Common Shareholders should review that information in considering their vote on the resolution. Unlike Proposals 1 and 3, the results of this shareholder vote are not binding on the Company, the Board or the Compensation Committee of the Board. Furthermore, the results of the vote on this resolution will not overrule any decisions previously made by the Company, the Board or the Compensation Committee with respect to executive compensation and will not create any duty for the Company, Board or the Compensation Committee to take any action in response to the outcome of the vote. Additionally, the results of the Common Shareholder vote on this Proposal 2 and the aforementioned resolution will not serve to modify or invalidate any other previous shareholder vote on the Company’s named executive officer compensation. However, the Compensation Committee may take into account the outcome of the vote in making compensation decisions and considering other compensation opportunities in the future. Neither the director compensation disclosed in this Proxy Statement nor the pay ratio disclosure are subject to or covered by this advisory vote. The Company’s non-binding shareholder advisory vote on named executive officer compensation occurs on an annual basis. The Company’s shareholders will next vote on the frequency with which the non-binding advisory vote on named executive officer compensation shall occur will be at the Company’s 2021 Annual Meeting of Shareholders.

VOTE REQUIRED

This proposal is advisory and not binding on the Company, the Board or the Compensation Committee of the Board. Common Shareholders will have approved this proposal if the number of votes cast “FOR” this proposal exceed the number of votes cast “AGAINST” it. Abstentions and broker non-votes will not affect the outcome of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT OUR COMMON SHAREHOLDERS VOTE “FOR” THE FOREGOING RESOLUTION APPROVING THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 3: APPROVAL AND ADOPTION OF THE WPG 2019 EQUITY PLAN

The Board believes that restricted stock, stock options and other stock-based incentive awards play an important role in the success of the Company by aligning the interest of the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries with the interests of the Company and its stockholders. We rely on these people and their judgment, initiative and efforts for the successful conduct of our business. Our Board anticipates that providing our team with awards under the WPG 2019 Equity Plan will assure a closer identification of the interests of these individuals with those of the Company and its stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with the Company.

On February 12, 2019, the Board adopted, subject to Common Stockholder approval, the WPG 2019 Equity Plan. The WPG 2019 Equity Plan is designed to enable our Board and the Compensation Committee to grant equity awards to our officers, employees, non-employee directors and other key persons. A copy of the WPG 2019 Equity Plan is attached as Appendix A to this Proxy Statement and is incorporated herein by reference.

WPG equity awards have historically been granted under the Washington Prime Group, L.P. 2014 Stock Incentive Plan (the “2014 Plan”). As of the Record Date, there were 5,443,455 unvested full value awards under our equity compensation plans and stock options or stock appreciation rights, which we refer to as SARs, to acquire 673,051 shares of Common Stock outstanding under our equity compensation plans, with such options or SARs, having a weighted average exercise price of $13.00 and a weighted average remaining term of 5.3 years. Other than the foregoing, no awards under our equity compensation plans were outstanding as of the Record Date. As of the Record Date, the total number of Common Shares and Washington Prime Group, L.P operating partnership units (the “O.P. Units”) is 220,404,356. The table below provides the distribution of our unvested full value awards under our equity compensation plans as of the Record Date.

Award Type	Performance Share Units	Restricted Stock Units	LTIP Units	Restricted Common Stock	Stock Options	Total
Amount Outstanding	2,687,034[1]	1,942,193	805,195	9,033	673,051	6,116,506

1Includes the 846,000 dividend equivalents for performance share units estimated at the maximum level payout.

Summary of Material Features:

The material features of the WPG 2019 Equity Plan are:

●

the maximum number of Common Shares available for awards under the WPG 2019 Equity Plan is 7,290,000 Common Shares, plus the number of shares remaining available under the 2014 Plan immediately prior to the Annual Meeting;

●

types of awards that may be granted under the plan include stock options, SARs, restricted Common Stock, restricted stock units, performance units, long term incentive plan (“LTIP”) units (which will be units in Washington Prime Group, L.P. (“WPGLP” or “WPG L.P.”)), other stock-based awards or any combination of those awards;

●

shares tendered or held back for taxes or to pay the exercise price with respect to a stock option award or SAR will not be added back to the reserved pool under the WPG 2019 Equity Plan. Upon the exercise of a SAR and stock options that are settled in Common Shares, the full number of Common Shares underlying the award will be charged to the reserved pool. Common Shares tendered for taxes that are incurred following the vesting of restricted Common Shares, restricted stock units, performance share units or other full value awards will be added back to the reserved pool under the WPG 2019 Equity Plan. Additionally, Common Shares we reacquire on the open market will not be added to the reserved pool;

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stock options and SARs must have an exercise price that is not less than the fair market value of the underlying Common Stock on the date of grant, and stock options and SARs will not be repriced in any manner, including by exchanging them for cash or other awards, without shareholder approval;

●	dividends and dividend equivalents will not be paid on unearned performance-based awards granted under the WPG 2019 Equity Plan;

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in connection with a change in control of the Company, vesting of unvested awards accelerates on a “double-trigger” basis. That is, vesting shall only be accelerated if the awards are not assumed or converted following the change in control; if awards are assumed or converted, vesting may accelerate if the participant is terminated without cause within twenty-four (24) months of the change in control;

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the change in control definition in the WPG 2019 Equity Plan is not “liberal” and, for example, would not occur merely upon shareholder approval of a transaction. A change in control must actually occur in order for the change in control provisions in the WPG 2019 Equity Plan to be triggered;

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in any single fiscal year, the aggregate total compensation that may be granted or awarded to an individual non-employee Board member may not exceed Seven Hundred Fifty Thousand Dollars ($750,000), with a limited exception for the non-executive Board chairperson;

●	the WPG 2019 Equity Plan does not include any tax gross up provisions; and

●	any material amendment to the WPG 2019 Equity Plan is subject to approval by our shareholders.

Based solely on the closing price of our Common Shares of $5.19 per share as reported by the NYSE on the Record Date and the maximum number of Common Shares that would have been available for awards as of such date under the WPG 2019 Equity Plan, the maximum aggregate market value of the Common Shares that could potentially be issued under the WPG 2019 Equity Plan is approximately Forty-Seven Million Two Hundred Eighty-Six Thousand Nine Hundred Forty-One Dollars and Sixteen Cents ($47,286,941.16). The shares we issue under the WPG 2019 Equity Plan will be authorized but unissued shares or shares of Common Shares that we reacquire.

Rationale for Adoption of the WPG 2019 Equity Plan.

We previously adopted the 2014 Plan. The 2014 Plan is scheduled to expire in 2024. As of the Record Date, when accounting for both the vested equity awards of 2,062,330 and unvested equity awards of 6,116,506, only 1,821,164 Common Shares were available for issuance under the 2014 Plan. Accordingly, the WPG 2019 Equity Plan is critical to our ongoing effort to build shareholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our Compensation Committee and the Board believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.

We manage our long-term shareholder dilution by carefully considering the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize shareholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees. Our compensation philosophy reflects eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our shareholders and motivate our employees to act as owners of the business.

The following table provides detailed information regarding our equity compensation activity for the prior three fiscal years with respect to awards granted to eligible employees and non-employee Board members.

Fiscal Year	Options Granted	Full-Value Shares/Units Granted	Total	Weighted-Average Common Shares Outstanding	Burn Rate
2018	N/A	812,440	812,440	187,696,339	0.43%
2017	N/A	843,435	843,435	186,829,385	0.45%
2016	247,500	518,112	765,612	185,633,582	0.41%
				3-Yr. Avg.	0.43%

If the WPG 2019 Equity Plan is approved by our Common Shareholders, we will have approximately 9,111,164 Common Shares available for grant after the Annual Meeting, which is based on 1,821,164 shares available under the 2014 Plan that will be transferred into the WPG 2019 Equity Plan, and 7,290,000 new Common Shares subject to this proposal. If the WPG 2019 Equity Plan is approved by Common Shareholders, no additional shares or awards will be granted from the 2014 Plan. Our Compensation Committee determined the size of the reserved pool under the WPG 2019 Equity Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable.

Summary of the WPG 2019 Equity Plan.

If Common Shareholder approval is obtained, below is a summary of the plan provisions.

Purpose.

The primary purpose of the WPG 2019 Equity Plan is to attract and retain the best available officers, employees, directors and consultants for positions of substantial responsibilities with WPG and its affiliates and to provide an additional incentive to such officers, employees, directors, and consultants to exert their maximum efforts to maintain and enhance WPG’s, and WPGLP’s, performance and profitability. All of WPG’s officers, employees, and consultants and those of WPG’s affiliates, and all directors will be eligible to be granted awards under and participate in the WPG 2019 Equity Plan. Prospective officers, employees and consultants who have accepted offers of employment or consultancy will also be eligible to participate. Board members once elected or appointed to the Board will also be eligible to participate in the WPG 2019 Equity Plan.

Administration.

The WPG 2019 Equity Plan will be administered by the Compensation Committee, which consists entirely of two or more “non-employee directors” as defined in Rule 16b-3 under the Exchange Act. Under the terms of the WPG 2019 Equity Plan, the Compensation Committee (or a subcommittee thereof) will be able to make rules and regulations and establish such procedures for the administration of the WPG 2019 Equity Plan as it deems appropriate. Any determination made by the Compensation Committee (or a subcommittee thereof) under the WPG 2019 Equity Plan will be made in the sole discretion of the Compensation Committee (or a subcommittee thereof) and such determinations will be final and binding on all persons.

Awards.

Awards granted under the WPG 2019 Equity Plan may be in the form of stock options, SARs, restricted Common Stock, restricted stock units, performance units, LTIP units, other stock-based awards or any combination of those awards. The WPG 2019 Equity Plan will provide that awards may be made under the WPG 2019 Equity Plan for ten (10) years.

Shares Available.

The WPG 2019 Equity Plan will provide that the aggregate number of Common Shares that may be subject to awards under the WPG 2019 Equity Plan cannot exceed 7,290,000, plus the number of shares available under the 2014 Plan immediately prior to the effective date, subject to adjustment in certain circumstances to prevent dilution or enlargement. The maximum number of shares that may be granted pursuant to incentive stock options will be 3,000,000.

Common Shares underlying awards granted under the WPG 2019 Equity Plan or the 2014 Plan that expire or are forfeited or terminated without being exercised or awards that are settled for cash, as well as any Common Shares withheld by or delivered to WPG to satisfy tax withholding obligations with respect to any award, other than a stock option or stock appreciation right, granted under the WPG 2019 Equity Plan or the 2014 Plan, will again be available for the grant of additional awards within the limits provided by the WPG 2019 Equity Plan. Common Shares withheld by or delivered to WPG to satisfy the exercise price of stock options or tax withholding obligations with respect to any such award granted under the WPG 2019 Equity Plan will be deemed to have been issued under the WPG 2019 Equity Plan.

Stock Options.

Subject to the terms and provisions of the WPG 2019 Equity Plan, stock options to purchase Common Shares may be granted to eligible individuals at any time and from time to time as determined by the Compensation Committee. Stock options may be granted as incentive stock options, which are intended to qualify for favorable treatment to the recipient under federal tax law, or as non-qualified stock options, which do not qualify for this favorable tax treatment. Subject to the limits provided in the WPG 2019 Equity Plan, the Compensation Committee determines the number of stock options granted to each recipient. Each stock option grant will be evidenced by a stock option agreement that specifies the stock option exercise price, whether the stock options are intended to be incentive stock options or non-qualified stock options, the duration of the options, the number of shares to which the stock options pertain and such additional limitations, terms and conditions as the Compensation Committee may determine.

The Compensation Committee will determine the exercise price for each stock option granted, except that the stock option exercise price may not be less than 100 percent of the fair market value of a Common Share on the date of grant. All stock options granted under the WPG 2019 Equity Plan will expire no later than ten (10) years from the date of grant. The method of exercising a stock option granted under the WPG 2019 Equity Plan is set forth in the WPG 2019 Equity Plan, and the effect on the vesting and exercisability of incentive stock options and nonqualified stock options following certain terminations of employment will be set forth in the applicable award agreement or other document approved by the Compensation Committee. Stock options are nontransferable except by will or by the laws of descent and distribution or, in the case of non-qualified stock options, as otherwise expressly permitted by the Compensation Committee. The granting of a stock option will not accord the recipient the rights of a Common Shareholder, and such rights accrue only after the exercise of a stock option and the registration of Common Shares in the recipient’s name.

Stock Appreciation Rights.

The Compensation Committee in its discretion may grant SARs under the WPG 2019 Equity Plan. SARs may be “tandem SARs,” which are granted in conjunction with a stock option, or “free-standing SARs,” which are not granted in conjunction with a stock option. A SAR will entitle the holder to receive from WPG upon exercise an amount equal to the excess, if any, of the aggregate fair market value of a specified number of Common Shares to which such SAR pertains over the aggregate exercise price for the underlying shares. The exercise price of a free-standing SAR shall not be less than 100 percent of the fair market value of a Common Share on the date of grant.

A tandem SAR may be granted at the grant date of the related stock option. A tandem SAR will be exercisable only at such time or times and to the extent that the related stock option is exercisable and will have the same exercise price as the related stock option. A tandem SAR will terminate or be forfeited upon the exercise or forfeiture of the related stock option, and the related stock option will terminate or be forfeited upon the exercise or forfeiture of the tandem SAR.

Each SAR will be evidenced by an award agreement that specifies the base price, the number of shares to which the SAR pertains and such additional limitations, terms and conditions as the Compensation Committee may determine. Payment of the amount to which the participant exercising SARs is entitled may be made by delivering Common Shares, cash or a combination of Common Shares and cash as set forth in the award agreement relating to the SARs. The method of exercising a SAR granted under the WPG 2019 Equity Plan is set forth in the WPG 2019 Equity Plan, and the effect on vesting and exercisability of SARs following certain terminations of employment will be set forth in the applicable award agreement or other document approved by the Compensation Committee. SARs are not transferable except by will or the laws of descent and distribution or, with respect to SARs that are not granted in “tandem” with a stock option, as expressly permitted by the Compensation Committee. Each SAR will be evidenced by an award agreement that specifies the date and terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine.

Restricted Stock.

The WPG 2019 Equity Plan will provide for the award of Common Shares that will be subject to forfeiture and restrictions on transferability as set forth in the WPG 2019 Equity Plan and as may be otherwise determined by the Compensation Committee. Except for these restrictions and any others imposed by the Compensation Committee, upon the grant of restricted stock, the recipient will have rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock on such terms as will be set forth in the applicable award agreement or other document approved by the Compensation Committee. During the restriction period set by the Compensation Committee, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted stock. The vesting of restricted stock, including the vesting following certain terminations of employment, will be set forth in the applicable award agreement or other document approved by the Compensation Committee.

Restricted Stock Units.

The WPG 2019 Equity Plan will authorize the Compensation Committee to grant restricted stock units and deferred share rights. Restricted stock units and deferred share rights will not be Common Shares and do not entitle the recipients to the rights of a Common Shareholder. The restricted stock unit will either: (i) be adjusted to reflect dividend and distributions that are paid on actual Common Shares or (ii) provide for dividend equivalents without regard to the vested status of the underlying restricted stock unit. Restricted stock units granted under the WPG 2019 Equity Plan may or may not be subject to performance conditions. The recipient may not sell, transfer, pledge or otherwise encumber restricted stock units granted under the WPG 2019 Equity Plan prior to their vesting. Restricted stock units will be settled in cash or shares of Common Stock, in an amount based on the fair market value of Common Shares on the settlement date. The vesting of restricted stock units following certain terminations of employment will be set forth in the applicable award agreement or other document approved by the Compensation Committee.

LTIP Units.

The WPG 2019 Equity Plan will authorize the Compensation Committee to grant LTIP units awards which are grants of units in WPG L.P. LTIP unit awards may be subject to performance- based conditions, continuing service requirements, and/or other conditions. After an LTIP unit award becomes fully earned and vested, the LTIP units may, subject to certain conditions, be converted into O.P. Units, and thereafter may be exchanged for, as determined by the Company, Common Shares on a one-for-one basis, an equivalent amount of cash, or a combination thereof. The goals for any performance measures to which an award may be subject, and all of the terms and conditions of an award, will be determined by the Compensation Committee.

The granting of an LTIP unit award will not accord the recipient of the rights of a holder of O.P. Units until the LTIP units are converted into O.P. Units. In addition, participants rights to distributions in respect of LTIP units, if any, will be determined in accordance with the partnership agreement of WPGLP, WPG’s operating partnership, and the applicable certificate of designation for such series of LTIP unit. Each LTIP unit award will be evidenced by an award agreement or other document approved by the Compensation Committee that specifies the date and the terms of the award, and such additional limitations, terms and conditions as the Compensation Committee may determine.

Performance Units.

The WPG 2019 Equity Plan provides for the award of performance units that are valued by reference to a designated amount of cash or other property other than Common Shares. The payment of the value of a performance unit will be conditioned upon the achievement of performance goals set by the Compensation Committee in granting the performance unit and may be paid in cash, Common Shares, other property or a combination thereof. Each performance unit award will be evidenced by an award agreement or other document approved by the Compensation Committee that specifies the date and terms of the award, and such additional limitations, terms and conditions as the Compensation Committee may determine.

Other Stock-Based Awards.

The WPG 2019 Equity Plan will also provide for the award of Common Shares and other awards that are valued by reference to the Common Shares, including unrestricted stock, dividend equivalents and convertible debentures.

Change in Control.

Unless provided otherwise in the applicable award agreement, in the event of a “change in control” of WPG (as defined in the WPG 2019 Equity Plan):

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if equivalent replacement awards are not substituted for awards granted and outstanding under the WPG 2019 Equity Plan at the time of such change in control, vesting of unvested awards will accelerate. With respect to performance goals, unless otherwise agreed in connection with the change in control, at the level of achievement through the latest practicable date reasonably determinable.

●

if equivalent replacement awards are substituted for awards granted and outstanding under the WPG 2019 Equity Plan at the time of such change in control, vesting of unvested awards will not accelerate. However, such replacement awards will vest and be deemed earned in full (with respect to performance goals, unless otherwise agreed in connection with the change in control, at the level of achievement through the latest practicable date reasonably determinable upon a termination of employment by WPG other than for cause within twenty-four (24) months after such change in control (i.e., the awards “double-trigger” vest). Any stock option or SAR held by the participant as of the date of the change in control that remains outstanding as of the date of such termination of employment may thereafter be exercised until the expiration of the term of the stock option or SAR.

An award will qualify as a “replacement award” under the WPG 2019 Equity Plan if the following conditions are met in the sole discretion of the Compensation Committee: (i) it is of the same type as the award being replaced, which we refer to as the replaced award; (ii) it has a value equal to the value of the replaced award as of the date of the change in control; (iii) if the underlying replaced award was an equity-based award, it relates to publicly traded equity securities of WPG or the entity surviving WPG following the change in control; (iv) it contains terms relating to vesting (including with respect to a termination of employment) that are substantially identical to those of the replaced award; and (v) its other terms and conditions are not less favorable to the participant than the terms and conditions of the replaced award (including the provisions that would apply in the event of a subsequent change in control) as of the date of the change in control.

Amendment.

WPG may amend, alter, or discontinue the WPG 2019 Equity Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the participant with respect to a previously granted award without such participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Internal Revenue Code of 1986, as amended, supplemented and currently in effect (the “Code”), stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of WPG’s shareholders to the extent such approval is required by applicable law or the listing standards of the applicable stock exchange.

Summary of Federal Income Tax Consequences of Awards.

The following discussion is a brief summary of the principal U.S. federal income tax consequences of the WPG 2019 Equity Plan under the provisions of the Code. The Code and regulations are subject to change. This summary is not intended to be exhaustive and does not describe, among other things, state, local, or foreign income and other tax consequences. The specific tax consequences to a participant will depend upon a participant’s individual circumstances.

Nonqualified Stock Options and Stock Appreciation Rights. A participant generally will not recognize any income at the time a nonqualified stock option or stock appreciation right is granted, nor will we be entitled to a deduction at that time. When a nonqualified stock option is exercised, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the ordinary shares received as of the date of exercise over the exercise price of such shares. When a SAR is paid in ordinary shares, the fair market value of the ordinary shares received as of the date of exercise is taxed as ordinary income at the time such shares are issued. Payroll taxes are required to be withheld from the participant on the amount of ordinary income recognized by the participant. WPG generally will be entitled to a tax deduction with respect to a nonqualified stock option or SAR in the taxable year in which such ordinary income is recognized by the participant and in the same amount of such ordinary income participant so recognized. The participant’s subsequent sale of the ordinary shares generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the exercise price the participant paid for the shares plus the ordinary income the participant recognized with respect to the shares, and these capital gains will be taxable as long-term capital gains if the participant held the shares for more than one year following exercise.

Incentive Stock Options. A participant will not recognize any income at the time an incentive stock option, within the meaning of Section 422 of the Code, is granted. Nor will a participant recognize any income at the time an incentive stock option is exercised. However, the excess of the fair market value of the ordinary shares on the date of exercise over the exercise price paid will be a preference item that could create liability under the alternative minimum tax. If a participant disposes of ordinary shares acquired upon exercise of an incentive stock option after the later of two years after the date of grant of the incentive stock option or one year after the date of exercise of the incentive stock option, which we refer to as the holding period, the gain, if any, will be long-term capital gain, eligible for favorable tax rates. If the participant disposes of such ordinary shares before the end of the holding period, the participant generally will recognize ordinary income in the year of the disposition equal to the excess of the lesser of: (i) the fair market value of the ordinary shares on the date of exercise or (ii) the amount received for the ordinary shares, over the exercise price paid. The balance of the gain or loss, if any, will be short or long-term capital gain or loss, depending on whether the ordinary shares were held by the participant for more than one year prior to disposition. We are not entitled to a deduction as a result of the grant or exercise of an incentive stock option unless a participant recognizes ordinary income as a result of a disposition, in which case we generally will be entitled to a deduction in the taxable year in which such disposition occurred and in the same amount of such ordinary income as the participant so recognized.

Restricted Stock. A participant who receives a restricted stock award generally will not realize taxable income at the time of the grant, and we will not be entitled to a tax deduction at the time of the grant (assuming the shares are not transferable and that the restrictions create a “substantial risk of forfeiture” for federal income tax purposes). When the restrictions lapse, the participant will recognize income, taxable at ordinary income tax rates, in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. WPG would then be entitled to a corresponding tax deduction. If an election is not made pursuant to Section 83(b) of the Code, any dividends paid to the participant during the restriction period will be compensation income to the participant and deductible as such by WPG. The holder of a restricted stock may elect pursuant to Section 83(b) of the Code to be taxed at the time of the grant on the fair market value of the shares, which would be compensation income taxable as ordinary income, in which case: (i) WPG generally will be entitled to a deduction in the taxable year of the grant and in the same amount of such ordinary income recognized by the holder, (ii) dividends paid to the participant during the restriction period will be taxable as dividends to him or her and not deductible by WPG and (iii) there will be no further federal income tax consequences when the restrictions lapse.

Restricted Stock Units. A participant who receives a restricted stock unit award generally will not recognize taxable income at the time of grant, and we will not be entitled to a tax deduction at the time of grant. Upon settlement of the award on or after vesting, the participant will recognize income, taxable at ordinary income tax rates, in an amount equal to the value of the cash or the fair market value of the shares on the settlement date. WPG generally would then be entitled to a corresponding tax deduction.

LTIP Units. If a participant receives LTIP units that are subject to a “substantial risk of forfeiture” for federal income tax purposes, in whole or in part, if performance conditions or other vesting requirements are not met, and if the participant makes an election under Section 83(b) of the Code, the participant will not recognize income until the LTIP units have been converted into O.P. Units and are exchanged, as determined by the Company, Common Shares on a one-for-one basis, an equivalent amount of cash, or a combination thereof. A substantial portion of the participant’s income at the time of exchange will be taxed at capital gains rates, and we will not be entitled to a tax deduction when the grant is made or when the LTIP units are exchanged for Common Shares, cash or a combination thereof.

Performance Units. A participant generally will not recognize taxable income at the time of grant of performance units, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares or property delivered and the amount of cash received, and WPG generally will be entitled to a corresponding deduction.

VOTE REQUIRED

The number of affirmative votes “FOR” this proposal must exceed the number of votes cast “AGAINST” it in order for the proposal to be approved. Abstentions and broker non-votes will not affect the outcome of the vote.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR COMMON SHAREHOLDERS VOTE “FOR” PROPOSAL 3 TO APPROVE AND ADOPT THE WPG 2019 EQUITY PLAN.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Common Shareholders have the opportunity to ratify that selection in an advisory vote. One or more representatives of EY are expected to be present at the Annual Meeting and available to respond to appropriate questions and, although EY has indicated that no statement is expected to be made, an opportunity for a statement will be provided if the EY representative(s) desire to do so and so indicate to the chairperson of the Annual Meeting.

If the votes cast in favor of this proposal do not exceed the votes cast against it, the Audit Committee will take into consideration the views of the Common Shareholders and may, but will not be required to, appoint a different independent registered public accounting firm.

VOTE REQUIRED

The number of affirmative votes “FOR” this proposal must exceed the number of votes cast “AGAINST” it in order for the proposal to be approved. Abstentions and broker non-votes will not affect the outcome of the vote.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR COMMON SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF EY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

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Independent Registered Public Accounting Firm’s Fees

We have incurred fees for EY’s services as shown below. EY has advised us that it has billed or will bill us the amounts shown below for the related categories of services for the years ended December 31, 2018 and 2017, respectively:

	Year Ended December 31,
Type of Fee	2018	2017
Audit Fees[1]	$1,557,000	$1,648,066
Audit-Related Fees[2]	$522,500	$510,000
Tax Fees	—	—
All Other Fees	—	—
Total	$2,079,500	$2,158,066

(1) Audit Fees include fees for: (i) the audit of the annual financial statements and the effectiveness of internal control over financial reporting of WPG and, our operating partnership, WPG L.P., (ii) the review of financial statements included in our Quarterly Reports on Form 10‑Q, and (iii) other services provided in connection with other regulatory filings and out-of-pocket expenses.

(2) Audit‑Related Fees include fees for stand-alone audits of the annual financial statements for certain consolidated entities with mortgage debt and joint venture entities and out-of-pocket expenses.

Pre-Approval of Audit and Non-Audit Services

As provided in the Audit Committee’s Charter, the Audit Committee pre-approves all auditing services and permitted non-audit services, including the terms thereof, to be performed for us by our independent public accounting firm, subject to the de minimus exceptions for non-audit services described in the Exchange Act which are approved by the Audit Committee prior to completion of the audit. The Audit Committee may form and delegate authority to a subcommittee consisting of one or more members of the Audit Committee to grant pre-approvals of audit and permitted non-audit services. However, any pre-approval decisions made by such a subcommittee must be presented to the full Audit Committee at its next scheduled meeting.

EXCEPT WHERE OTHERWISE INSTRUCTED AND AS PERMITTED UNDER NYSE RULES, COMPLETED PROXIES THAT HAVE BEEN SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED: (1) FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD LISTED UNDER PROPOSAL 1, (2) FOR APPROVAL OF THE RESOLUTION STATED UNDER PROPOSAL 2, (3) FOR PROPOSAL 3 REGARDING THE APPROVAL AND ADOPTION OF THE WPG 2019 EQUITY PLAN, AND (4) FOR THE RATIFICATION OF THE APPOINTMENT OF EY AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

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INFORMATION ABOUT OUR DIRECTORS & EXECUTIVE OFFICERS

The following information is provided with respect to the incumbent members of the Board, each of whom have been nominated to stand for re-election to the Board, and the executive officers of the Company. In addition to the biographical information presented, also included for each director is a listing of the particular skills, qualifications, experience, or attributes that led the Board to conclude that the respective director should be nominated for re-election to the Board. The executive officers listed are elected by the Board and hold the respective offices adjacent to their names set forth below as of the Record Date. The biographical information provided has been furnished to the Company by the respective individuals listed below and is current as of the Record Date. The information on the skills, qualifications, experience, or attributes of each director nominee is current as of the date of the Meeting Notice. As of the Record Date, none of the directors or executive officers of the Company are related to one another. Set forth below is biographical and skills information of the members of our Board standing for re-election at the Annual Meeting.

J. Taggart (“Tag”) Birge became a director of the Company in May 2017. Mr. Birge has over twenty years of healthcare real estate development, leasing and sales experience. Mr. Birge currently serves as President and Principal of Cornerstone Companies, Inc. (“Cornerstone”), a healthcare real estate development, leasing, property management, consulting, and investment company, and has held this position since 2008. Prior to serving in this role with Cornerstone, Mr. Birge served from 2004 to 2006 as Senior Vice President of Healthcare at Lauth Property Group, an Indiana based commercial real estate development company. Additionally, in March 2008, Mr. Birge co-founded Birge & Held (“B&H”), a national apartment, real estate, private equity and investment firm, and has served as B&H’s Chief Executive Officer since 2008. From 1997 to 2004, Mr. Birge practiced real estate law with the law firm of Bose McKinney & Evans, LLP in its Indianapolis, Indiana office. Mr. Birge’s practice focused on representing private real estate developers with office, medical sales and development projects across the United States. Mr. Birge graduated cum laude from Indiana University with a Bachelor of Arts in Political Science and holds a Juris Doctorate from the University of Virginia. Mr. Birge has served as a member of the Board of Directors of Bowen Engineering since 2002, the Board of Directors of the Tindley School since 2015, and the Board of Directors of the Indiana Sports Corp. since 2004.

Skills and Qualifications: Mr. Birge has experience in real estate, sales and real estate development along with substantial entrepreneurial and general business skills as well as legal expertise.

Louis G. Conforti became a director of the Company on May 27, 2014 and served as our Interim Chief Executive Officer from June 20, 2016 until October 6, 2016 when he became our Chief Executive Officer. Mr. Conforti served as Principal/Executive Director of Colony Capital, Inc. as the Global Head of Strategy as well as focusing on publicly traded investing from April 2014 until June 20, 2016. Mr. Conforti was Managing Director of Balyasny Asset Management LP (“Balyasny”), an alternative investment manager firm, from December 2013 until April 2014. Prior to his service with Balyasny, Mr. Conforti was Global Head of Real Estate for UBS O’Connor, the alternative investment management division of UBS AG, a financial services firm, from October 2008 to November 2013. During that time, he also served as Senior Portfolio Manager of O’Connor Colony Property Strategies, a partnership with Colony Capital LLC. Mr. Conforti also served as Managing Director and Head of Real Estate Investments at the hedge fund firm of Stark Investments from January 2005 to October 2008.

Skills and Qualifications: Mr. Conforti has substantial real estate industry experience, with strong skills in real estate investments, executive management, corporate finance, capital markets, financial statement and accounting matters and other public company matters.

John J. Dillon III became a director of the Company on June 20, 2016. Mr. Dillon is currently serving as Managing Director at NFP Corp. (“NFP”), a broker and insurance consulting firm specializing in securing property and casualty insurance and employee benefits coverage for large corporations and institutions. Mr. Dillon has held this position since January 2017. Mr. Dillon previously served as Executive Vice President of the insurance division of City Financial Corporation (“CFC”) from March 2008 until January 2010 when CFC was restructured to become City Securities Insurance, LLC (“CSI”). Mr. Dillon also served on the CFC executive committee between March 2008 until January 2010 following CFC’s restructuring. Mr. Dillon served as President of CSI and served on its board of directors from January 2010 until January 2017 when NFP acquired CSI. Prior to joining CFC, Mr. Dillon was the Chief Deputy Mayor and Chief of Staff for the City of Indianapolis, Indiana from December 2005 to January 2008. Mr. Dillon also served as the Chairman of the Indianapolis Bond Bank from January 2000 until December 2005. Mr. Dillon has been a founding member of the Board of Directors for the Indiana Business Bank from December 2004 to until its sale in October 2016, serving on the executive committee and Chairman of the Asset/Liability Committee. Mr. Dillon is also currently a Trustee of Marian University and has held this position since 2013 serving on the Finance Committee. Mr. Dillon also serves on the Butler University School of Insurance Board and has held this position since 2012.  Previously, Mr. Dillon was a member of the board of directors of Century Realty Trust, a publicly traded REIT from 1999 until it was sold in 2006. Mr. Dillon is a graduate of DePauw University with a Bachelor of Arts in Economics.

Skills and Qualifications: Mr. Dillon has experience and expertise in the areas of real estate, risk management, insurance, finance, accounting, corporate governance, public company operations, banking, finance, politics and governmental relations, audit, compliance, charitable and philanthropic matters, real estate development, entrepreneurism, sales, media/public relations, corporate management, general management, and the retail business.

Robert J. Laikin serves as our Chairman of the Board. Mr. Laikin became a director and was appointed as Lead Independent Director of the Company in May 2014. Mr. Laikin held the Lead Independent Director role until the position was eliminated by the Board and he at that time became Chairman of the Board. Mr. Laikin is currently an Executive Advisor to the CEO and Government Relations Executive of Ingram Micro Inc., a position he has held since November 2012.

Skills and Qualifications: Mr. Laikin has an established track record of launching and building successful enterprises, with significant experience in the areas of executive leadership, corporate management, retail, real estate, business strategy and corporate finance, banking, financing, accounting, corporate management, general business and global business operations, accounting, corporate governance, public company compliance, political/governmental matters, audit/compliance, entrepreneurism, real estate development, sales, charitable/philanthropic matters, marketing, risk management/insurance, legal, investor, media and public relations, negotiation and deal structure.

John F. Levy became a director of the Company on June 20, 2016. Mr. Levy currently serves as the Chief Executive Officer and principal consultant for Board Advisory, a consulting firm established to assist public companies, or companies aspiring to be public, with corporate governance, corporate compliance, ethics, financial reporting and financial strategies. He has held this role since May 2005. Mr. Levy is a recognized corporate governance and financial reporting expert with over 30 years of progressive financial, accounting and business experience; including nine years in public accounting with three national accounting firms and having served as Chief Financial Officer of both public and private companies for over 13 years. Mr. Levy currently serves on the board of directors of two other public companies: Applied Minerals, Inc. (since January 2008), a mine owner that extracts, processes, markets halloysite clay and iron oxide for sale to a range of end markets; and Takung Art Co., Ltd. (since March 2016), operator of an electronic online platform for artists, art dealers and art investors to offer and trade in ownership units in valuable artwork. Mr. Levy also served on the board of directors of Applied Energetics, Inc., a company specializing in the development and application of high power lasers, high voltage electronics, advanced optical systems and energy management systems technologies, until January 2016; Gilman Ciocia, Inc., a former financial planning and tax preparation firm, until October 2013; and China Commercial Credit, Inc., a financial services firm operating in China, until December 2016. Mr. Levy is a frequent speaker on the roles and responsibilities of board members and audit committee members. He has authored and presented numerous courses on finance, management and governance to state accounting societies including THE 21ST CENTURY DIRECTOR: Ethical and Legal Responsibilities of Board Members. Mr. Levy is a Certified Public Accountant with several years of experience. Mr. Levy is a graduate of the Wharton School of Business at the University of Pennsylvania, and received his MBA from St. Joseph's University in Philadelphia, Pennsylvania. Mr. Levy has completed the National Association of Corporate Directors’ Board Leadership Fellow program of study.

Skills and Qualifications: Mr. Levy has general business, finance, accounting, corporate governance, public company, banking, financing, audit, compliance, entrepreneurial, and general corporate management experience.

Jacquelyn R. Soffer became a director of the Company on May 27, 2014. Ms. Soffer is a principal for Turnberry Associates, a real estate development and property management company, which she joined in 1989, where she oversees the company's retail, hospitality and office divisions including its landmark Aventura Mall, a super-regional shopping center located in South Florida. Ms. Soffer holds the positions of Co-Chairman and Chief Executive Officer of Turnberry Associates. Ms. Soffer's experience includes her instrumental role in developing Destin Commons, an open air lifestyle center in Northwest Florida. Additionally, Ms. Soffer is a member of the Dean’s Leadership Council at Harvard University Graduate School of Design, the Center of Real Estate and Finance at Cornell University, the Board of Trustees for the University of Miami (FL), and a Founding Member and incumbent member of the Board of Trustees of the Institute of Contemporary Art in Miami, Florida.

Skills and Qualifications: Ms. Soffer has extensive executive management experience in the retail, hospitality and office real estate sectors and real estate generally, with strong overall entrepreneurial skills and extensive experience and skills in the areas of real estate development and property management.

Sheryl G. von Blucher became a director of the Company on August 30, 2016. Ms. von Blucher currently serves as Chief Operations Officer of Churchill Capital Corp, an information and analytics focused company. Ms. von Blucher has held this position since August 2018. Prior to serving in her current role, Ms. von Blucher served as Co-Chief Executive Officer of DTN LLC from January 2017 to July 2018. Prior to this, Ms. von Blucher served as an Advisor to the Chairman & CEO of IHS from 2007 through December 2017. Since 2008, Ms. von Blucher has also worked in private equity portfolio management as a partner and managing director for the JMJS Group, a private equity partnership. Ms. von Blucher has over 30 years of experience in a variety of roles in the global integrated energy, technology services and software, and public and non-profit sectors. She has led strategic and portfolio planning, operations, and corporate finance and development for both domestic and international organizations. Ms. von Blucher currently serves on the Board of Directors of DTN LLC, Churchill Capital Corp, and Capital Canyon Club and Golf Development LLC as well as on the Board of Trustees for the following non-profits: Guideposts, IWF, a museum and designated U.S. National Historic Site, and United Against Human Trafficking or UAHT. Ms. von Blucher holds a bachelor’s degree from Rice University and a master’s degree from Harvard University.

Skills and Qualifications: Ms. von Blucher has experience and expertise in the areas of risk management, insurance, finance, accounting, governmental matters, charitable/philanthropic, media/public relations, environmental, audit and compliance, corporate governance as well as substantial entrepreneurial skills, public company experience and overall general business and corporate management expertise.

EXECUTIVE OFFICERS

The name, age and position(s) held by each of our current executive officers are set forth in the table below. Each person has been identified by the Board as an “executive officer” of our Company as that term is used under Item 401(b) of Regulation S-K (17 C.F.R. §229.401(b)) and defined under Exchange Act Rule 3b-7 (17 C.F.R. §240.3b-7).

Name	Age(1)	Position(s) Held(1)
Louis G. Conforti	54	Director and Chief Executive Officer
Robert P. Demchak	48	Executive Vice President, General Counsel and Corporate Secretary
Stephan G. Gerber	47	Senior Vice President, Head of Property Management
Melissa A. Indest	55	Executive Vice President, Finance and Chief Accounting Officer
Joshua P. Lindimore	45	Senior Vice President, Head of Leasing
Mark E. Yale	53	Executive Vice President and Chief Financial Officer

(1)The age and position(s) listed are all as of the Record Date.

Biographical information concerning Mr. Louis G. Conforti is set forth under the heading “Information About Our Directors and Executive Officers.” Biographical information concerning each of our other executive officers is set forth below.

Robert P. Demchak became the Company’s Executive Vice President, General Counsel and Corporate Secretary on June 16, 2016. In his current role, Mr. Demchak oversees all of WPG’s legal, compliance, and corporate governance matters. Previously, Mr. Demchak served as our Executive Vice President, Assistant General Counsel and Assistant Secretary from October 2015 until assuming his current role. Additionally, Mr. Demchak served as General Counsel and Secretary of the Company from May 2014 until October 2015. Prior to joining our company, Mr. Demchak was Senior Vice President, Capital Markets Group/Legal at Simon Property Group, Inc. (“Simon”) from January 2014 to May 28, 2014. Prior to that, Mr. Demchak was Vice President, Capital Markets Group at Simon from 2009 through 2013. In these roles, he was responsible for the acquisition and disposition of certain assets, certain corporate acquisitions and commercial litigation, as well as refinancing and restructuring of commercial mortgage loans. Mr. Demchak has a Bachelor of Arts degree from the State University of New York at Albany and a Juris Doctorate from St. John’s University School of Law.

Stephan G. Gerber has served as Senior Vice President, Head of Property Management of the Company since May 2018. Previously, Mr. Gerber was Vice President, Regional Director of Property Management, of the Company from January 2015 to May 2018. Mr. Gerber also held this position with Glimcher Realty Trust (“GRT”), which was acquired by the Company in January 2015 (the “Merger”). Prior to serving as Vice President, Regional Director of Property Management, Mr. Gerber held the position of Regional Director and Mall General Manager with GRT from March 2001 to September 2007. In his current role, Mr. Gerber manages the Company’s property management department and is responsible for all aspects of property management and center operations at all of the Company’s properties within its portfolio. Mr. Gerber is also actively involved in strategic initiatives at the property level. Mr. Gerber is currently involved in numerous philanthropic and community endeavors including Pelotonia, a grass-roots annual bike tour that funds cancer research at The Ohio State University Comprehensive Cancer Center - Arthur G. James Cancer Hospital and Solove Research Institute.

Melissa A. Indest became our Executive Vice President, Finance and Chief Accounting Officer on February 12, 2019. Ms. Indest had previously served as our Senior Vice President, Finance and Chief Accounting Officer from January 15, 2015 following the Merger until promoted to her current position. She had served as GRT’s Chief Accounting Officer and Senior Vice President, Finance since January 2014. In this capacity while at GRT and in her current role, she oversees all operations of the accounting and finance departments as well as investor relations and corporate communications. Previously, Ms. Indest served as a Senior Vice President, Finance and Accounting at GRT from June 2010 to January 2014, where she was responsible for the day-to-day operations of the accounting department, including external financial reporting, tax reporting, lease accounting, credit and investor relations. Ms. Indest serves on the Board of Directors for Lifeline of Ohio Organ Procurement, Inc. (“LOOP”), a nonprofit organization, and is a member of the Board of Directors of the Network for Life, an affiliated organization of LOOP. Ms. Indest received her Bachelor of Science degree from the University of Akron.

Joshua P. Lindimore has served as the Senior Vice President, Head of Leasing, of the Company since October 2017. Previously, Mr. Lindimore served as Senior Vice President, Leasing for the Company from January 2015 to October 2017 as well as Vice President, Leasing for GRT from November 2010 to January 2015. Before joining GRT in November 2010 as Senior Director, Leasing, Mr. Lindimore had been previously employed with GRT as a Regional Leasing Manager from 2002 to 2004. In his current role, Mr. Lindimore manages the Company’s leasing function and leads the leasing operations and strategy for the Company’s entire portfolio of regional shopping centers and community shopping centers. Mr. Lindimore holds a Bachelor of Arts degree from Ohio University. Mr. Lindimore is a member of the International Council of Shopping Centers.

Mark E. Yale became our Executive Vice President and Chief Financial Officer on January 15, 2015 following the Company’s acquisition of GRT. In this position, Mr. Yale is responsible for the Company’s financial management and reporting. Also, he oversees accounting, finance, investor relations, marketing, and information services for the Company. He had been Executive Vice President of GRT since May 2006, its Chief Financial Officer since August 2004 and its Treasurer since May 2005. In these roles, he was responsible for GRT’s financial reporting, accounting, treasury, budgeting, information technology, and investor relations functions. Mr. Yale holds a Bachelor of Science from the University of Richmond. He is a member of the board of directors for the Wexner Heritage Center.

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CORPORATE GOVERNANCE

Governance Principles

Our Board has adopted a set of Governance Principles to assist it in guiding our corporate governance practices. The Governance Principles are from time-to-time re-evaluated by the Governance and Nominating Committee in light of changing circumstances in order to continue serving our best interests and the best interests of our shareholders. Our Governance Principles are available on the Corporate Governance page of the Investor Relations section of our website at www.washingtonprime.com, or by requesting a copy in print, without charge, by contacting our Corporate Secretary at 180 East Broad Street, Columbus, Ohio 43215.

Director Independence and Independence Determinations

Our Governance Principles provide that at least a majority of our Board must be independent at all times. Independence is determined in accordance with the corporate governance requirements of the NYSE listing standards, and other applicable laws, rules and regulations regarding director independence in effect from time-to-time. The Governance and Nominating Committee annually reviews all commercial and charitable relationships between the Company and the directors and presents its findings and recommendations to the Board, which makes a final determination regarding the independence of the directors. For relationships not covered by the standards described above, the determination of whether a director is independent or not is made by the directors who satisfy those standards. Upon the recommendation of the Governance and Nominating Committee, the Board determined that the following six (6) incumbent directors satisfy the aforementioned independence standards and are independent: Mmes. Sheryl G. von Blucher and Jacquelyn R. Soffer and Messrs. John J. Dillon III, Robert J. Laikin, John F. Levy and. J. Taggart (“Tag”) Birge.

Board Leadership Structure

Our Board believes that it is in our best interests and the best interests of our shareholders for the Board to determine which director is best qualified to serve as Chairman of the Board. Accordingly, our Board does not have a policy as to whether the Chairman should be independent or an individual who is not a member of management. Instead, our Board selects the Chairman in the manner that it determines to be in the best interests of our shareholders, and the Governance and Nominating Committee evaluates and makes recommendations to our Board concerning its leadership structure, including whether the offices of the Chairman and the Chief Executive Officer should be held by the same person. For fiscal year 2018, Mr. Robert J. Laikin, an independent director and non-management member of the Board, served as Chairman of the Board.

Under the Bylaws, the duties of the Chairman of the Board are to preside over meetings of the Board and such person may also preside over shareholder meetings. Other than the Chairman of the Board, our Bylaws and Governance Principles do not provide for any other position to provide leadership over the entire Board or its independent members.

Lastly, the leadership structure of the Board also includes the various chairpersons that lead its standing committees. The Board’s standing committees have a chairperson role held by four different directors. Currently, there is no prohibition in our governance policies preventing a director from serving as chairperson for more than one committee. The chairpersons of the Audit Committee, Governance and Nominating Committee, Compensation Committee and the Sustainability Committee (the “Committees”) are currently held by independent directors as required, with respect to the Audit Committee, Governance and Nominating Committee and Compensation Committee, by the listing standards of the NYSE. Under our Governance Principles, the chairperson for each of the Committees is required to report committee actions and any recommendations to the Board after committee meetings. In addition to their reporting and committee management responsibilities, committee chairpersons, with the assistance of Company management as needed, are responsible for setting the agendas for committee meetings.

Board’s Role in Oversight of Risk Management

While risk management is primarily the responsibility of management, our Board nevertheless provides overall risk oversight with a focus on the most significant risks that we face including, but not limited to, financial risk, legal or compliance risk, audit risk, credit risk, liquidity risk, and business or operational risk. We have implemented a Company-wide enterprise risk management process to identify and assess the major risks we face and developed strategies for controlling, mitigating and monitoring risk. As part of this process, we have gathered information throughout our company to identify and prioritize these major risks. The Board has appointed its Audit Committee to assist it in its oversight responsibilities in this area. The Compensation Committee of the Board administers an annual risk assessment of the Company’s compensation programs and policies. An overview and description of its review is provided in the section of this Proxy Statement entitled “Compensation Risk Assessment.”  The Sustainability Committee assists the Company in identifying and evaluating inherent fiscal, operational, and execution risk present in the Company’s efforts to design, fund and complete projects to address sustainability initiatives involving the Company’s business and operations.

In discharging the Board’s risk oversight function, the Audit Committee receives periodic reports from the Company’s internal audit department as well as EY on potential financial and non-financial risks existing in the Company’s operations and the steps management is taking or has taken to identify and minimize such risks. One report, a financial risk assessment, is completed in connection with the Company’s annual and quarterly audit of its internal control over financial reporting and the Audit Committee also receives a report of any adverse findings in connection with the internal control audit reports of both EY and the Company’s internal audit department.  The Audit Committee Chairman shares the findings from this report on a quarterly basis with the Board. The Audit Committee also reviews a detailed list, prepared by the Company’s financial reporting and legal departments, which describes the specific risk factors affecting the Company’s business and results of operations.  This list is included in the Company’s Annual Report on Form 10-K (and any periodic updates as needed in the Company’s Form 10-Qs, prospectuses, and registration statements).  The Board, and as needed the Audit Committee, reviews the risk factors included in the Form 10-K and, on an as needed basis, any prospectuses or registration statements before they are filed with the SEC. The Audit Committee solely reviews any changes to the risk factors included in any Form 10-Q filed by the Company with the SEC.

The Audit Committee further discharges its responsibilities with respect to risk oversight by discussing the Company’s policies over risk assessment and risk management, including financial risk exposure, with certain members of the Company’s senior management team. The Audit Committee periodically discusses our identified financial and operational risks with the Company’s Chief Executive Officer and Chief Financial Officer and receives regular reports from other members of senior management with regard to our identified risks. The Audit Committee Chairman also shares the findings from these discussions with the Board.  The Audit Committee also discusses the Company’s fraud risk with management and separately with EY.  In connection with the annual update concerning the Company’s compliance with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee receives the findings of fraud testing conducted by the Company’s internal audit department in three key areas of the Company’s operations and processes – payroll, travel and entertainment expense, and specialty leasing.  The Audit Committee Chairman also shares the findings from these discussions with the Board. The identified risks and risk mitigation strategies are validated with senior management and discussed with the Audit Committee on an ongoing basis. Lastly, the Compensation Committee is responsible for overseeing the process for identifying and addressing any material risks relating to our compensation policies and practices. Specifically, the Compensation Committee oversees the design of incentive compensation arrangements of our executive officers to implement our pay-for-performance philosophy without encouraging or rewarding excessive risk taking by our employees, including our senior executive officers.

The manner in which the Board administers its risk oversight function is reflected in the leadership structure of the Board.  EY reports directly to the Audit Committee and the Vice President, Internal Audit reports directly to the Audit Committee Chairman. Under our Governance Principles, however, the Audit Committee Chairman reports to the Board on the deliberations and decisions of the Audit Committee, including the deliberations and decisions relating to the Board’s risk oversight functions.  The same is true for the Compensation Committee Chairman with respect to the Compensation Committee’s risk assessment of the Company’s compensation programs and policies. Our management will regularly conduct additional reviews of risks, as needed, or as requested by our Board or the Audit Committee.

Nominations for Director and Elections of Directors

The Governance and Nominating Committee will consider director nominees recommended by shareholders in accordance with the requirements of the Bylaws. A shareholder who wishes to recommend a director candidate should send such recommendation to our Corporate Secretary at 180 East Broad Street, Columbus, Ohio 43215, who will forward it to the Governance and Nominating Committee. Any such recommendation should include a description of the candidate’s qualifications for Board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information. A shareholder who wishes to nominate an individual as a director candidate at the annual meeting of shareholders, rather than recommend the individual to the Governance and Nominating Committee as a nominee, must comply with the requirements described above and, in addition, must comply with the advance notice requirements for shareholder nominations set forth in our Bylaws.

As discussed earlier, under the Bylaws, director nominees in a non-contested election are elected by a vote of the majority of votes cast with respect to that director. The term “majority of votes cast” is defined in the Bylaws to mean that the number of shares voted “for” a director’s election must exceed the number of shares voted “against” such director’s election. Votes cast exclude abstentions. Under our Amended and Restated Articles of Incorporation, Bylaws and Governance Principles, an incumbent director who fails to receive a “majority of votes cast” for his or her re-election in an uncontested election shall tender his or her resignation for consideration to the Board. The Governance and Nominating Committee then will promptly consider the tendered resignation and recommend to the Board whether to accept the tendered resignation or reject it, or whether other action should be taken. The Board will act on the Governance and Nominating Committee’s recommendation no later than 90 days following the date of the certification of the shareholder vote. Following the Board’s decision, the Company will promptly disclose the decision by a press release, a filing with the SEC or other broadly disseminated means of communication. Our Bylaws and Amended and Restated Articles of Incorporation provide that in a contested election – an election in which the number of nominees exceeds the number of directors to be elected, a plurality standard will apply.

Our Governance Principles provide that all candidates for election to the Board should possess high personal and professional ethics, integrity and values and be committed to representing the long-term interests of our shareholders and otherwise fulfilling the responsibilities of directors as described in our Governance Principles. Our Governance Principles further provide that our directors should not serve on more than four public company boards, including the Board, unless the Board or Governance and Nominating Committee determines that serving on more than four public company boards does not impair the ability of the director to serve as an effective member of the Board. In recommending candidates to the Board for election as directors, the Governance and Nominating Committee will consider the foregoing minimum qualifications as well as each candidate’s credentials, keeping in mind our desire, as stated in our Governance Principles, to have a Board representing diverse experiences and backgrounds, as well as expertise in or knowledge of specific areas that are relevant to our business activities.

Board and Committee Meetings and Attendance

Our business and affairs are managed under the direction of our Board. During 2018, our Board met four (4) times. Our Board conducts many of its oversight responsibilities through its committees. During 2018, the Audit Committee met four (4) times, the Compensation Committee met six (6) times, Governance and Nominating Committee met four (4) times, and the Sustainability Committee met four (4) times. Each of the incumbent members of the Board attended at least 75% of the aggregate number of meetings of the Board and the committees on which each respective director served during their period of service.

Executive Sessions of Independent Directors

The independent directors met periodically during 2018 in executive sessions without management present. During 2018, the independent directors of the Board held three (3) executive sessions. Mr. Laikin presided over these executive sessions.

Board Committees

We have the following standing Board committees: Audit Committee, Compensation Committee, Sustainability Committee, and Governance and Nominating Committee. Each of these Committees is composed entirely of independent directors. The written charters for each of the Committees are available on the Corporate Governance page of the Investor Relations section of our website at www.washingtonprime.com, or by requesting a copy, in print, without charge by contacting our Corporate Secretary at 180 East Broad Street, Columbus, Ohio 43215.

The following table sets forth the membership of the Committees as of the Record Date:

Name	Audit Committee	Compensation Committee	Sustainability Committee	Governance and Nominating Committee
J. Taggart (“Tag”) Birge		x	x
John J. Dillon III	x	Chair	x
Robert J. Laikin		x		x
John F. Levy	Chair			x
Jacquelyn R. Soffer				Chair
Sheryl G. von Blucher	x		Chair

Audit Committee

The Audit Committee assists the Board in monitoring the integrity of our financial statements, the qualifications, independence and performance of our independent registered public accounting firm, the performance of our internal audit function and our compliance with legal and regulatory requirements.

The Audit Committee has sole authority to appoint or replace our independent registered public accounting firm and pre-approves the auditing services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms thereof. The Audit Committee has authority to retain legal, accounting or other advisors.

Among other roles specified in its charter, the Audit Committee reviews and discusses the following matters with management and our independent registered public accounting firm: (i) our annual audited financial statements, (ii) our quarterly earnings releases and financial statements, (iii) significant financial reporting issues and judgments made in connection with the preparation of our financial statements, and (iv) any major issues regarding the adequacy of our internal controls. It also issues the report on its activities which appears in the section of this Proxy Statement entitled “Audit Committee Statements.”

The charter of the Audit Committee requires that each member meet the independence and experience requirements of the NYSE, the Exchange Act, and the rules and regulations of the SEC. The Board has determined that each of Messrs. Dillon, Levy and Ms. von Blucher is financially literate under NYSE rules and that Mr. Levy is qualified to serve as an “audit committee financial expert” as defined by SEC rules and served in that role for all of 2018.

Compensation Committee

The Compensation Committee is appointed to discharge the Board’s responsibilities relating to the establishment and administration of the Company’s policies, programs and procedures for the annual and long-term compensation of our senior executive officers. The Compensation Committee also administers our equity-based compensation plans and programs. Pursuant to its charter, the Compensation Committee also has the power, authority, and discretion to retain, at the Company’s expense, independent counsel and other advisors and experts as it deems necessary or appropriate to carry out its duties.

Among other roles specified in its charter, the Compensation Committee periodically reviews, and makes necessary changes to, our compensation philosophy, reviews and approves the compensation structure for our senior executive officers and other officers, makes recommendations to the Board regarding all equity-based plans and other compensation arrangements which require approval by our shareholders, and approves and authorizes the Company to enter into any employment agreements, severance arrangements, change in control agreements or provisions, or other compensation-related agreements, with our senior executive officers. It also issues a report on its activities which appears in the section of this Proxy Statement entitled “Compensation Committee Report.”

The charter of the Compensation Committee requires that each member meet the independence requirements of the NYSE and the rules and regulations of the SEC. Ms. Soffer and Messrs. Laikin and Dillon served on the Compensation Committee for all of fiscal year 2018 and each satisfied during all of 2018 the independence requirements of the NYSE for compensation committee members. Mr. Birge was appointed to the Compensation Committee, effective January 1, 2019, and also satisfies the independence requirements of the NYSE for compensation committee members.

During 2018, Frederic W. Cook & Co., Inc. (“FW Cook”) served as independent consultant to the Compensation Committee. In this role, FW Cook provided the Compensation Committee with peer executive compensation data, as well as expertise and advice on various matters brought before the Compensation Committee relating to executive compensation. FW Cook has, through written correspondence, provided the Compensation Committee affirmation of its independence for fiscal year 2018 as well as the independence of its partners, consultants, and employees as measured by the independence factors for compensation consultants under the listing standards of the NYSE. Based on a review of this information, the Compensation Committee determined that no work provided by its independent consultant raised any conflict of interest.

In making its compensation decisions, the Compensation Committee relies upon performance data, statistical information and other data regarding executive compensation programs and peer practices provided from time to time from its consultant and from the Company’s human resources department, finance department and the Company’s senior management team, including our senior executive officers. The Compensation Committee has access to individual members of management and employees and may invite them to attend any Compensation Committee meeting.

Governance and Nominating Committee

The Governance and Nominating Committee is appointed by the Board to address the broad range of issues surrounding the composition and operation of the Board, develop and recommend to the Board, the governance guidelines or principles applicable to the Company and the Board, lead the Board in its annual review of Board performance, review, consider and recommend to the Board the candidates to be nominated for election to the Board to fill new or vacant positions to serve as independent members of the Board, and periodically review and make recommendations to the Board regarding compensation for independent members of the Board. The Governance and Nominating Committee has the authority to retain legal, accounting or other advisors. The charter of the Governance and Nominating Committee requires that each member meet the independence requirements of the NYSE. Ms. Soffer and Messrs. Laikin and Levy served on the Governance and Nominating Committee during all of 2018 and satisfied the independence requirements of the NYSE.

Sustainability Committee

The Sustainability Committee is a standing committee of the Board, the purpose of which is to: (1) review, assess, monitor and evaluate the Company’s efforts to address sustainability issues inherent in the Company’s business and operations; (2) review economic incentives for applicable projects offered by local, state or federal governments; (3) make an assessment and recommend, where appropriate, to the Board if the Company should pursue and adopt such incentives; and (4) perform such additional duties as stated in its charter or required by applicable laws or regulations. The Sustainability Committee shall also assist the Board and the Company in fulfilling its responsibilities and objectives in matters related to implementing sustainable business practices and the Company’s role as a responsible corporate citizen; this includes but is not limited to, environmental performance and opportunities, community engagement and investment, and sustainable energy consumption.

Communications with the Board

Our Governance Principles include procedures by which shareholders and other interested parties may communicate with our Board, or one or more specific members thereof, by writing a letter to our Board, c/o the Corporate Secretary at 180 East Broad Street, Columbus, Ohio 43215. The Corporate Secretary will regularly forward to the addressee all letters other than mass mailings, advertisements and other materials not relevant to our business or the Board’s operations.

Attendance at Annual Shareholder Meetings by Directors

All of the members of the Board attended the 2018 Annual Meeting of Shareholders. We encourage all of the members of the Board to attend the Annual Meeting.

Policies on Business Ethics

We have adopted a Code of Business Conduct and Ethics, which we refer to as our code of conduct, which requires all business activities to be conducted in compliance with laws, regulations and ethical principles and values. All of our directors, officers and employees are required to read, understand and abide by the requirements of the code of conduct.

The code of conduct is accessible on the Corporate Governance page of the Investor Relations section of our website at www.washingtonprime.com. Any amendment to, or waiver from, a provision of the code of conduct may be granted only by an employee’s immediate supervisor and only after advance notice to, and consultation with, the General Counsel, or in those instances required by the code of conduct, the Chief Executive Officer. Waivers involving any of our executive officers or directors may be made only by the Audit Committee, and all waivers granted to executive officers and directors will be disclosed to our shareholders as required under applicable law and regulations. Our General Counsel, who is responsible for overseeing, administering, and monitoring the code of conduct, reports to the Chief Executive Officer with respect to all matters relating to the code of conduct.

Procedures for Treatment of Complaints Regarding Accounting, Internal Accounting Controls and Auditing Matters

In accordance with the Sarbanes-Oxley Act of 2002, our Audit Committee has adopted procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, and auditing matters and to allow for the confidential, anonymous submission by employees and others of concerns regarding questionable accounting or auditing matters.

Policies and Procedures for Reviewing and Approving Related Person Transactions

As contemplated by our code of conduct, the Audit Committee must review and approve or ratify all related person transactions. Under the code of conduct, a “related person transaction” is a transaction, arrangement or relationship in which the Company (including any subsidiary) was, is or will be a participant, and in which any related person had, has or will have a material direct or indirect interest. Our code of conduct defines a “related person” to be: (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, an executive officer, director, or director nominee, (ii) any person known to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and (iii) any family members of any of the foregoing persons. Pursuant to the charter of the Audit Committee, the Audit Committee in reviewing a related person transaction shall consider, among other things, whether the transaction in question is in, or not inconsistent with, the best interests of the Company and, where applicable, the terms of such transaction are at least as favorable to the Company as could be obtained from an unrelated third party. Under our code of conduct, related person transactions are prohibited unless approved or ratified by the Audit Committee.

Corporate Compliance and Ethics Program

The Board has adopted a corporate compliance and ethics program. The program is designed to prevent and detect criminal and other wrongdoing that violates the Company’s existing policies, guidelines, codes, bylaws, and procedures. The program incorporates the terms and conditions of the Company’s existing compliance policies, guidelines, codes, bylaws, and procedures where appropriate and establishes the processes and procedures by which certain personnel of the Company shall report ethics and compliance violations to the Board or a duly authorized committee of the Board. The Company’s General Counsel and its Vice President, Internal Audit have been appointed by the Audit Committee of the Board to have shared responsibility for the day-to-day administration and oversight of the program. The Vice President, Internal Audit oversees and monitors compliance with the Company’s audit, tax, accounting, financial reporting, and finance policies and procedures that are covered by the program while the Company’s General Counsel oversees and monitors compliance with the Company’s ethics, governance, operational, records retention, and legal policies and procedures that are covered by the program. On an annual basis, the Company’s General Counsel reports to the Audit Committee on the implementation and effectiveness of the program.

The Disclosure Committee

The Disclosure Committee currently consists of Ms. Janette P. Bobot, Chairperson of the Disclosure Committee and also Vice President of the Company’s internal audit department, and four (4) additional persons consisting of, as of the Record Date, Messrs. Louis G. Conforti, Mark E. Yale, Robert P. Demchak and Ms. Melissa A. Indest. The function of the Disclosure Committee is to ensure the accuracy, completeness, and timeliness of any and all material disclosures made to the Company’s shareholders, the investment community, and the SEC, that pertain to Company matters, including, but not limited to, the Company’s financial condition and results of operations. The Disclosure Committee is not a committee of the Board. The Disclosure Committee met four (4) times during the fiscal year ended December 31, 2018. The Chief Executive Officer and the Chief Financial Officer have adopted a Disclosure Committee Charter and it sets out the responsibilities, authority, and specific duties of the Disclosure Committee.

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AUDIT COMMITTEE STATEMENTS

Management has the primary responsibility for the preparation, presentation and integrity of our consolidated financial statements; accounting and financial reporting principles; maintaining effective internal control over financial reporting and issuing management’s report on internal controls over financial reporting, and procedures in accordance with applicable laws and regulations.

EY, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and expressing an opinion on whether our consolidated financial statements present fairly, in all material respects, our consolidated financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles. EY is also responsible for expressing an opinion on the effectiveness of internal controls over financial reporting.

The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2018 and discussed them with our management team and our independent registered public accounting firm.

The Audit Committee also has received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the Audit Committee, including the overall scope and plan for the audit, as well as the matters required to be discussed under applicable PCAOB standards.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm their independence. When analyzing EY's independence, we considered if the services EY provided to the Company beyond those rendered in connection with its audit of the Company's consolidated financial statements including (i) its audit of the effectiveness of internal controls over financial reporting and (ii) its reviews of the Company's quarterly unaudited consolidated financial statements, and whether such items were compatible with EY maintaining its independence. We concluded that the provision of such services by EY in the past year has not jeopardized EY's independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

February 19, 2019	Respectfully submitted, John F. Levy, Chairman John J. Dillon III Sheryl G. von Blucher

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COMPENSATION RISK ASSESSMENT

In addition to the risk oversight responsibilities of the Board and Audit Committee that were discussed earlier, the Compensation Committee conducts, in accordance with applicable SEC rules, an annual risk assessment of the Company’s compensation plans, policies, programs and practices to determine whether such plans, policies, programs and practices create risks that are reasonably likely to have a material adverse effect on the Company. The review conducted by the Compensation Committee focused on a number of aspects relating to our compensation program, but primarily on whether any compensation related risks have developed inherently or otherwise in connection with the operation of our business, modification of our compensation programs, periodic adjustments to existing compensation arrangements and plans, and if any compensation incentives have been adopted that encourage high risk behavior at the expense or detriment of long-term Company value and which are reasonably likely to create a material adverse effect. Based on this assessment, the Compensation Committee concluded that the Company’s compensation plans, policies, programs and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. As part of its assessment, the Compensation Committee evaluated the Company’s compensation plans, policies, programs and practices, including, but not limited to, the plans and policies relating to the Company’s salaried compensation, cash incentive plans, and long-term equity incentive awards, to determine their propensity to cause undue risk taking by employees, including the Company’s executive officers, relative to the level of risk associated with the Company’s business model and operations.

As of the end of 2018, our company, on a consolidated basis, had 834 employees, of which approximately 107 were part-time. Certain employees are compensated on an hourly basis and others receive salaried compensation with some eligible for additional equity compensation as well as incentive cash compensation. With regard to executive officer pay in 2018, the emphasis continues to be on improving long-term performance to enhance shareholder return and enterprise value. Furthermore, the Company incorporates a number of design features to mitigate undue risk in its compensation programs including, limits on both annual and long-term incentive plan payouts, the use of multiple performance metrics to measure individual and corporate performance, stock ownership guidelines, and equity compensation that encourages a long-term perspective on performance. The Company has clawback policies applicable to performance-based compensation as well as internal controls and financial transparency that limit the degree of financial risk that can be undertaken without scrutiny. Lastly, the Compensation Committee received during 2018 market compensation data and counsel from its external compensation consultant to consider in making compensation related decisions. The Compensation Committee completed its annual assessment shortly after the end of 2018 as part of its obligation to oversee the Company’s compensation risk assessment process and made the findings summarized above available to the full Board.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion & Analysis (“CD&A”) section of this Proxy Statement describes our executive compensation philosophy and programs, the decisions the Compensation Committee made with regard to fiscal year 2018 compensation for the named executive officers (“Named Executives” or “NEOs”), and the factors considered in making those decisions. The Named Executives for 2018 were:

Name	Title
Louis G. Conforti	Chief Executive Officer (“CEO”) and Director
Mark E. Yale	Executive Vice President and Chief Financial Officer
Robert P. Demchak	Executive Vice President, General Counsel and Corporate Secretary
Former Executives
Paul S. Ajdaharian	Former Executive Vice President, Head of Open Air Centers*
Armand Mastropietro	Former Executive Vice President, Property Management*
Gregory E. Zimmerman	Former Executive Vice President, Development*
*Mr. Ajdaharian’s employment was terminated on February 5, 2019, Mr. Mastropietro’s employment was terminated on May 7, 2018 and Mr. Zimmerman notified the Company of his resignation on the Record Date.

Unless otherwise indicated or the context otherwise suggests, all references in this CD&A to the “Named Executives” shall mean the individuals listed above on a collective basis.

Executive Summary

For 2018, the Company focused primarily on:

redevelopment of former department store locations;

ensuring liquidity to execute strategic plans;

establishing cash flow stability; and

diversifying tenant mix

2018 Business Highlights

Redevelopment and Department Store Progress

In 2018, an objective of the Company was to generate $6.5 million of net operating income (“NOI”) from redevelopment projects. The actual amount of NOI generated from redevelopment for fiscal year 2018 was $7.8 million, 20% more than the target. This was comprised of 39 projects with a yield of nearly 12%. Furthermore, at the end of 2018, the pipeline of projects was robust with 44 projects in process with high single digit yields.

Also during 2018, the Company identified twenty-nine department store locations within its core portfolio for strategic redevelopment. Generally, these locations were formerly occupied by Sears or The Bon-Ton Stores, both of which filed for bankruptcy protection during 2018. We anticipate investing between $300 million to $350 million over the next three to five year period to complete this redevelopment effort. While the short term disruption from lost rents and the related co-tenancy will impact our near term growth, it also presents the opportunity to enhance the quality of our properties by bringing new offerings to the assets.

Enhance our Strong Balance Sheet to Ensure Ample Liquidity to Execute on Our Plans

In January 2018, we closed on the recast of our restated credit facility and related term loan of over $1 billion resulting in no change in pricing and extending the term through the end of 2022. In October 2018, we completed the transition of Rushmore Mall back to its lender affiliate in exchange for a complete satisfaction of the $94 million non-recourse mortgage loan. This non-core property’s mortgage had a debt yield of less than 8% and the transition to the lender was an effective way to reduce leverage. During 2018, we sold restaurant outparcels to Four Corners for proceeds of $20 million. This was a great source of capital to fund our redevelopment needs.

We are focused on our near term debt maturities that includes our April 2020 $250 million inaugural bond issuance. We have an executed term sheet for a 10-year commercial mortgage-backed securities (CMBS) financing on our Waterford Lakes Town Center property, a tier one (“Tier One”) unencumbered asset located in Orlando, Florida, which we expect to raise approximately $180 million in proceeds. Coupled with the opportunity to generate $70 million of excess proceeds in 2019 through the mortgage refinancing of four open air (“Open Air”) assets with extremely low leverage, we are confident in our plan to address this upcoming payoff of the aforementioned bonds.

We finished 2018 with approximately $420 million of current available liquidity when considering cash on hand and capacity on our credit facility. In addition, we expect approximately $40 million of proceeds from the remaining Four Corners outparcel transactions, with the majority expected to close by the middle of 2019, giving us close to $500 million of overall liquidity. We expect a transition back to the servicer of our Towne West Square and West Ridge Mall and Plaza properties, along with the $95 million of related mortgage debt with single digit debt yields in 2019. Accordingly, when considering our available liquidity and manageable debt maturity profile over the next four years, we feel confident in our ability to fully commit to our current redevelopment pipeline.

Focus on Operational Stability

While we cannot control the disruption created by large retailer bankruptcies and liquidations, we remain focused on stabilizing our cash flows. During 2018, comparable NOI for our Tier One and Open Air assets decreased year over year by 1.8% and 1.7%, respectively. When excluding the approximate $7 million negative impact due to lost rental income and the related co-tenancy stemming from anchor bankruptcies, 2018 comparable NOI for our Tier One and Open Air assets was practically flat, down only 0.3%. Even with the heightened retailer disruption in recent years, our five year NOI growth for our Tier One and Open Air properties has grown 0.9% over that period, demonstrating the stability of our cash flows.

Our year-end 2018 operating metrics also support the stability of our portfolio with occupancy for our 41 Tier One assets increasing 90 basis points to 94.2% year over year, while our 51 Open Air properties decreased only 20 basis points to 95.6% year over year. Combined occupancy for our Tier One and Open Air properties exhibited a 50 basis point increase to 94.9%. Sales per square foot in our Tier One properties increased by six dollars to $399 as of December 31, 2018 and the occupancy cost in our Tier One properties decreased 60 basis points to 11.7%. Reconciliation of our fiscal year 2018 comparable NOI can be found in our press release, dated February 20, 2019, that was included as an exhibit to a Form 8-K filed by the Company with the SEC on February 21, 2019.

Robust Leasing Volume and Tenant Diversification Mandate

Leasing continued to be robust with volume totaling 4.2 million square feet during 2018 of which 60% of the new leasing being attributable to lifestyle tenancy which includes food, beverage, entertainment, home furnishings, fitness and professional services in accordance with the Company's tenant diversification mandate.

Company Consideration of Past Shareholder Voting Results in Determining Fiscal Year 2018 Executive Compensation

At the 2018 Annual Meeting of Shareholders (the “2018 Meeting”), we held for the third time a non-binding advisory vote on executive compensation. Over 96% of the Common Shares voted at our 2018 Meeting on the proposal relating to our executive compensation were in favor of the proposal. No material changes or modifications to structure or components of our executive compensation program or policies were made during fiscal year 2018 in response to the voting results from the 2018 Meeting for the non-binding shareholder advisory vote on our executive compensation. Despite the positive response of our shareholders to the non-binding advisory proposal on executive compensation presented at the 2018 Meeting, our Board and Compensation Committee will continue to engage with shareholders on executive compensation matters and review and examine the results of non-binding advisory shareholder votes on executive compensation that we hold in the future in light of our existing governance policies and procedures, bylaws, as well as our executive compensation programs, policies, and objectives.

Pay for Performance

The majority of the compensation opportunity during fiscal year 2018 for certain of our Named Executives is “at risk” and tied to pre-established performance goals.

*Other NEOs include Messrs. Yale, Demchak, Ajdaharian, and Zimmerman, who were employed for all of 2018. It excludes Mr. Mastropietro, whose employment terminated May 7, 2018.

Our pay-for-performance philosophy is further illustrated by comparing target total direct compensation (“TDC”) to “realizable” compensation for our CEO, after taking into account actual performance. Based on our operational and strategic performance and Mr. Conforti’s individual performance versus the goals in our annual cash bonus plan, 2018 actual bonuses (for fiscal year 2017 performance) were 90% of target. As of December 31, 2018, our outstanding performance share units (“PSUs”) are tracking below target based on our relative performance versus the payout schedule. If the performance period for our performance share units (“PSUs”) granted in early 2017 had ended on December 31, 2018, 87% of the target number of shares would have been earned because our relative total shareholder return from the grant date through December 31, 2017 was at the 55th percentile of the comparator group. If the performance period for our PSUs granted in early 2018 had ended on December 31, 2018, 65% of the target number of shares would have been earned because our relative total shareholder return from the grant date through December 31, 2017 was at the 46th percentile of the comparator group. Additionally, our stock price at the end of fiscal year 2018 was lower than the stock price on the date of grant for 2017 and 2018 equity awards, which reduced the value of both the restricted stock units (“RSUs”) and PSUs that were awarded. As a result, as of December 31, 2018, “realizable” compensation for our CEO was substantially less than target TDC in both 2017 and 2018.

*Target long-term incentive (“LTI”) value based on target number of shares times stock price on grant date; “realizable” LTI value based on 12/31/18 stock price times number of shares that would have been earned if performance period ended on December 31, 2018.

Business challenges in the retail sector have continued to impact the shareholder returns of landlords, in particular retail REITs. As previously discussed, our TSR compared to the broader retail REIT peer group used for measuring relative performance for our PSUs granted in 2017 and 2018 was near median (as of December 31, 2018, 55th percentile for the 2018 PSUs and 46th percentile for the 2017 PSUs). However, we continued to outperform our direct competitors CBL & Associates Properties, Inc. (NYSE: CBL) and Pennsylvania Real Estate Investment Trust (NYSE: PEI), which have assets most similar to ours. As shown in the following table, our TSR outperformed these direct competitors in fiscal year 2018 and during the period beginning on the date Mr. Conforti became Interim CEO to the end of fiscal year 2018.

	Annualized TSR
REIT	(1/1/2018 – 12/31/2018)	(6/20/2016 – 12/31/2018)
Washington Prime Group Inc.	-21.20%	-16.93%
CBL & Associates Properties, Inc.	-59.91%	-39.49%
Pennsylvania Real Estate Investment Trust	-45.61%	-34.98%

Changes to the 2019 Annual Incentive Cash Bonus Plan to be More Financially Result Oriented

To strengthen our commitment to pay for performance, the Compensation Committee determined that for 2019, the performance goals for a cash bonus will be weighted more in favor of the Company’s financial metrics. For 2018, 50% of the cash awards vested based on Funds From Operations (“FFO”), and 25% vested based on the achievement of each of corporate and personal goals. In 2019, 75% of the cash awards under the plan will vest based on FFO goals, and 12.5% will vest with respect to the achievement of each of the corporate and personal goals. These changes result in weighting more of the plan participants’, including certain of the Named Executives, cash bonus based on financial performance metrics of the Company rather than other performance goals.

Compensation and Corporate Governance

Our commitment to strong corporate governance can be understood by reviewing the following list of what we do and do not do:

What We Do	What We Don’t Do
Majority of executive pay is tied to performance.	We do not provide golden parachute excise tax or other tax gross-ups.
Through our stock ownership guidelines and other mechanisms, we require	We do not provide significant perquisites or supplemental executive
our senior executives and non-employee directors to acquire and maintain	retirement plans.
meaningful ownership of our stock to ensure their interests are aligned with	Our equity plans expressly forbid option repricing and exchange of
the long-term financial interests of our stockholders.	underwater options for other awards or cash, without shareholder approval.
We maintain an executive compensation clawback policy.	We prohibit executives and directors from short-selling or hedging Company
Our equity awards are subject to double-trigger vesting acceleration in	stock.
connection with a qualifying termination that occurs following a change in	We do not pay dividends or dividend equivalents on unearned performance
control.	shares or units unless and until the underlying shares or units are earned
We conduct an annual risk assessment of all of our compensation programs	and vested.
to ensure they are not likely to have a material adverse impact on the	We do not provide guaranteed performance bonuses.
Company.
The Compensation Committee engages an independent consultant that provides no other services to the Company.

Compensation Decision-Making Process

Role of the Compensation Committee. Our Compensation Committee reviews and approves the compensation, including severance compensation, for our executive officers, reviews our overall compensation structure and philosophy, and authorizes awards under our incentive plans.

Role of Management. Management provides input into the design of incentive compensation programs, to ensure these programs support the Company’s business objectives and strategic priorities. With respect to performance measures and goals, the annual operating plan initially established by management and approved by our Board, is an important factor in the Compensation Committee’s decision-making process. Additionally, our CEO works with the Compensation Committee and its independent compensation consultant to develop recommendations for pay levels for executives other than himself, based on competitive market data, internal compensation consistency between executives, past performance and future potential. Upon invitation, members of the management team attend Compensation Committee meetings, but are not present for executive sessions. The Compensation Committee makes all final decisions with respect to compensation of our Named Executives, which it then recommends to the Board for approval where appropriate.

Role of Compensation Consultant. The Compensation Committee may, in its sole discretion, retain or obtain the advice of one or more compensation consultants as it deems necessary to assist in the evaluation of executive officer compensation and is directly responsible for the appointment, compensation and oversight of the work of any such compensation consultant. In 2018, the Compensation Committee retained FW Cook as its independent advisor. As requested by the Compensation Committee, FW Cook periodically provides reviews of the various elements of our compensation programs, including evolving compensation trends and market data.

Target pay opportunities and our overall executive compensation program design and structure remained largely the same in 2018 as compared to 2017. As one of many inputs into the Compensation Committee’s decision-making process for designing the pay elements used in 2017 and continued in 2018 and approving compensation opportunities for fiscal year 2017, which were held constant in 2018, the Compensation Committee considered FW Cook’s various competitive analyses conducted in 2016 and in 2017, which only consisted of an analysis of CEO compensation. FW Cook’s competitive analysis compared our target executive compensation opportunities and the design of our annual and long-term incentive programs to comparable programs then in place at a peer group of retail REITs of similar size to us in terms of enterprise value or total capitalization. The peer group used for the competitive analysis included the following companies (the “Pay Study Peer Group”):

Acadia Realty Trust	The Macerich Company	SITE Centers Corp. (f/k/a DDR Corp.)
CBL & Associates Properties, Inc.	Pennsylvania Real Estate Investment Trust	Tanger Factory Outlet Centers
Federal Realty Investment Trust	Regency Centers Corporation	Taubman Centers, Inc.
Kimco Realty Corporation	Retail Opportunity Investments Corp.	Urban Edge Properties
Kite Realty Group Trust	Retail Properties of America, Inc.	Weingarten Realty Investors

In 2016, FW Cook observed that base salaries for our executive officers were generally in the median range, target annual cash bonuses were above the median range, and target long-term incentive values were below the median range. The resulting target TDC was generally in the median range compared to named executive officers at the companies within the Pay Study Peer Group. As a result, the Compensation Committee, starting in 2017, made certain modifications to our salary, bonus and long-term compensation elements to achieve better consistency with market practice within our industry. The Compensation Committee used the competitive market data as one of many factors in making its compensation decisions for fiscal year 2017. Other factors considered included, but were not limited to, the scope of the executive’s role and its importance to the organization, the individual’s experience, performance, and future potential, past performance, internal pay equity considerations, succession planning considerations and promotions. 2018 target TDC opportunities remained largely unchanged compared to 2017.

Objectives of Our Executive Compensation Program

Our executive compensation program is designed to achieve the following objectives:

to pay for performance based upon both our near-term and long-term financial and strategic results, the performance of our shares over time, and the executive’s leadership and contributions to our company;

to attract and retain senior executive officers who are important to the success of our company by awarding compensation that is tied to continued long-term employment;

to align the interests of executives with those of our shareholders by providing a significant portion of total compensation in the form of equity and by maintaining meaningful stock ownership requirements; and

to maintain high standards of corporate governance relating to executive compensation.

How the Compensation Elements of Our Executive Compensation Program Achieve the Objectives of Our Program

The table below indicates how each compensation element for the Named Executives is intended to achieve each of the aforementioned objectives.

Element of Compensation	Rewarding Performance	Aligning Interests	Attracting and Retaining	Comments/Summary
Base Salary	X		X

Initially set by the terms of employment agreement and may be adjusted by the Compensation Committee from time to time. Modest adjustments were made to executive salaries in 2018, but none to any Named Executives.

Annual Cash Bonus	X		X

Cash bonus awards for 2018 made pursuant to our cash incentive plan in which the actual payout is based upon corporate and individual performance that is “at risk” and tied to pre-established individual and corporate performance goals and objectives. Generally, eligibility and target award size are determined by the recipient’s employment agreement, but these terms do not guarantee or definitively set any particular payout levels.

Element of Compensation	Rewarding Performance	Aligning Interests	Attracting and Retaining	Comments/Summary
Long-Term Incentive Equity Awards	X	X	X

The 2018 annual equity awards consisted of a combination of restricted stock units (“RSUs”) and performance-based units (“PSUs”) awarded in a single grant. The size of the grant is based, in some cases, on the terms of a recipient’s employment agreement and, in other cases, on the Compensation Committee’s assessment of the recipient’s prior performance and future potential as well as the terms of the Company’s long-term incentive compensation program. In this case, the entire grant is performance-based, even the time-vesting portion. The PSUs are also tied to future performance in that recipients may earn from 0% to 150% of PSUs allocated (target number) based on WPG’s relative TSR, and under certain circumstances absolute TSR, performance over a three-year performance period that commences on the grant date. The RSUs vest in three installments on each anniversary of the grant date. The intent for all of these awards is to align the interests of recipients with value creation and share ownership.

Termination Payments and Change in Control Benefits		X	X

Severance benefits provide financial protection in the event of a termination of employment outside of the Named Executive’s control and serve as a financial bridge between employment opportunities. Change in control benefits mitigate Company risk in the event of a potential transaction that may directly impact a Named Executive’s employment. These financial protections allow executives to focus on the transaction and further align executives’ interests with those of shareholders. Mr. Mastropietro received a severance payout in 2018 pursuant to the terms of his employment agreement. Mr. Ajdaharian received a severance payout in 2019 in connection with his termination in February 2019 and Mr. Zimmerman received general compensation payments prescribed under his employment agreement following his resignation in March 2019.

Other Benefits			X

Named Executives currently employed with us are entitled to participate in our 401(k) retirement plan, medical insurance plan, disability plans and other benefits on the same basis as other salaried employees. As with other salaried employees, these benefits are provided as part of the compensation package to improve employee health and well-being and to comply with government regulations. Oversight by the Compensation Committee is also provided for this compensation element as applicable and when necessary.

Fiscal Year 2018 Compensation for the Named Executives

2018 Salary Compensation

Base salaries were initially set for each of the Named Executives under the employment agreements each has with the Company. Under these agreements, periodic adjustments to base salaries are permitted or contemplated as circumstances warrant. Historically, the Compensation Committee annually evaluates base salaries to determine whether adjustments are warranted to achieve better market comparability, to enhance internal pay equity among the Company’s senior executive personnel, recognize promotions, and to reward performance. Base salaries for the Named Executives were not modified in 2018 from 2017 levels. The fiscal year 2018 base salaries for the Named Executives are listed in the table below.

Named Executive	Base Salary
Mr. Louis G. Conforti	$900,000
Mr. Mark E. Yale	$512,500
Mr. Robert P. Demchak	$400,000
Former Executives
Mr. Paul S. Ajdaharian	$404,513
Mr. Armand Mastropietro	$259,629*
Mr. Gregory E. Zimmerman	$383,398
*Mr. Mastropietro received salary compensation in 2018 up to and including his termination date which amounted to $100,856 of his annual base salary stated above.

During fiscal year 2018, our CEO and Chief Financial Officer each had, respectively, the highest salary compensation among the Named Executives because of their management and oversight responsibilities. These differences in compensation are also reflected in our bonus, equity incentive opportunities, and change in control arrangements for the same reasons. In establishing base salaries for fiscal year 2018, the eventual amount of a Named Executive’s 2018 annual base salary was not affected or influenced by the amount of any other compensation element within our executive compensation program. However, annual paid salary or, in some instances, base salary is a variable used in the formula to determine the annual performance bonus targets for certain Named Executives and the target grant value of the annual equity awards for certain Named Executives. Annual base salary is a variable in the formula to determine parts of certain Named Executive’s particular severance or change in control payout under our executive severance arrangements. Salaries earned by the Named Executives for fiscal year 2018 are reflected in column (c) of the Summary Compensation Table and account for approximately 7% to 43% of a Named Executive’s total annual compensation reported in the Summary Compensation Table.

2018 Annual Incentive Cash Bonus Plan

The annual cash bonuses for our senior executive officers, including the eligible Named Executives, are designed to motivate the senior executive officers to achieve our company’s short-term goals and objectives. The amount of the 2018 bonus payment for our senior executive officers, including eligible Named Executives, is for performance during 2018, determined based upon the terms and conditions of the 2018 WPG Executive Bonus Plan (the “2018 Plan”) or, in certain instances, the terms of the respective Named Executive’s employment agreement relating to bonus compensation.

With respect to the bonus compensation for Mr. Ajdaharian for fiscal year 2018 performance, he received a payout despite his separation from the Company in February 2019. Mr. Ajdaharian’s employment agreement may entitle him, as part of his severance related compensation, to his accrued annual bonus for fiscal year 2018 if such bonus has not been paid as of the date of termination and subject to Compensation Committee review and consent. The following discussion regarding bonus compensation for the Named Executives under the 2018 Plan is, as applied to Mr. Ajdaharian, provided in light of the above-described contractual provisions.

Target Bonus Opportunities

As shown by the table below, each participant in the 2018 Plan has a target bonus opportunity equal to a percentage of base salary. The target bonus percentage for the Named Executives eligible for a payout from the 2018 Plan were unchanged from 2017 levels. Dollar amounts are rounded to the nearest dollar.

Named Executive	Target Bonus (% Salary*)	Target Bonus Payout Amount ($)
Mr. Conforti	150%	$1,350,000
Mr. Yale	125%	$640,625
Mr. Demchak	150%	$600,000
Former Executives
Mr. Ajdaharian	100%	$404,513
Mr. Mastropietro	N/A	N/A
Mr. Zimmerman	100%	$383,398
*Per the 2018 Plan, based on actual base earnings during 2018. All values are rounded to the nearest dollar.

Except as may be otherwise determined by the Compensation Committee pursuant to its discretionary authority under the 2018 Plan, in order for a participant to receive a bonus payment, under the 2018 Plan, the participant must be actively employed with the Company (or any affiliate) on the date the bonus payment is approved by the Compensation Committee. Mr. Mastropietro is not eligible for a bonus payout under the 2018 Plan as he was terminated in May 2018 and was not employed by the Company on the date the bonus payments for the 2018 Plan were approved by the Compensation Committee. Mr. Zimmerman remained eligible to receive a bonus payment under the 2018 Plan as his resignation was tendered after the approved bonuses were paid.

Performance Measures and Weightings

The 2018 Plan is funded if a specified threshold level of FFO per diluted Common Share, as adjusted and described in more detail below, is achieved by WPG for fiscal year 2018. If actual FFO per diluted Common Share, as adjusted, is below the threshold level, the 2018 Plan is not funded and no bonuses are paid to any 2018 Plan participants including eligible Named Executives.

Under the 2018 Plan, performance is measured in three categories with the following weightings for each 2018 Plan participant:

Measure	Weighting
FFO Per Diluted Common Share (“FFO Component”)	50% of Target Bonus Payout Amount
Strategic Objectives Component	25% of Target Bonus Payout Amount
Individual Objectives Component	25% of Target Bonus Payout Amount

Each of the components above are performance-based using goals or objectives that are set at, or near, the beginning of the performance period.

The structure of the Company’s annual bonus plan normally provides for a payout ranging from 25% of target for threshold performance to 200% of target for maximum performance. However, in 2018, the Compensation Committee reduced the maximum payout under the 2018 Plan from 200% of target to 150% of target in light of the lower FFO/Common Share goal for the year and in light of the continued challenges facing the retail REIT sector. In addition, the Compensation Committee decided that payout for the FFO/share component would be limited to 100% unless the maximum FFO/share goal was achieved. For the Company-wide Strategic Objectives, and each Named Executive’s Individual Objectives, the maximum payout was similarly reduced to 150% of target.

		2018 Structure
Performance Level	2017 Structure	FFO Component	Strategic Objectives and Individual Objective Components
Below Threshold	0%	0%	0%
Threshold	25%	25%	25%
Target	100%	100%	100%
Between Target and Maximum	Interpolated	100%	Interpolated
Maximum	200%	150%	150%

a.    FFO per Diluted Common Share

Our company is a REIT that primarily owns, leases, acquires, develops, and operates enclosed retail properties and community shopping centers. In order to maintain WPG’s REIT status, we must distribute at least 90% of our ordinary taxable income, exclusive of net capital gains, to WPG’s shareholders. We use FFO as a supplemental metric to net income to measure our operating performance. FFO is the commonly accepted and recognized measure of operating performance for REITs by the real estate industry. FFO is defined by the National Association of Real Estate Investment Trusts, or NAREIT, as net income (or loss) computed in accordance with generally accepted accounting principles, or GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items and cumulative effects of accounting changes, excluding gains and losses from the sale or disposal of previously depreciated retail operating properties, excluding gains and losses upon acquisition of controlling interests in properties, excluding impairment charges of depreciable real estate, plus the allocable portion of FFO of unconsolidated entities accounted for under the equity method of accounting based upon economic ownership interest. We believe that per share growth in FFO is an important factor in enhancing shareholder value. Therefore, a component of our executive compensation program is designed to reward achievement of our company’s fiscal year FFO goals. Although FFO is partly influenced by market forces that are beyond our control, we feel that our senior executive officers, including the Named Executives currently employed by us, have the greatest opportunity to influence performance in this area. Therefore, we base a large portion of their total cash compensation on an evaluation of WPG’s annual FFO results. FFO does not represent cash flow from our operating activities in accordance with GAAP and our FFO may not be directly comparable to similarly titled measures reported by other REITs. Moreover, FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as a measure of operating performance, as an indication of our financial performance, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. Our executive bonus plan uses FFO performance targets to determine a portion of each eligible Named Executive’s annual bonus. We calculate WPG’s reported FFO (with adjustment for non-recurring items) per Common Share for reporting purposes by dividing WPG’s FFO by the weighted average number of diluted Common Shares outstanding for the fiscal year which WPG’s per Common Share FFO is being determined. Please refer to the Management's Discussion and Analysis of Financial Condition and Results of Operations section in our 2018 Annual Report on Form 10-K for a reconciliation of FFO to net income and FFO per Common Share to net income per Common Share.

Under the terms of the 2018 Plan, the fiscal impact, whether positive or negative, of certain unanticipated or unplanned factors or events not contemplated in the Company’s fiscal year 2018 consolidated corporate budget shall be excluded from the calculation of WPG’s year-end FFO per diluted Common Share metric used to determine payout amounts for FFO performance under the 2018 Plan. Examples of factors enumerated under the 2018 Plan the impact of which may be excluded or disregarded in determining the Company’s 2018 fiscal year end FFO per diluted Common Share include: (1) non-cash asset write downs or impairments, (2) the financial impact of dispositions, acquisitions, ventures, or similar transactions, and (3) the financial impact of charges and expenditures associated with the early extinguishment of debt and the discontinuation of certain transactions or pre-development and development projects. The terms of the 2018 Plan authorize the Compensation Committee to use its discretion to reject any of the aforementioned adjustments described above in approving the final payout amount for the FFO Component of the bonus payment. The terms of the 2018 Plan also empower the Compensation Committee to use its discretion to make any other adjustments they believe are appropriate in approving the final bonus payout amount for the Company’s 2018 FFO performance.

b.    Strategic Objectives

With respect to incentive compensation for fiscal year 2018 performance, our Company’s strategic performance is rewarded through our annual cash bonus awards based upon the Compensation Committee’s assessment of the Company’s performance compared to our corporate strategic objectives (the “Strategic Objectives”). The Strategic Objectives are reviewed and approved annually by the Compensation Committee at the time the annual cash bonus plan and annual equity awards are approved, typically in the first fiscal quarter of the performance period. Performance on each objective is evaluated at the threshold, target and maximum levels with target achievement constituting expected performance, threshold achievement constituting acceptable performance that is below target performance, and maximum achievement constituting performance that exceeds expectations. The Company believes achievement of the Strategic Objectives are critical to long-term value creation and as such, are critical to aligning the interests of the Company’s senior executive officers, including the Named Executives currently employed by us, with shareholders as well as with the long-term success of our company.

c.    Individual Performance

Individual performance is evaluated and rewarded based primarily upon an assessment of the executive’s achievement of predetermined individual objectives that are linked thematically to our overall corporate goals and the Strategic Objectives for the plan year. Generally, individual objectives of the executives differ for each officer and are established prior to or near the beginning of the evaluation year in connection with the adoption of the executive bonus plan for that year.

Actual Performance for 2018

a.    Evaluation of the FFO Component

Following the Compensation Committee’s review and evaluation of our year-end FFO performance, the amount of the FFO Component of a Named Executive’s annual bonus under the 2018 Plan was determined using the following scale:

	Evaluation Levels for Per Common Share FFO Performance(1)
	Threshold	Target	Maximum	Actual
FFO Component	$1.49	$1.52	$1.56	$1.51(2)
Payout (% of Target for FFO Component)	25%	100%	150%	80%
(1) Payouts for performance between threshold and target levels is interpolated; payout for performance between target and maximum is 100% of target (no interpolation).
(2) Reported by the Company as adjusted FFO. Unadjusted FFO per diluted Common Share was reported at $1.73.

The FFO targets contained in the 2018 Plan include a range for FFO per diluted Common Share performance that the Company initially announced at the beginning of 2018 and, as necessary, adjusted throughout 2018. The targeted FFO per share for 2018 was lower than the $1.63 per share FFO for fiscal year 2017 due to a full year of dilutive impact which resulted from key strategic transactions completed during 2017. The Company completed a $750 million bond offering in August 2017, a material joint venture transaction in May 2017 and disposition of six (6) non-core assets throughout 2017. Each of these transactions provided strategic capital for redevelopment needs; however, the combined FFO dilution from the transactions to fiscal year 2018 was approximately $0.12 per share. The Company set target performance under the FFO Component of the 2018 Plan at $1.52 per diluted Common Share. For fiscal year 2018, the Company reported a per diluted Common Share FFO (unadjusted) of $1.73. For determining per Common Share FFO performance under the 2018 Plan, FFO was adjusted to exclude our $50.4 million gain on debt extinguishment, net of default interest, for the twelve months ended December 31, 2018 which resulted in FFO per diluted Common Share under the 2018 Plan of $1.51.

b.    Strategic Objectives

In determining the payout for the Strategic Objectives Component of the annual bonus, the Compensation Committee assessed the Company’s performance in achieving the following Strategic Objectives established for fiscal year 2018:

Category	Objective	Evaluation/Result
Operational	Deliver Tier One and open air comparable NOI in line with 2018 guidance range.	Not achieved.
	Continue to focus on tenant diversification and incremental leasing in lifestyle categories.	Target performance achieved; 35% of new leases and 56% of square footage leased in new deals were for lifestyle uses.
	Implement redefined property General Manager (“GM”) program with increased responsibilities relating to local leasing and sponsorship participation.	Target performance achieved; program implemented.
Financial	Initiate transfer of non-core assets.	Target performance achieved:
		●	Transferred Rushmore Mall to lender.
		●	On track to complete 3 more transfers of non-core assets to lenders in 2019.
Portfolio Construction	Achieve Tier One, Tier Two and open air net operating income allocation in line with 2018 guidance range.	Target performance achieved. Reduced Company’s financial exposure to weaker Tier 2 assets in accordance with 2018 business plan.
New Initiatives

Continue to deliver as well as continually refine from a financial and operational perspective such initiatives as Tangible®, Shelby’s Sugar Shop®, Profile, Interscope music venues, local craft brewers and other comparable attractions.

Introduce and beta test additional concepts which satisfy a void from a goods or services standpoint, improve guest experience via technological improvement or increase infrastructural operating efficacy.

Target performance achieved:
		●	investment during 2018 in initiatives was within budgeted parameters.
		●	implementation of new concepts, such as Tangible, at various properties.
Redevelopment

Deliver current redevelopment projects on time and in accordance with previously submitted return on invested capital (“RIVC”) thresholds.

Commence new redevelopment which meets RIVC thresholds and have holistic benefit of improving guest experience of specific asset (e.g., tenancy diversification via food, beverage and entertainment, etc.).

Maximum performance achieved:
		●	redevelopment contributions to net operating income exceeded target
		●	increase in number of projects in redevelopment pipeline.
		●	31 projects completed with aggregate yield in excess of 10%.
Marketing

“Pathway to profit” messaging, with marketing function serving as a resource to leasing, sponsorship and GMs. Deliver ideation, collateral material and social media in order to generate incremental revenue

Maximum performance achieved:
		●	marketing program implemented with new internal team and structure.
		●	quality of print and digital marketing collateral best in class.

The Compensation Committee evaluated the Company’s performance on the Strategic Objectives and assessed achievement at the 100% of target level. Except for Messrs. Ajdaharian and Mastropietro, this achievement percentage was applied to 25% of an eligible Named Executive’s target annual bonus in order to determine the payout for the Strategic Objectives Component.

c. Individual Objectives

Individual objectives and performance assessment for each of the bonus eligible Named Executives who participated in the 2018 Plan are as follows:

Mr. Conforti: Had six objectives covering strategic, interdisciplinary and operational matters. Target achievement on strategic objectives is supported by: (1) Company completing in 2018 the transfer of an over-levered asset to lender and on track by end of 2018 to complete three more such transfers; (2) achievement in accordance with business plan of portfolio construction to reduce Company exposure to weaker Tier 2 assets and (3) redevelopment contribution to NOI exceeded 2018 budget target. Maximum achievement on interdisciplinary objective evidenced by: (1) Company’s marketing department implementing new and more effective personnel structure, (2) sponsorship business plan implemented to address 2018 deficiencies and shortfalls in sponsorship revenue and (3) marketing collateral identified as best in class in both print, digital and social media delivery. Threshold achievement on operational objectives due to missing comparable NOI target that was primarily attributable to “big box”/anchor bankruptcies and adverse co-tenancy impact; although significant progress and growth made in the implementation of and continued investigation into new concepts to install at properties along with continued evolution of existing brands (i.e., Tangible, Shelby's Sugar Shop, Profile, etc.) as well as upgrades in new tenancies and rollout of new GM program in which the position evolved into center ambassador and revenue generator.

Mr. Yale: Five objectives focused on financial, strategic and interdisciplinary subject matter. Slightly above target achievement on financial objectives supported by significant improvement in internal financial and cost reporting for joint ventures and investment brands (i.e., Tangible, Shelby's Sugar Shop, Profile, etc.). Target achievement on strategic objectives as evidence by Company completing in 2018 the transfer of an over-levered asset to lender and in position by the end of 2018 to complete three more such transfers. Near target achievement on interdisciplinary objectives as shown by: (1) significant progress made in strategy to track center visitor traffic, although deliverable not completed by year-end and (2) development and implementation of incentive compensation program for center GMs.

Mr. Demchak: Had five objectives covering operational, interdisciplinary and strategic subject matter. Target or maximum achievement on all five objectives is supported by: (1) Company completing in 2018 the transfer of an over-levered asset to lender and in positon by end of 2018 to complete three more such transfers; (2) revised and implemented several internal policies to improve inter-departmental interaction and service between the legal, leasing, and development departments; (3) successfully structured and completed several financing, acquisition/buyout and disposition transactions that complement the Company’s investment narrative and strategy; (4) coordinated and executed appropriate investor engagement and outreach throughout the year as well as effective proxy solicitation for the Company’s 2018 annual meeting of shareholders resulting in significant shareholder support for management proposals (including that for executive compensation); and (5) implemented co-tenancy reporting process and tool to help development department become proactive in addressing co-tenancy issues that arise in redevelopment projects.

Mr. Zimmerman: Had five objectives covering financial and strategic subject matter. Target to maximum performance achieved on each objective. Evaluations supported by: (1) identification of satisfactory replacement tenants and uses for closed or to be closed anchor spaces at several of the Company’s enclosed retail centers; (2) development of actionable relationships with non-traditional users, developers and other resources that will help the Company implement non-traditional uses and tenancies at its properties; (3) identified workable solutions and/or alternatives to either replacing closed or closing anchor tenants or obtaining a lease term extension at the Company’s Morgantown Mall location; (4) substantial and significant progress on master redevelopment plan for Tier 1 Indiana lifestyle center including significant progress on municipal approval and oversight component; and (5) substantial and significant progress on re-tenanting anchor space at west coast Tier 1 shopping center with multi-purpose non-traditional use and also evaluation of further master redevelopment plan involving hotel, entertainment, restaurants and open space.

As with the Strategic Objectives Component of the annual bonus, the achievement level of each eligible Named Executive (except for Messrs. Ajdaharian and Mastropietro) on their respective individual objectives was applied to 25% of the Named Executive’s Target Bonus Payout Amount in order to determine the payout for the Individual Objectives Component.

Total Payouts to Eligible Named Executives Under the 2018 Plan

The chart below summarizes the payout amounts for each bonus-eligible Named Executive based upon the Company’s performance in FFO per diluted Common Share, the Strategic Objectives, and each person’s performance on his Individual Objectives (amounts are rounded to the nearest dollar):

Named Executive	FFO Component (80% of Target)	Strategic Objectives Component (100% of Target)	Individual Objectives Score (% of Target)	Individual Objectives Component	Total Bonus Award
Mr. Conforti	$540,000	$337,500	100%	$337,500	$1,215,000
Mr. Yale	$256,250	$160,156	100%	$160,156	$576,562
Mr. Demchak	$240,000	$150,000	100%	$150,000	$540,000
Former Executives
Mr. Ajdaharian	$161,805	N/A	N/A	N/A	$161,805
Mr. Mastropietro	N/A	N/A	N/A	N/A	N/A
Mr. Zimmerman	$153,358	$95,850	100%	$95,850	$345,058

The bonus payout award under the 2018 Plan for each of the listed Named Executives is reflected in column (e) of the Summary Compensation Table. The bonus payout awarded, generally, accounts for approximately 17% to 39% of a Named Executive’s total annual compensation that is reported in the Summary Compensation Table.

2018 Long-Term Equity Compensation

Overview

Our long-term equity compensation program is designed to: (a) to reward executives based on financial and market performance, (b) align the interests of executives and our shareholders, and (c) attract and retain qualified and experienced executives. Although we anticipate that the size and nature of our future equity compensation awards will be influenced by our compensation objectives generally; historical practices, market or peer group comparisons, and individual performance will also influence our decision-making and practices with respect to this aspect of our executive compensation program. In 2018, equity incentive compensation awards to executives and certain non-executive personnel (the “2018 Annual Awards”) consisted of three-year time-based RSU grants. Additionally, executive personnel received PSU awards as part of the 2018 Annual Awards with performance conditions measured over a three-year performance period.

2018 Annual Awards

In February 2018, the Compensation Committee approved the 2018 Annual Awards. Grant sizes were determined based upon either the terms of a recipient’s employment agreement or the terms and rules for our 2018 long-term incentive compensation awards (the “2018 Rules”) that were approved by the Compensation Committee at the time the awards were made. Under the employment agreements for Messrs. Conforti, Yale, and Demchak, the size of their 2018 equity awards was determined by dividing a target value as determined by the Compensation Committee and set forth in the 2018 Rules by $6.10 which was the closing price on the NYSE for our Common Shares on the award date. With respect to Messrs. Ajdaharian, Mastropietro and Zimmerman, the Compensation Committee also determined a target value for each executive’s award as a multiple of their earned salary for fiscal year 2017 and the number of RSUs and PSUs determined by dividing that target value by $6.10. The target values as well as RSU and PSU award sizes for the 2018 Annual Awards to the Named Executives were as listed in the table below. Award amounts were rounded to the nearest whole unit at the time of the award.

Named Executive	RSU Target Value	PSU Target Value	RSU Award	PSU Award
Mr. Conforti	$1,500,000	$1,500,000	245,902	245,902
Mr. Yale	$300,000	$300,000	49,180	49,180
Mr. Demchak	$250,000	$250,000	40,984	40,984
Former Executives
Mr. Ajdaharian	$202,257	$202,257	33,157	33,157
Mr. Mastropietro	$129,815	$129,815	21,281	21,281
Mr. Zimmerman	$191,699	$191,699	31,426	31,426

The RSU awards for the Named Executives currently employed with the Company vest in one-third tranches over three years on the annual anniversary of the February 20, 2018 award date, subject to the award recipient’s continued employment with the Company through each vesting date. Similar to the RSUs awarded in prior years, unvested RSUs awarded as part of the 2018 Annual Awards are a derivative security of our Common Shares that entitle the holder, subject to vesting and continued employment, to one Common Share for each issued, outstanding and vested RSU. During the period(s) prior to vesting, dividend equivalents are to be paid with respect to the RSUs granted. Pursuant to their employment agreements, vesting of the RSU awards granted to Messrs. Mastropietro and Ajdaharian was accelerated as of the respective termination date for each executive and the RSUs converted, on a one-to-one basis, to Common Shares. Mr. Zimmerman forfeited unvested RSUs as a result of his resignation.

With respect to the awarded PSUs, award recipients are eligible to receive actual PSUs ranging from 0% to 150% of the target number of PSUs awarded based on the achievement of the Company’s relative TSR performance compared to a pre-determined retail REIT peer group over a three-year performance period that commences on the award date. The subject peer group is set forth below:

Acadia Realty Trust	Federal Realty Investment Trust	Retail Properties of America, Inc.
Brixmor Property Group Inc.	Kimco Realty Corporation	Taubman Centers, Inc.
CBL & Associates Properties, Inc.	Kite Realty Group Trust	Weingarten Realty Investors
Site Centers Corp. (f/k/a/ DDR Corp.) Regency Centers Corporation	Pennsylvania Real Estate Investment Trust

During the three-year performance period, dividend equivalents will accrue and be deemed reinvested in additional PSUs and will be paid with respect to the number of PSUs that actually vest at the end of the applicable performance period. The TSR performance schedule for the PSUs awarded as part of the 2018 Annual Awards is as follows:

WPG 3-YR. TSR (Percentile Rank to Peer Group)*	Amount of PSUs Earned (as percentage of PSUs Awarded)*
<30th percentile	0%
30th percentile	25%
40th percentile	50%
50th percentile	75%
60th percentile	100%
70th percentile	125%
80th percentile	150%
*Payout for TSR results between stated values are mathematically interpolated.

Payouts for PSUs are limited to 100% of target PSUs awarded if absolute TSR is negative. The values relating to our equity awards, which are reported in column (d) of the Summary Compensation Table for each Named Executive, represent the aggregate grant date fair value computed in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”) for each Named Executive’s respective award(s) during the listed year. Generally, with respect to the fiscal year 2018, the aggregate grant date fair value of the 2018 Annual Awards account for approximately 16% to 56% of a Named Executive’s total annual compensation that is reported in the Summary Compensation Table.

Vesting Activity for Other Outstanding Performance-Based Equity Awards

Certain Named Executives received a grant of performance-based long term incentive plan units (“LTIP Units”) in 2015 as part of inducement awards in connection with the consummation of the Merger in 2015. The performance criteria for each set of awards, and possible payout, was based on absolute and relative TSR performance of the Common Shares versus the MSCI US REIT Index (NYSE: RMZ) divided over three distinct performance periods that each concluded on December 31st for each set of awards made. Up to one-third of the maximum number of LTIP Units can could be earned during each performance period. Unearned LTIP Units are forfeited at the conclusion of the respective performance period. No LTIP Units vested and no subsequent payouts occurred for the performance period that concluded on December 31, 2018 (“2018 Performance Period”), which was the last of the three performance periods. The table below shows, for each Named Executive that received the above-described performance-based LTIP Units, the year of the grant, the LTIP Units that were forfeited after the end of the 2018 Performance Period and the number of LTIP Units remaining for the particular award.

Named Executive	Year Allocated	LTIP Units Subject to Possible Vesting During 2018 Performance Period	Remaining Performance-Based LTIP Units
Mr. Yale	2015	17,110	0
Mr. Mastropietro	2015	5,703	0

Messrs. Conforti, Demchak, Ajdaharian, and Zimmerman did not receive performance-based LTIP Unit inducement awards or any other comparable award in 2015. Despite Mr. Mastropietro’s separation in May 2018, the terms of his employment agreement addressing severance-related compensation permit outstanding performance based awards such as the LTIP Units to vest (or not) following such termination based on actual performance over the applicable performance period without regard to any applicable service vesting condition. In this case, however, none of Mr. Mastropietro’s LTIP Units were earned based on actual performance.

During some or all 2018, each of the Named Executives held PSUs awarded as part of the Company’s annual equity awards granted in February 2017 (the “2017 Annual Awards”). The PSUs awarded as part of the 2017 Annual Awards have similar terms and conditions as the PSUs that comprise a part of the 2018 Annual Awards as well as TSR performance goals that are identical to those for the 2018 Annual Awards as shown in the chart in the preceding section. The three year performance period for the 2017 Annual Awards is February 21, 2017 to February 21, 2020. The PSU awards from the 2017 Annual Awards and 2018 Annual Awards for Messrs. Ajdaharian, Mastropietro and Zimmerman were forfeited in connection with their separation and terms of each executive’s employment agreements based on actual performance over the applicable performance period. The outstanding PSU awards from the 2017 Annual Awards for the remaining Named Executives are as follows: (a) Mr. Conforti: 156,576, (b) Mr. Yale: 31,315 and (c) Mr. Demchak: 26,096.

Executive Employment Agreements

In addition to our formal compensation and benefit plans which are an important component of our executive compensation program, the primary elements of our program for fiscal year 2018 – salary, equity compensation, bonus/incentive compensation, and severance/change in control arrangements – are governed by the employment agreements we had with the Named Executives during 2018. The employment arrangements for each of the Named Executives were entered into at different times and under different circumstances.

Employment Agreement for Mr. Louis G. Conforti

Under Mr. Conforti’s current employment agreement, Mr. Conforti serves as our CEO for a term ending on December 31, 2019 (the “Employment Period”) unless the Employment Period is earlier terminated. Provided there is not an early termination of the agreement, on December 31, 2019 and each annual anniversary of such date thereafter (such date and each annual anniversary thereof, a “Renewal Date”), the Employment Period automatically extends so as to terminate one year from such Renewal Date unless, at least 120 days prior to the Renewal Date, either party to the agreement gives written notice that the Employment Period will not be extended. The agreement sets forth Mr. Conforti’s base salary compensation, the conditions for his equity compensation, severance compensation and other related benefits. The agreement sets Mr. Conforti’s annual base salary at Nine Hundred Thousand Dollars ($900,000) subject to review by the Compensation Committee for adjustment at least annually (“Conforti Base Salary”). Additionally, the agreement provides that Mr. Conforti shall be eligible for an annual cash bonus pursuant to the terms of the Company’s annual cash incentive plan as in effect from time to time. Under the agreement, Mr. Conforti’s target annual bonus shall be 150% of the Conforti Base Salary (“Bonus Target”) with the actual bonus payment ranging from 0% to up to 200% of the Bonus Target based upon the level of achievement of performance goals established under the respective bonus plan at the discretion of the Compensation Committee. These terms in the Conforti agreement related to the performance bonus are satisfied by the terms, conditions and operation of the 2018 Plan. With respect to equity compensation awarded to Mr. Conforti in 2018, Mr. Conforti is eligible to receive RSUs, PSUs or other equity-based long term incentives as deemed appropriate by the Compensation Committee taking into account competitive market compensation opportunities, Mr. Conforti’s performance and other factors the Compensation Committee deems appropriate. The terms of Mr. Conforti’s employment agreement that address severance and change in control compensation require that, if during the Employment Period (including any renewals thereof): (a) the Company terminates Mr. Conforti’s employment for cause (as defined in the agreement), for any reason other than cause, or as a result of Mr. Conforti’s death or disability (as defined in the agreement); or (b) Mr. Conforti terminates his employment for good reason (as defined in the agreement) or without good reason, then the Company shall, as appropriate and applicable under the agreement, pay to Mr. Conforti (or his estate) certain cash payments and provide other specified benefits. Lastly, in the event of a change in control (as defined in the agreement) of the Company, the agreement permits the accelerated vesting of certain equity awards held by or earned by Mr. Conforti subject to the satisfaction of certain conditions and, in the event that Mr. Conforti’s employment is terminated upon or within two years following a change in control, then the Company shall pay and provide to Mr. Conforti, as applicable, certain cash payments and specified benefits. The details of Mr. Conforti’s severance and change in control compensation under the agreement is explained more fully in the section of this Proxy Statement entitled “Potential Payments upon Termination or Change in Control.”

Employment Agreements for Messrs. Mark E. Yale and Robert P. Demchak

The amended and restated employment agreements for Messrs. Yale and Demchak describe the annual base salary, cash incentive, equity, severance, and change in control compensation for each. Generally, the agreements are comparable in terms of structure and scope with the principal differences being the specific terms for the aforementioned elements of compensation for each executive. Under Mr. Yale’s employment agreement (the “Yale Agreement”), he is to serve as the Executive Vice President and Chief Financial Officer of the Company for a term ending on December 31, 2019 (the “Yale Employment Period”) unless the Yale Employment Period is earlier terminated. Similarly, Mr. Demchak’s employment agreement provides an initial term of employment for him to serve as Executive Vice President, General Counsel and Corporate Secretary of the Company until December 31, 2019 unless such term is earlier terminated. The renewal of the employment terms under the Yale Agreement and Mr. Demchak’s agreement operate like the renewal provisions of Mr. Conforti’s agreement.

Like Mr. Conforti’s employment agreement, the annual base salaries for Messrs. Yale and Demchak are initially set and then each is subject to review by the Compensation Committee for adjustment at least annually. Each executive is eligible for an annual cash bonus in 2018, and each year thereafter, during the employment period pursuant to the terms of the Company’s annual incentive plan as in effect from time to time. Mr. Yale’s target annual bonus shall be 125% of his base salary and Mr. Demchak’s target annual bonus shall be 150% of his base salary. The actual bonus payment in the case of each executive may range from 0% to up to 200% of the target bonus based upon the level of achievement of performance goals established under the cash incentive plan in place and, under certain circumstances, subject to the discretion of the Compensation Committee. Similar to Mr. Conforti’s arrangement, the terms of the Yale Agreement and Mr. Demchak’s agreement regarding bonus compensation are satisfied by the terms, conditions and operation of the 2018 Plan.

With respect to equity compensation, under the Yale Agreement and Mr. Demchak’s agreement, both executives, respectively, are eligible to receive RSUs, PSUs or other equity-based long term incentives as deemed appropriate by the Compensation Committee taking into account competitive market compensation opportunities, individual performance and other factors the Compensation Committee deems appropriate. With respect to severance and change in control compensation, the terms of the Yale Agreement and the agreement for Mr. Demchak are comparable to the terms of Mr. Conforti’s agreement and are more fully discussed in the section of this Proxy Statement entitled “Potential Payments upon Termination or Change in Control.”

Employment Arrangements for Messrs. Gregory E. Zimmerman, Armand Mastropietro and Paul S. Ajdaharian

At the beginning of fiscal year 2018 Messrs. Zimmerman, Mastropietro and Ajdaharian were parties to new employment agreements with the Company that were executed in late 2017. The provisions and structure of each of these agreements are similar in structure and scope to agreements for Messrs. Yale and Demchak with respect to term, annual base salary, equity, cash incentive, and severance and change in the control compensation. Additionally, the agreements for Messrs. Ajdaharian, Mastropietro and Zimmerman governed the severance payments, related compensation and other benefits each received in connection with their respective separation from the Company. The severance compensation Mr. Mastropietro received following his separation is summarized below and set forth in column (f) of the Summary Compensation Table as it was paid during 2018. Additionally under the section of this Proxy Statement entitled “Potential Payments upon Termination or Change in Control,” further explanation, analysis and discussion is provided for the severance payments, related compensation and other benefits provided following the termination of both Messrs. Ajdaharian and Mastropietro as well as the resignation of Mr. Zimmerman.

At the time of Mr. Mastropietro’s not for cause separation, his employment agreement entitled him to a severance payment equal to two times the sum of his 2018 annual base salary and target bonus under the 2018 Plan (the “Severance Payment”). Additionally, per the terms of his employment agreement, Mr. Mastropietro received: (i) accrued salary compensation through the date of his termination, (ii) accrued vacation pay through the date of termination (the “Additional Payment”) and (iii) reimbursement of business expenses incurred by Mr. Mastropietro as of the date of his termination. Also, per the terms of Mr. Mastropietro’s employment agreement, the vesting of all outstanding time-based equity awards held by Mr. Mastropietro at the time of his termination were accelerated and the performance based equity awards were forfeited. Lastly, a payment (through six installments over a six month period starting June 2018) was made by the Company, on behalf of and for the benefit of Mr. Mastropietro, equal to the monthly amount of Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) continuation coverage premium for eighteen (18) months following the date of Mr. Mastropietro’s separation (the “Premium”). In total, following the Company’s receipt of the appropriate release from Mr. Mastropietro, expiration of the applicable revocation period, and exclusive of the pro rata bonus payment under the 2018 Plan, Mr. Mastropietro received $1,080,556 in connection with his separation of which $1,038,516 constituted the Severance Payment, $4,026 comprised the Additional Payment, and the remaining $38,014 represented the Premium.

Other Benefits

Our senior executive officers are entitled to participate in our retirement plan, group medical insurance plan, short-term and long-term disability plan and other benefits on the same basis as other salaried employees.  Our tax-qualified retirement plan, or 401(k) plan, is called the Washington Prime Group Retirement Savings Plan (the “WPG Savings Plan”). The WPG Savings Plan currently has a feature that permits the Company to partially match employee contributions, including contributions made by executive officers including certain Named Executives (the “Match Feature”). During 2018, under the Match Feature, the Company matched 100% of the first 3% of salary deferrals that an employee contributed to the WPG Savings Plan and 50% of the next 2% of salary deferrals that an employee contributed to the WPG Savings Plan. Compensation related to the Match Feature for the Named Executives is included in the amounts reported in column (f) of the Summary Compensation Table.  During 2018, for Named Executives who were participants in the WPG Savings Plan, we provided matching contributions via the Match Feature of up to $11,000 per person. Additionally, during 2018, WPG paid life insurance premiums for life insurance for the benefit of the Named Executives ranging from $630 to $1,806. Moreover, Mr. Yale, per the terms of the Yale Agreement and as included in column (f) for Mr. Yale, received $15,000 from the Company during fiscal year 2018 as reimbursement for premiums paid by him during 2018 for disability and life insurance policies covering him.

Compensation Policies and Practices

Common Share Ownership Guidelines

Our Board has established Common Share ownership guidelines (the “Guidelines”) for certain executive officers and all non-management Board members to encourage higher levels of Common Share ownership and further align director and management interests with those of our shareholders as well as mitigate any unnecessary risk-taking in trading in our securities by persons covered by the Guidelines.

Under the Guidelines, Common Shares acquired by the Company’s senior executive officers subject to the Guidelines through purchase, gift, exchange or other means are counted toward the ownership requirement level in addition to Common Shares received through grants, awards or payments from the Company. Also, earned PSUs, vested and unvested time-based RSUs, LTIP Units, or Common Shares may count toward a senior executive officer and Board member’s ownership requirement level under the Guidelines. Stock options, any SARs, unearned LTIP Units, unearned PSUs, Common Shares issuable to a subject executive officer or director upon exchange or redemption of direct or indirectly owned O.P. Units, or other securities of the Company do not count toward satisfying the ownership requirements under the Guidelines. Company executives covered by the Guidelines are prohibited from selling Common Shares received by such person in connection with the exercise of any Company stock option until such person is in compliance with his or her ownership requirement. Notwithstanding the aforementioned prohibition, executives may immediately sell Company stock acquired by exercising stock options for the limited purposes of paying the exercise price of the stock option and any applicable tax liability. Furthermore, under the Guidelines, unless an executive officer has satisfied his or her ownership requirement, he or she must retain 50% of his or her vested LTIP Units, RSUs, PSUs or other securities received as part of our long-term incentive compensation program or, with respect to non-employee directors, the annual equity retainer (after tax).

The ownership requirements established by the Guidelines are as follows:

Position	Ownership Guideline Common Shares with a Market Value as a Multiple of Base Salary/Cash Retainer
CEO	6x Base Salary
Chief Financial Officer and Chief Operating Officer	3x Base Salary
Other Executive Officers	2x Base Salary
Non-Employee Directors	5x Cash Portion of Annual Retainer

Under the Guidelines, a senior executive officer’s base salary shall be the actual paid annual salary received by the senior executive officer from the Company (or any applicable affiliated company or subsidiary) annualized for the Company’s fiscal year in which any compliance measuring occurs. For purposes of measuring compliance with the Guidelines, the applicable per share market value of the Common Shares shall be determined by using the average closing price of the Common Shares on the NYSE (or such other exchange that the Common Shares are principally traded on at the time compliance is measured) for the fiscal year immediately preceding the year in which compliance with the Guidelines is measured.

Clawback Provisions

We have an executive compensation clawback policy (the “Officer Policy”) that applies to Company associates that are designated by our Board as executive officers (other than our CEO and Chief Financial Officer) and a specific policy applicable to our CEO and Chief Financial Officer (“CFO”) (the “CEO-CFO Policy”). Under the Officer Policy, except as may otherwise be provided in any applicable employment, award or other Board or Compensation Committee approved agreement, a subject officer who the Compensation Committee determines engaged in fraud or intentionally illegal conduct that materially contributed to the need for a restatement of the Company’s financial statements may be compelled by the Compensation Committee to return all bonuses and other incentive and equity compensation awarded to the executive officer, the amount, payment and/or vesting of which was calculated based wholly or partly on the application of objective and financial performance criteria measured during any part of the period covered by the restatement. Pursuant to the Officer Policy, to the extent that the performance-based compensation paid or awarded to such executive officer is greater than it would have been had it been calculated based upon the restated financial results, then the Compensation Committee may seek to recover from the executive officer the after-tax portion of the difference. The Officer Policy empowers the Compensation Committee to use its discretion in determining the applicability of the Officer Policy to a particular situation and evaluate each situation based on its individual facts and circumstances. Under the Officer Policy, the Compensation Committee shall not seek recovery of such excess compensation if it determines that to do so would: (a) violate applicable law; (b) adversely impact the interests of the Company in any related proceeding or investigation; (c) incur costs in excess of the recoverable excess compensation; or (d) be unreasonable relative to the executive officer’s accountability for the error that resulted in the restatement. In the event the Company is entitled to, and seeks, recoupment under the Officer Policy, the executive officer shall, no later than sixty (60) days following the recoupment request, reimburse the amounts which the Company is entitled to recoup. If the executive officer fails to pay such reimbursement and to the extent permitted by applicable law, the Company shall have the right to: (a) deduct the amount to be reimbursed from the compensation or other payments due to the executive officer from the Company or (b) take any other appropriate action to recoup such payments; provided that any offsets against amounts under nonqualified deferred compensation plans (as defined in Section 409A of the Code) shall be made in compliance with Section 409A.

The CEO-CFO Policy applies in the event of a restatement of the Company’s consolidated financial statements. In addition, other terms of the CEO-CFO Policy are substantially similar to the Officer Policy except: (a) there is no requirement that either the CEO or CFO be found by the Board, Compensation Committee or any other Board committee to have committed any malfeasance or other conduct that materially contributed to the need for a restatement of the Company’s financial statements before recoupment of incentive compensation is requested following a restatement and (b) the Company is permitted under the CEO-CFO Policy to seek recoupment of incentive compensation following a Company restatement at any time the CEO or CFO is employed by the Company and for three years thereafter (unless a longer period is permitted under the Dodd-Frank Wall Street Reform and Consumer Protection Act).

Anti-Pledging and Hedging Policies

We have adopted an anti-pledging policy pursuant to which directors and executive officers are prohibited from pledging shares. Additionally, our policies regarding trading in our securities by senior executive officers and Board members prohibit such persons from short selling or hedging their ownership of the Common Shares, including trading in publicly-traded options, puts, calls or other derivative instruments related to the Common Shares, our preferred shares, or debt securities. Also, our senior executive officers and members of the Board shall notify the General Counsel before establishing a standing or limit order to buy or sell our securities. If the General Counsel consents to the senior executive officer or Board member’s establishment of a standing or limit order then such person shall provide the details of the order to the General Counsel as well as any future changes or modifications to such order.

Independent Compensation Advisor

During fiscal year 2018, FW Cook was engaged by the Compensation Committee to serve as its independent compensation consultant. FW Cook provided advice and market data to assist the Compensation Committee in determining target executive pay opportunities for 2018, as well as the design and structure of the annual and long-term incentive programs. The Compensation Committee has the sole authority under its charter to retain and terminate its compensation consultant and approve fees and other engagement terms. FW Cook did not provide during fiscal year 2018 any additional consulting services to the Company or any of its affiliates that were unrelated to its service as the Compensation Committee’s consultant.

Tax Treatment of Executive Compensation

Substantially all of the services rendered by our Named Executives during 2018 are performed on behalf of WPGLP. Section 162(m) of the Code disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million paid in any taxable year to the CEO, CFO, and the three other most highly compensated officers (including the former executives). The Internal Revenue Service (“IRS”) has issued a series of private letter rulings which indicate that compensation paid by an operating partnership to named executive officers of a REIT that serves as its general partner is not subject to limitation under Section 162(m) of the Code to the extent such compensation is attributable to services rendered to the operating partnership. Although we have not obtained a ruling on this issue, our management believes the positions taken in the rulings would apply to our operating partnership subsidiary as well. If we later determine that compensation paid by WPGLP to the Named Executives is subject to Section 162(m) of the Code, then this could result in an increase to our income subject to federal income tax and could require us to increase distributions to our shareholders in order to maintain our qualification as a REIT.

Section 409A of the Code imposes taxes and interest on compensation deferred under nonqualified deferred compensation plans unless the plan and any compensation paid under the plan qualifies for certain exemptions or exceptions from the applicability of Section 409A. At this time, we believe that the plan-based compensation of the Named Executives (including the former executives) inclusive of potential compensation payable from the 2014 Plan, our cash incentive bonus plans, including, but not limited to, the 2018 Plan, and the severance arrangements under various executive employment agreements are either within an exception or exemption from the applicability of Section 409A and is not intended to be deferred compensation or, alternatively, the applicable plan or agreement complies with Section 409A. The Compensation Committee will continue to monitor the implications of Section 409A on our current executive compensation plans as well as future arrangements provided by the Company.

SUMMARY COMPENSATION TABLE & OTHER SUPPORTING TABLES

The following tables and accompanying footnotes set forth certain information with respect to the cash and other compensation paid or accrued by the Company for the Named Executives for fiscal years ended December 31, 2018 and, as applicable, December 31, 2017 and December 31, 2016. All values stated are rounded to the nearest dollar.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards(1) ($) (d)	Non-Equity Incentive Plan Compensation(2) ($) (e)	All Other Compensation ($) (f)	Total(8) ($) (g)
Louis G. Conforti Chief Executive Officer & Director	2018 2017 2016	$900,000 $900,000 $1,825,000	$2,700,000 $2,708,765 $3,420,000	$1,215,000 $1,325,010 N/A	$11,966(3) $11,766 $1,071,993	$4,826,966 $4,945,541 $6,316,993
Mark E. Yale Executive Vice President and Chief Financial Officer	2018 2017 2016	$512,500 $512,500 $509,135	$540,000 $541,750 $352,211	$576,562 $680,664 $654,238	$26,966(4) $26,766 $11,366	$1,656,028 $1,761,680 $1,526,950
Robert P. Demchak Executive Vice President, General Counsel and Corporate Secretary	2018 2017 2016	$400,000 $399,039 $339,231	$450,000 $451,461 $740,827	$540,000 $748,197 $585,282	$11,630(5) $11,430 $11,462	$1,401,630 $1,610,127 $1,676,802
Former Executives(9)
Paul S. Ajdaharian Former Executive Vice President, Head of Open Air Centers	2018 2017	$404,513 $373,346	$364.062 $321,797	$161,805 $443,348	$11,966(3) $11,919	$942,346 $1,150,410
Armand Mastropietro Former Executive Vice President, Property Management	2018	$100,856	$233,666	$0	$1,091,436(6)	$1,425,958
Gregory E. Zimmerman Former Executive Vice President, Development	2018 2017	$383,398 $352,396	$345,058 $303,407	$345,058 $374,421	$12,806(7) $12,606	$1,086,320 $1,042,830
(1)

With respect to fiscal year 2018, the values represented for each Named Executive are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the 2018 Annual Awards. The grant date fair values for the 2018 Annual Awards are based on the probable outcome of the performance conditions of the PSUs on the grant date (maximum achievement) for financial statement reporting purposes under FASB ASC Topic 718 and consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated or actual forfeitures. The assumptions used in determining the listed valuations are provided in Part IV of the Company’s Form 10-K for the fiscal year ended December 31, 2018 (the “Form 10-K”), in Item 15 entitled “Exhibits and Financial Statement Schedules” in note 9 of the notes to consolidated financial statements.

(2)	The listed amounts for fiscal year 2018 represent cash bonus awards received by the respective Named Executive pursuant to the terms of the 2018 Plan.

(3)

The listed amount represents the following: (a) $966 in life insurance premiums paid by WPG and (b) $11,000 in matching contributions made or credited by WPG for fiscal year 2018 under the WPG Savings Plan.

(4)

The listed amount represents the following: (a) $966 in life insurance premiums paid by WPG, (b) $15,000 from the Company to Mr. Yale during fiscal year 2018 as reimbursement, per the terms of the Yale Agreement, for premiums paid by Mr. Yale during 2018 for disability and life insurance covering him and (c) $11,000 in matching contributions made or credited by WPG for fiscal year 2018 under the WPG Savings Plan.

(5)

The listed amount represents the following: (a) $630 in life insurance premiums paid by WPG and (b) $11,000 in matching contributions made or credited by WPG for fiscal year 2018 under the WPG Savings Plan.

(6)

The listed amount represents the following: (a) the Severance Payment equal to $1,038,516, (b) the Additional Payment of $4,026, (c) $764 in life insurance premiums paid by WPG, (d) $10,116 in matching contributions made or credited by WPG for fiscal year 2018 under the WPG Savings Plan and (e) $38,014 representing the Premium.

(7)

The listed amount represents the following: (a) $1,806 in life insurance premiums paid by WPG and (b) $11,000 in matching contributions made or credited by WPG for fiscal year 2018 under the WPG Savings Plan.

(8)	For each respective Named Executive, the amount listed represents the aggregate total of the amounts, if any, listed in columns (c) through (f).

(9)

Mr. Ajdaharian’s employment was terminated on February 5, 2019, Mr. Mastropietro’s employment was terminated on May 7, 2018 and Mr. Zimmerman notified the Company of his resignation on the Record Date.

GRANTS OF PLAN-BASED AWARDS

FOR 2018

The following table and accompanying footnotes set forth certain information concerning grants and allocations of cash and non-cash awards made to each of the Named Executives under the Company’s equity and non-equity incentive compensation plans during the fiscal year ended December 31, 2018. All monetary values are rounded to the nearest dollar and all share or unit amounts are rounded to the nearest whole share or unit. None of the Named Executives has transferred any of the awards that he received during the fiscal year ended December 31, 2018.

Name	Grant Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of	Grant Date Fair Value of Stock and Option
(a)	(b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	Shares of Stock or Units(4) (#) (i)	Awards(5) (j)
Mr. Conforti	2/20/18 2/20/18 2/20/18	$337,500	$1,350,000	$2,025,000	61,475	245,902	368,853	245,902	PSUs: $1,200,000 RSUs: $1,500,000
Mr. Yale	2/20/18 2/20/18 2/20/18	$160,156	$640,625	$960,938	12,295	49,180	73,770	49,180	PSUs: $240,000 RSUs: $300,000
Mr. Demchak	2/20/18 2/20/18 2/20/18	$150,000	$600,000	$900,000	10,246	40,984	61,476	40,984	PSUs: $200,000 RSUs: $250,000
Former Executives
Mr. Ajdaharian	2/20/18 2/20/18 2/20/18	$101,128	$404,513	$606,770	8,289	33,157	49,735	33,157	PSUs: $161,805 RSUs: $202,257
Mr. Mastropietro	2/20/18 2/20/18 2/20/18	$25,214	$100,856	$151,284	5,320	21,281	31,921	21,281	PSUs: $103,852 RSUs: $129,814
Mr. Zimmerman	2/20/18 2/20/18 2/20/18	$95,850	$383,398	$575,097	7,856	31,426	47,139	31,426	PSUs: $153,359 RSUs: $191,699
(1)	Date also represents the date on which the Compensation Committee approved the respective award.

(2)

Amounts represent an estimate of possible cash payouts to the respective Named Executive pursuant to the terms of our 2018 Plan. The range of payments listed in columns (c) through (e) represent the estimated possible bonus payment amounts under the 2018 Plan that the respective Named Executive would be eligible for under the following circumstances and assuming no use of discretion by the Compensation Committee in authorizing such payments:

Threshold:

The FFO Component of an individual’s bonus payment is awarded at threshold level with payout equal to 25% of target and threshold performance is attained for the Strategic Objectives Component and Individual Objectives Component with the payout for both at 25% of target.

Target:	100% of target for the respective Named Executive’s FFO Component, Strategic Objectives Component and Individual Objectives Component.
Maximum:	150% of target for the respective Named Executive’s FFO Component, Strategic Objectives Component and Individual Objectives Component.

Actual payouts under the 2018 Plan are reported in column (e) of the Summary Compensation Table. Mr. Mastropietro is not eligible for a bonus payout under the 2018 Plan as he was terminated in May 2018 and was not employed by the Company on the date the bonus payments for the 2018 Plan were approved by the Compensation Committee.

(3)

The numbers shown represent an estimate of the number of PSUs that could be issued with respect to the 2018 Annual Awards at the threshold, target and maximum performance levels. PSUs received by Messrs. Ajdaharian, Mastropietro and Zimmerman were forfeited following their respective separations and they are not entitled to any payout. For the 2018 Annual Awards, maximum represents superior performance on the TSR criteria at the 80th percentile such that the respective Named Executive qualifies to receive, in the form of earned PSUs, 150% of their respective PSU allocation. Target equates to performance on the TSR criteria at the 60th percentile such that the respective Named Executive qualifies to receive, in the form of earned PSUs, 100% of their respective PSU allocation. Threshold performance is the minimum achievement on the TSR criteria at the 30th percentile such that the respective Named Executive qualifies to receive, in the form of earned PSUs, 25% of their respective PSU allocation. The performance period for the TSR criteria for each level of performance concludes on February 20, 2021.

(4)	For each Named Executive, the listed amounts represent RSUs received as part of the 2018 Annual Awards.

(5)	The values relates to the fair value computed in accordance with FASB ASC Topic 718 for the RSUs and PSUs awarded as part of the 2018 Annual Awards.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

The data listed in column (d) of the Summary Compensation Table for the year 2018 and column (j) of the Grants Plan-Based Awards for 2018 table represent the aggregate grant date fair value for the 2018 Annual Awards for the respective Named Executive. With respect to the 2018 Annual Awards that have a market-performance component impacting whether the award is earned, the aggregate grant date fair value was determined using the Monte Carlo simulation model which establishes a value by first simulating one or more variables that may affect or influence the value of the allocated PSUs and then determines their average value over the range of resultant outcomes. Compensation related to the 2018 Annual Awards is being recognized ratably from the beginning of the service period through the applicable vesting date or, as it pertains to the PSUs, the end of the performance period. The performance conditions for the 2018 Annual Awards are described in greater detail in the section of the CD&A subtitled “2018 Long-Term Equity Compensation.” The fair value of the RSU portion of the 2018 Annual Awards is determined by the closing price of the Common Shares on the grant date. The size of each Named Executive’s 2018 Annual Award was determined pursuant to the terms of 2018 Rules. Quarterly dividends are paid on RSUs at the same rates payable on the Common Shares. No dividends, distributions, or dividend equivalents were paid out or allocated during 2018 for the PSU portion of the 2018 Annual Awards; however, during the three-year performance period for the PSUs awarded in 2018, as well as other PSUs awarded in past years, dividend equivalents accrue with respect to the number of PSUs that actually vest at the end of the applicable performance period corresponding to the amount of any dividends paid by the Company. The dividend equivalents for PSUs are released at the time earned PSUs, if any, are settled and are paid by the issuance of Common Shares unless otherwise determined by the Compensation Committee. The dollar value of RSU dividends and dividend equivalents that accrue for PSUs are factored into the FASB ASC Topic 718 grant date fair values reported in the tables above.

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OUTSTANDING EQUITY AWARDS AT

FISCAL YEAR-END 2018

The following table and accompanying footnotes set forth certain information concerning unvested restricted Common Shares, unvested RSUs, unvested LTIP Units, and allocated yet unearned LTIP Units and PSUs for each Named Executive that are outstanding or allocated as of December 31, 2018. All monetary values are rounded to the nearest dollar and, to the extent appropriate or necessary, all share or unit amounts are rounded to the nearest whole share or unit. None of the Named Executives has transferred any of the awards that are reported in the table below.

	Stock Awards
Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (b)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($) (c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#) (d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($) (e)
Mr. Conforti	634,769(4)	$3,084,977	402,478	$1,956,043
Mr. Yale	125,221(5)	$608,574	82,774	$402,282
Mr. Demchak	137,182(6)	$666,705	67,080	$326,009
Former Executives
Mr. Ajdaharian	72,880(7)	$354,197	51,758	$251,544
Mr. Mastropietro	N/A	N/A	N/A	N/A
Mr. Zimmerman	78,592(8)	$381,957	48,964	$237,965
(1)

The listed amounts represents the aggregate market value of the unvested securities listed in column (b) as computed by multiplying the Common Shares’ closing market price of $4.86 per share as listed on the NYSE as of December 31, 2018 by the number of unvested securities listed in the adjacent column (b) (amounts are stated to the nearest dollar).

(2)

The listed amounts for Messrs. Conforti, Yale, Demchak, Zimmerman, and Ajdaharian represent payouts for the target level (100% of allocated PSUs) of performance for the PSUs allocated as part of the 2018 Annual Awards, 2017 Annual Awards and, as applicable, the threshold level of performance for the performance-based LTIP Unit allocations awarded during 2015 (the “2015 Performance-Based LTIP Unit Allocations”). For performance-based LTIP Unit allocations, each remaining performance year/period is included in the amount listed. The final performance period for the 2015 Performance-Based LTIP Unit Allocations ended on December 31, 2018. Estimated payouts for threshold performance for Mr. Yale’s 2015 Performance-Based LTIP Allocations is 2,279 LTIP Units (out of a possible 17,110 LTIP Units at December 31, 2018). With respect to the 2018 Annual Awards, the target level of performance for Messrs. Conforti, Yale, Demchak, Zimmerman and Ajdaharian would be 245,902, 49,180, 40,984, 31,426, and 33,157 PSUs, respectively. With respect to the 2017 Annual Awards, the target level of performance for Messrs. Conforti, Yale, Demchak, Zimmerman and Ajdaharian would be 156,576, 31,315, 26,096, 17,538 and 18,601 PSUs, respectively. The reported amount in column (e) for each Named Executive is the sum of the estimated payout for target performance for the 2018 Annual Awards, 2017 Annual Awards and, as applicable, the threshold level of performance for 2015 Performance-Based LTIP Unit Allocations. Messrs. Conforti, Demchak, Zimmerman and Ajdaharian did not receive 2015 Performance-Based LTIP Unit Allocations and therefore none of these Named Executives are eligible for a payout under that award. No awards of LTIP Units were earned at the end of the performance period in 2018 for the 2015 Performance-Based LTIP Unit Allocations. Mr. Mastropietro’s 2015 Performance-Based LTIP Unit Allocations and PSUs from the 2018 Annual Awards and 2017 Annual Awards were forfeited following his termination in May 2018. All PSUs held by Messrs. Ajdaharian and Zimmerman were forfeited in connection with their respective separations in 2019.

(3)

Listed amounts represent the aggregate market value of the LTIP Units and PSUs listed in column (d). The listed value was computed by multiplying the Common Shares’ closing market price of $4.86 as listed on the NYSE as of December 31, 2018 by the number of LTIP Units and PSUs listed in the adjacent column (amounts are stated to the nearest dollar).

(4)

The total represents unvested RSUs held by Mr. Conforti; 284,483 of the RSUs vest on October 6, 2019, 163,935 of the RSUs vest in two installments on February 20, 2020 and February 20, 2021, and 52,192 of the RSUs vest on February 21, 2020. 81,967 of the RSUs vested on February 20, 2019 and another 52,192 of the RSUs vested on February 21, 2019. All of the aforementioned vesting is subject to Mr. Conforti’s continued employment with the Company on the applicable vesting date. Each RSU represents a contingent right to receive one share of Common Stock.

(5)

Total represents Mr. Yale’s 7,125 unvested restricted Common Shares, 103,204 unvested RSUs, 6,337 unvested LTIP Units (the “Yale LTIPs”), and another 8,555 unvested LTIP Units that are part of the inducement awards Mr. Yale received in 2015 (the “Yale Inducement Awards”). The vesting date for Mr. Yale’s 7,125 unvested restricted Common Shares is May 7, 2019. The Yale Inducement Awards vested on January 15, 2019 and the Yale LTIPs vested on January 1, 2019. 59,798 of Mr. Yale’s unvested RSUs vest in installments in the future as follows: (a) 32,787 RSUs vest in two installments on February 20, 2020, and February 20, 2021 and (b) 27,011 RSUs shall vest on February 21, 2020. 16,393 of Mr. Yale’s unvested RSUs vested on February 20, 2019 and another 27, 013 unvested RSUs vested on February 21, 2019. Each RSU represents a contingent right to receive one share of Common Stock. All vesting of the aforementioned securities is subject to Mr. Yale’s continued employment on the applicable vesting date.

(6)

Total represents Mr. Demchak’s 4,387 unvested LTIP Units (the “Demchak LTIPs”), 82,795 unvested RSUs (the “Demchak RSUs”), and an additional 50,000 unvested RSUs. The Demchak LTIPs vested on January 1, 2019. 20,905 of the unvested Demchak RSUs vested on February 21, 2019 and an additional 13,661 unvested Demchak RSUs vested on February 20, 2019. 20,906 unvested Demchak RSUs shall vest on February 21, 2020 and the remaining 27,323 Demchak RSUs shall vest in installments on February 21, 2020 and February 21, 2021. The remaining 50,000 RSUs cliff vest on June 20, 2019. All vesting of the aforementioned securities is subject to Mr. Demchak’s continued employment on the applicable vesting date.

(7)

Total represents Mr. Ajdaharian’s 4,119 unvested LTIP Units that are part of the inducement awards Mr. Ajdaharian received in 2014 (the “Ajdaharian Awards”) and 68,761 unvested RSUs (the “Ajdaharian RSUs”). The unvested Ajdaharian Awards vested on January 1, 2019. With respect to the unvested Ajdaharian RSUs, all vested on February 5, 2019 in connection with Mr. Ajdaharian’s termination.

(8)

Total represents Mr. Zimmerman’s 4,183 unvested LTIP Units (the “Zimmerman LTIPs”) and 74,409 unvested RSUs (the “Zimmerman RSUs”). The unvested Zimmerman LTIPs vested on January 1, 2019 and 27,260 of the Zimmerman RSUs vested in February 2019. All of the remaining Zimmerman RSUs were forfeited in connection with Mr. Zimmerman’s resignation from the Company.

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OPTION EXERCISES AND STOCK VESTED

DURING THE YEAR 2018

The following table sets forth certain information concerning the vesting of restricted Common Stock, RSUs, and certain LTIP Unit awards held by certain of the Named Executives during the fiscal year ended December 31, 2018. All reported dollar amounts are rounded to the nearest dollar.

Name	Stock Awards
(a)	Number of Shares Acquired on Vesting (#) (b)	Value Realized on Vesting ($) (c)
Mr. Conforti	52,192	$314,196(1)
Mr. Yale	54,661	$357,446(2)
Mr. Demchak	29,044	$186,572(3)
Former Executives
Mr. Ajdaharian	23,170	$146,314(3)
Mr. Mastropietro	60,512	$414,276(2)
Mr. Zimmerman	30,380	$204,715(3)
(1)	Represents the aggregate dollar value realized upon the vesting of RSUs listed in the adjacent column as determined by multiplying the number of Common Shares underlying the respective award included in the adjacent column for the respective Named Executive by the market value of the Common Shares on the respective vesting date (computed using the closing market price of the Common Shares as listed on the NYSE as of the respective vesting date).

(2)	Represents the aggregate dollar value realized upon the vesting of restricted Common Stock, LTIP Units and RSUs listed in the adjacent column as determined by multiplying the number of Common Shares underlying the respective award included in the adjacent column for the respective Named Executive by the market value of the Common Shares on the respective vesting dates (computed using the closing market price of the Common Shares as listed on the NYSE as of the respective vesting dates).

(3)	Represents the aggregate dollar value realized upon the vesting of LTIP Units and RSUs listed in the adjacent column as determined by multiplying the number of Common Shares underlying the respective award included in the adjacent column for the respective Named Executive by the market value of the Common Shares on the respective vesting dates (computed using the closing market price of the Common Shares as listed on the NYSE as of the respective vesting dates).

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Pension Benefits and Non-Qualified Deferred Compensation

None of our Named Executives participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us.

Potential Payments upon Termination or Change in Control

The arrangements we have with the Named Executives for severance payments and benefits following a change in control, termination of employment, or a change in control in connection with or that precedes a qualifying termination are memorialized in the respective Named Executive’s employment agreement. With the exception of Mr. Mastropietro, the payment and benefits discussed in this section will cover terminations of each of the Named Executives, for cause (defined below), no cause, good reason (defined below), death, disability (defined below), or following a change in control (defined below) of the Company. For purposes of this disclosure and except as otherwise provided, the triggering date for the payments and benefits described below shall be December 31, 2018 (the “Triggering Date”), the last business day for our company in 2018, when the per share closing market price for the Common Shares was $4.86. Additionally, in this section, we will also discuss and quantify the actual severance payment and related benefits provided to Messrs. Armand Mastropietro, Paul S. Ajdaharian and Gregory E. Zimmerman in connection with their actual separations.

i.	Potential Payments upon Termination or Change in Control For Messrs. Conforti, Yale, Demchak, Ajdaharian and Zimmerman

Payment and benefits upon termination for any reason other than cause or by an Executive for good reason

The termination and severance benefits disclosed in this section for Messrs. Conforti, Yale, Demchak, Ajdaharian and Zimmerman (collectively, the “Executives” and each an “Executive”) are included in their respective employment agreements and remain enforceable for the term of the respective employment agreement, including any extensions. The change in control severance benefits under the employment agreements of the Executives are structured as “double trigger” benefits. In other words, change in control does not itself trigger the severance benefits; rather, severance benefits discussed herein only become payable in the event of a termination of employment upon or within two (2) years after a change in control.

Under the employment agreements for the Executives (all with the Yale Agreement, collectively, the “Employment Agreements” and each, singly, an “Employment Agreement”), if during the respective employment period under one or more of the Employment Agreements, the Company terminates the employment of an Executive for a reason other than cause or the Executive terminates employment for good reason (defined below), then the Company shall pay and provide to the terminated Executive a lump sum cash payment within thirty (30) days after the date of termination (defined below) as follows: (i) the Executive’s unpaid annual base salary and vacation pay through the date of termination, (ii) subject to the terms of the bonus plan in affect during the applicable fiscal year, the Executive’s accrued annual bonus for the fiscal year immediately preceding the fiscal year in which the date of termination occurs (other than any portion of such annual bonus that was previously deferred, which portion shall instead be paid in accordance with the applicable deferral election) if such bonus has not been paid as of the date of termination, and (iii) the Executive’s business expenses that have not been reimbursed by the Company as of the date of termination and were incurred by the Executive prior to the date of termination in accordance with applicable Company policy, in the case of each of clauses (i) through (iii), to the extent not previously paid (the sum of the amounts described in clauses (i) through (iii) shall be referred to herein as the “Accrued Obligations.”

Furthermore, subject to the terminated Executive’s continued compliance with the restrictive covenants regarding non-competition, non-solicitation, confidentiality and non-disparagement in the applicable Employment Agreement (the “Covenants”) and timely delivery (and non-revocation) of an executed release of claims against the Company, its affiliates and certain agents (a “Release”), the Company will further pay or provide the following to the terminated Executive:

a)

payment in installments in accordance with the Company’s normal payroll practices an amount equal to two (2) times the sum of: (1) the respective Executive’s annual base salary and (2) target bonus opportunity in effect for the year in which the date of termination occurs (all such payments, as applicable, for each Executive, a “Cash Severance Payment”);

b)

to the extent permitted by the Company’s group health insurance carrier, subject to the Executive making a timely election to receive coverage provided to former employees under COBRA, and as would not cause the Company to incur tax or other penalties, the Company shall pay in installments to the terminated Executive an after-tax amount equal to the monthly amount of the COBRA continuation coverage premium under the Company’s group medical plans as in effect from time to time, for eighteen (18) months following the date of termination, in accordance with the Company’s normal payroll practices (the “Post-Employment Health Care Benefits”);

c)

full accelerated vesting of any outstanding time-based equity awards, including RSUs, restricted Common Share awards, and LTIP Units, and waiver of any service-based vesting conditions on any other outstanding equity-based or long-term performance awards (the “Time-Based Award Vesting Benefits”);

d)

accelerated vesting of any outstanding inducement LTIP Units and special performance LTIP Units held by the Executive which are unvested on the date of termination; and for any current special performance period, or completed special performance period as to which a grant of special performance LTIP Units has not been made by the date of termination, special performance LTIP Units shall be: (1) granted based (A) as to a current special performance period, on actual performance through the date of termination (projected to the end of the applicable performance period for absolute, but not for relative, performance goals), with the amount earned not pro-rated for the partial completion of the special performance period, and (B) as to a completed special performance period as to which a grant of special performance LTIP Units has not been made by the date of termination, on actual performance through the end of such special performance period, with the amount earned not prorated, and (2) vested without regard to any applicable service vesting condition upon grant (the “LTIP Vesting Benefits”);

e)

with respect to any outstanding PSUs or other performance-based awards, such awards shall be vested based on actual performance over the applicable performance period without regard to any applicable service vesting condition (the “Performance Award Vesting Benefits”);

f)

subject to the terms of the applicable bonus plan in effect during the year in which the date of termination occurs, a pro rata portion of the Executive’s annual bonus for the year in which the date of termination occurs, based on: (1) the portion of such year the Executive was employed and (2) actual performance for such period (the “Pro-Rata Bonus”); and

g)

to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or that the Executive is eligible to receive under any plan, program, policy, practice, contract or agreement of the Company and its affiliated companies through the date of termination (such other amounts and benefits, the “Other Benefits”).

Payment and benefits upon termination for cause or by an Executive without good reason

Under the Employment Agreements, in the event the Company terminates the employment of an Executive for cause or the Executive terminates employment without good reason (which may include a termination of employment resulting from the Executive giving a notice to the Company of his non-renewal of the respective employment agreement), then the respective Employment Agreement, as applicable, shall terminate without further obligations to the Executive other than the obligation to provide the terminated Executive with the: (i) Accrued Obligations and (ii) Other Benefits. In the event the Executive is terminated for cause then the Accrued Obligations shall not include the Executive’s unpaid annual bonus for the year immediately preceding the year in which the date of termination occurred. Payments made under these circumstances shall be made at the same time and form as payments made for Accrued Obligations following a termination for any reason other than cause or by the Executive for good reason.

Payment and benefits to an Executive upon termination for death or disability

In the event the employment of an Executive is terminated due to death or disability then the respective Employment Agreement shall terminate without further obligations to the Executive’s legal representatives, in the case of death, or to the Executive, in the case of disability, other than payment or provision of the: (i) Accrued Obligations, (ii) Other Benefits, and (iii) subject to the timely delivery of a Release (from the Executive in the case of disability and the legal representative(s) of the Executive in the case of death), the Time-Based Award Vesting Benefits, the Performance Award Vesting Benefits, the Post-Employment Health Care Benefits, and the Pro Rata Bonus. The term “Other Benefits,” in the context of payments and benefits following a termination due to the death of an Executive, shall include death benefits as in effect on the date of the Executive’s death with respect to senior executives of the Company and, in the context of payments and benefits following a termination due to the disability of an Executive, shall include short-term and long-term disability benefits as in effect on the date of the Executive’s disability with respect to senior executives of the Company. Payments made and benefits provided under these circumstances shall be made at the same time and form as payments made and benefits provided following a termination for any reason other than cause or by the Executive for good reason.

Payment and benefits to an Executive upon termination following a change in control

In the event that during the respective employment period under any Employment Agreement either: (i) the Company terminates the employment of an Executive for any reason other than cause or due to the Executive’s death or disability or (ii) the Executive terminates employment with the Company for good reason, in either case upon or within two (2) years after a change in control, then the Company shall pay to and provide the Executive with the following:

a)	the Accrued Obligations;

b)	the Other Benefits;

c)	subject to the terminated Executive’s continued compliance with the Covenants and timely delivery of a Release, the following:

(1)	Cash Severance Payment;

(2)	Post-Employment Health Care Benefits;

(3)	full vesting of any outstanding RSUs (including PSUs converted into RSUs in connection with the change in control) or other service-based equity or equity-based awards; and

(4)	Pro Rata Bonus

In the event of a change in control, with respect to any performance-based equity awards outstanding as of the date of the change in control, (A) the performance period shall be deemed to have ended on the date of the change in control and the attainment of the performance goals shall be calculated by reference to performance as of the date of the change in control, as determined by the Compensation Committee in good faith in its sole discretion and (B) the number of performance-based equity awards earned pursuant to clause: (A) shall be converted to time-vesting RSUs which shall vest as follows: (I) if the surviving or successor entity in the change in control does not continue, assume or replace such RSUs with a substitute grant with the same intrinsic value (“Substitute Stock”), such RSUs will vest on the date of the change in control; or (II) if the surviving or successor entity in the change in control continues, assumes or replaces such shares of stock with Substitute Stock, then such shares of Substitute Stock shall vest on the earlier of: (a) the last day of the original performance period (as set forth in the applicable award agreement between the Executive and the Company) if the Executive provides continuous service to the Company, the surviving or successor entity, or one of their respective affiliates until the last day of such performance period or (b) the date that Executive’s service to the Company, the surviving or successor entity, or one of their respective affiliates is terminated pursuant to the terms of the respective Employment Agreement, as applicable.

With respect to time-based equity awards outstanding as of the date of the change in control, such awards shall vest as follows: (A) if the surviving or successor entity in the change in control does not continue, assume or replace such RSUs with Substitute Stock, such RSUs will vest on the date of the change in control; or (B) if the surviving or successor entity in the change in control continues, assumes or replaces such shares of stock with Substitute Stock, then such shares of Substitute Stock shall vest on the earlier of: (I) the original vesting date or dates (as set forth in the applicable award agreement between the Executive and the Company) if the Executive provides continuous service to the Company, the surviving or successor entity, or one of their respective affiliates through such vesting date or (II) the date that Executive’s service to the Company, the surviving or successor entity, or one of their respective affiliates is terminated pursuant to the terms of the respective Employment Agreement, as applicable.

No Executive has any obligation to seek employment or take any other action in the event employment is terminated in order to mitigate amounts payable or level of benefits due under any Employment Agreement following a covered termination. Furthermore, nothing in any Employment Agreement is intended to prevent or limit continuing or future participation in any plan, program, policy, contract, agreement, or practice provided by the Company or any affiliate and for which an Executive qualifies to participate. Also, under Mr. Conforti’s Employment Agreement, WPG will reimburse Mr. Conforti to the fullest extent permitted by law for legal fees and expenses reasonably incurred by Mr. Conforti as a result of Mr. Conforti, the Company, or others seeking to enforce the terms of the Conforti Employment Agreement; provided, however: (i) if such contest is initiated on or after a change in control or a change in control occurs during the pendency of such a contest, reimbursement of such fees and expenses will not be provided if Mr. Conforti is found pursuant to a judgment, decree, or order to not have acted in good faith in bringing or defending the contest and (ii) if such contest is initiated prior to a change in control and a change in control does not occur during the pendency of the contest, reimbursement of Mr. Conforti’s legal fees and expenses shall be provided only if Mr. Conforti substantially prevails on at least one substantive issue in the contest.

The table below and its accompanying footnotes illustrate for each Executive the various payments and benefits due each under the respective Employment Agreements of each following the employment termination events described above. As stated earlier, the amounts in the table are provided under the assumptions that the employment termination occurred on the Triggering Date, the closing market price of the Company’s Common Stock is $4.86 per share, each of the aforementioned agreements are effective as of the Triggering Date (assuming the annual base salary in effect for each Executive is that in place as of the Triggering Date), there is no underlying dispute concerning the termination or the amounts to be paid, and no violation of the Covenants. For purposes of this disclosure, no compensation provided shall constitute deferred compensation or be deferred by the respective Executive, and the Compensation Committee did not exercise any discretion in approving any of the payments or benefits described below. Any performance assessments for cash bonus payments shall be based upon target performance unless otherwise indicated. Also, the disclosures in the table below assume that all pre-conditions to payments and benefits have been satisfied by the Company and the respective Executive including, but not limited to, the Company’s timely receipt of a Release and the expiration of the non-revocation period. Additionally, no equity awards held by Executives have been replaced, substituted or exchanged in connection with a change in control. The amounts stated below represent aggregate or lump sum totals that may, in some instances, be paid out in installments or over time under the respective agreement. All monetary values are rounded to the nearest dollar and all share or unit amounts are rounded to the nearest whole share or unit.

	Termination by Us for Other than Cause or by the Executive for Good Reason (a)	Termination by Us for Cause or by the Executive without Good Reason (b)	Termination due to Death or Disability of the Executive (c)	Qualifying Termination upon or following a Change in Control (d)
Mr. Conforti
Cash Payments	$5,767,168(1)	$52,168(2)	$1,267,168(3)	$5,902,168(4)
Equity Award Vesting Benefits	$2,970,719(5)	N/A	$2,970,719(5)	$2,970,719(5),(6),(7)
Additional Benefits	$0	N/A	$0	$0
Total Value of Payments & Benefits	$8,737,887	$52,168	$4,237,887	$8,872,887
Mr. Yale
Cash Payments	$2,912,592(1)	$29,780(2)	$606,342(3)	$2,976,655(4)
Equity Award Vesting Benefits	$586,034(5)	N/A	$586,034(5)	$586,034(5),(6),(7)
Additional Benefits(8)	$31,680	N/A	$31,680	$31,680
Total Value of Payments & Benefits	$3,530,306	$29,780	$1,224,056	$3,594,369
Mr. Demchak
Cash Payments	$2,563,277(1)	$23,277(2)	$563,277(3)	$2,623,277(4)
Equity Award Vesting Benefits	$642,012(5)	N/A	$642,012(5)	$642,012(5),(6),(7)
Additional Benefits(8)	$31,680	N/A	$31,680	$31,680
Total Value of Payments & Benefits	$3,236,969	$23,277	$1,236,969	$3,296,969
Former Executives
Mr. Ajdaharian
Cash Payments	$1,804,233(1)	$24,376(2)	$186,181(3)	$2,046,941(4)
Equity Award Vesting Benefits	$341,078(5)	N/A	$341,078(5)	$341,078(5),(6),(7)
Additional Benefits(8)	$33,321	N/A	$33,321	$33,321
Total Value of Payments & Benefits	$2,178,632	$24,376	$560,580	$2,421,340
Mr. Zimmerman
Cash Payments	$1,901,041(1)	$22,411(2)	$367,469(3)	$1,939,381(4)
Equity Award Vesting Benefits	$367,811(5)	N/A	$367,811(5)	$367,811(5),(6),(7)
Additional Benefits(8)	$0	N/A	$0	$0
Total Value of Payments & Benefits	$2,268,852	$22,411	$735,280	$2,307,192
(1)

Following a termination of employment for other than cause or by the respective Executive for good reason, the cash severance payment under the Employment Agreements for the Executives would be the sum of the following: (A) accrued and unpaid annual base salary through the date of termination which for Messrs. Conforti, Yale, Demchak, Ajdaharian and Zimmerman would be $34,860, $19,924, $15,585, $15,771 and $14,991, respectively; (B) vacation pay through the date of termination which for Messrs. Conforti, Yale, Demchak, Ajdaharian and Zimmerman would be, $17,308, $9,856, $7,692, $7,779 and $7,373, respectively; (C) unreimbursed business expenses as of the date of termination which for Messrs. Conforti, Yale, Demchak, Ajdaharian and Zimmerman would be $0, $0, $0, $826 and $47, respectively; (D) the Total Bonus Award received by the respective Executive under the 2018 Plan; and (E) two (2) times the sum of: (i) the annual base salary at the rate in effect at the time of termination, which for Messrs. Conforti, Yale, Demchak, Ajdaharian and Zimmerman would be $900,000, $512,500, $400,000, $404,513 and $383,393, respectively and (ii) the Target Bonus Payout Amount under the 2018 Plan, which for Messrs. Conforti, Yale, Demchak, Ajdaharian and Zimmerman would be $1,350,000, $640,625, $600,000, $404,513 and $383,393, respectively.

(2)

Pursuant to the Employment Agreements for the Executives, following a termination of employment by us for cause or by the respective Executive without good reason, the cash severance payment would consist of the respective Executive’s: (A) accrued and unpaid annual base salary through the date of termination, (B) vacation pay through the date of termination, and (C) unreimbursed business expenses as of the date of termination.

(3)

Pursuant to the Employment Agreements for the Executives, following a termination of employment on account of the death or disability of the respective Executive, the cash severance payment would consist of the respective Executive’s: (A) accrued and unpaid annual base salary through the date of termination, (B) vacation pay through the date of termination, (C) unreimbursed business expenses as of the date of termination, and (D) the respective Executive’s Total Bonus Award under the 2018 Plan.

(4)

Following a qualifying termination of employment upon or following a change in control, the cash severance payment under the Employment Agreements for the Executives would be the sum of the following for the respective Executive: (A) accrued and unpaid annual base salary through the date of termination, (B) vacation pay through the date of termination, (C) unreimbursed business expenses as the date of termination, (D) the Target Bonus Payout Amount under the 2018 Plan, and (E) two (2) times the sum of: (i) the annual base salary at the rate in effect at the time of termination and (ii) the Target Bonus Payout Amount under the 2018 Plan.

(5)

The values representing the Equity Award Vesting Benefits were determined based a Common Stock price of $4.86 multiplied by the unvested WPG securities held by each Executive on the Triggering Date. The holdings of the following Executives vested or were earned on the Triggering Date: (A) Mr. Conforti: 634,769 unvested RSUs, (B) Mr. Yale: (i) 7,125 unvested restricted Common Shares, (ii) 14,892 unvested LTIP Units and (iii) 103,204 unvested RSUs, (C) Mr. Demchak: (i) 132,795 unvested RSUs and (ii) 4,387 unvested LTIP Units, (D) Mr. Ajdaharian: (i) 68,761 unvested RSUs and (ii) 4,119 unvested LTIP Units and (E) Mr. Zimmerman: (i) 74,409 unvested RSUs and (ii) 4,183 unvested LTIP Units. None of the special Performance-Based LTIP Allocations for Mr. Yale had vested because the actual performance that occurred during the special performance period(s) ending December 31, 2018 resulted in no payout. Furthermore, the PSUs allocated as part of the 2017 Annual Awards and 2018 Annual Awards are to remain outstanding and shall vest based on actual performance over the applicable performance period as the three year performance period, in the case of each award, had yet to end as of the Triggering Date.

(6)

In the event a change in control occurred on the Triggering Date and under the circumstances described above without a qualifying event of termination, the performance periods for the outstanding PSUs would conclude and unearned PSUs held by Executives would vest and convert to vested RSUs on a one-for-one basis as follows: (A) Mr. Conforti: (i) 136,221 RSUs representing 87% of Mr. Conforti’s 156,576 earned PSUs from the 2017 Annual Awards and (ii) 159,836 RSUs representing 65% of Mr. Conforti’s 245,902 earned PSUs from the 2018 Annual Awards; (B) Mr. Yale: (i) 27,244 RSUs representing 87% of Mr. Yale’s 31,315 earned PSUs from the 2017 Annual Awards and (ii) 31,967 RSUs representing 65% of Mr. Yale’s 49,180 earned PSUs from the 2018 Annual Awards; (C) Mr. Demchak: (i) 22,704 RSUs representing 87% of Mr. Demchak’s 26,096 earned PSUs from the 2017 Annual Awards and (ii) 26,640 RSUs representing 65% of Mr. Demchak’s 40,984 earned PSUs from the 2018 Annual Awards; (D) Mr. Ajdaharian: (i) 16,183 RSUs representing 87% of Mr. Ajdaharian’s 18,601 earned PSUs from the 2017 Annual Awards and (ii) 21,552 RSUs representing 65% of Mr. Ajdaharian’s 33,157 earned PSUs from the 2018 Annual Awards and (E) Mr. Zimmerman: (i) 15,258 RSUs representing 87% of Mr. Zimmerman’s 17,538 earned PSUs from the 2017 Annual Awards and (ii) 20,427 RSUs representing 65% of Mr. Zimmerman’s 31,426 earned PSUs from the 2018 Annual Awards. The per share value on the Triggering Date of the Common Shares underlying the vested RSUs would be $4.86 resulting in the aggregate value of Common Shares received by the respective Executives as follows: (I) Mr. Conforti: $1,438,837, (II) Mr. Yale: $287,765, (III) Mr. Demchak: $239,812, (IV) Mr. Ajdaharian: $183,392 and (V) Mr. Zimmerman: $184,510. Additionally, the unvested time-based RSUs held by each Executive prior to the change in control would also vest.

(7)

As explained in the CD&A, recipients of PSUs are eligible to receive actual PSUs (PSUs converted into RSUs in connection with the change in control) ranging from 0% to 150% of the target number of PSUs awarded based on the achievement of the Company’s relative TSR performance compared to a pre-determined retail REIT peer group over a three-year performance period that commences on the award date. If the performance period for the PSUs awarded as part of the 2017 Annual Awards concluded on the Triggering Date then the TSR performance of the Common Shares would have entitled recipients to a payout of 87% of the number of PSUs a respective recipient received in connection with the 2017 Annual Awards. If the performance period for the PSUs awarded as part of the 2018 Annual Awards concluded on the Triggering Date then the TSR performance of the Common Shares would have entitled recipients to a payout of 65% of the number of PSUs a respective recipient received in connection with the 2018 Annual Awards.

(8)	For Messrs. Yale, Demchak and Ajdaharian, the “Additional Benefits” represent the amount comprising the Post-Employment Health Care Benefits payable under each applicable termination scenario.

With respect to Executives, each of their Employment Agreements provide that the Accrued Obligations include the respective Executive’s accrued annual bonus for the fiscal year immediately preceding the fiscal year in which the termination date occurs if such bonus has not been paid as of the date of termination. However, these amounts were not included in the table above for any of the Executives because fiscal year 2017 bonuses were approved by the Compensation Committee of the Board and paid prior to the Triggering Date. Additionally, pursuant to each of the Employment Agreements, none of the Executives are entitled to a gross-up payment if such person incurs an excise tax due to the application of Section 4999 of the Code. Rather, the amounts received by the Executives that are contingent upon a change in ownership or effective control of the Company will either be: (a) reduced to the extent necessary to avoid the excise tax, or (b) paid in full, whichever results in the higher after-tax benefits to the respective executive.

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ii.  Actual Severance Payments Made to Messrs. Mastropietro, Ajdaharian and Zimmerman

a.  Armand Mastropietro

As discussed in the CD&A of this Proxy Statement, at the time of Mr. Mastropietro’s not for cause separation on May 7, 2018, his employment agreement entitled him to a severance payment and related benefits. The severance benefits and compensation under Mr. Mastropietro’s employment agreement were designed to be the same, in structure and operation, to the severance benefits and payments payable to the Executives under the Employment Agreements following terminations for cause, good reason, death, disability or following a change in control. The provisions regarding termination, severance compensation and benefits under Mr. Mastropietro’s employment agreement were in force and effective throughout the entire term of his agreement which became effective on January 1, 2018. Additionally, Mr. Mastropietro’s employment agreement had restrictive covenants with terms and conditions comparable to the Covenants.

Following his termination and upon the satisfaction of applicable conditions precedent similar to those found in the Executives’ Employment Agreements, such as receipt by the Company of a Release from Mr. Mastropietro and expiration of the non-revocation period, he received: (i) accrued salary compensation and vacation pay through the date of his termination, (ii) reimbursement of business expenses incurred by Mr. Mastropietro as of the date of his termination and unused vacation time, (iii) accelerated vesting of all outstanding time-based equity awards held by Mr. Mastropietro at the time of his termination and (iv) a payment, made by the Company on behalf of and for the benefit of Mr. Mastropietro, in six installments, equal to the monthly amount of COBRA continuation coverage premium for eighteen (18) months following the date of Mr. Mastropietro’s separation. Mr. Mastropietro’s PSU awards were forfeited. The table below and its accompanying footnotes contain and explain the total amount of payments and benefits received by Mr. Mastropietro in connection with his termination of employment on May 7, 2018. All values are rounded to the nearest dollar and all share or unit amounts are rounded to the nearest whole share or unit.

	Severance Payment (a)	Additional Payment (b)	Mkt. Value of Vesting Equity Awards (c)	COBRA Premium Payment (d)	Total of Payments & Benefits Received (e)
Payment & Benefits Received	$1,038,516(1)	$4,026(2)	$316,459(3)	$38,014	$1,397,015(4)
(1)

Amount equal to two times (2x) the sum of $259,629, Mr. Mastropietro’s 2018 base salary, and $259,629, Mr. Mastropietro’s target bonus under the 2018 Plan. Per his employment agreement, this amount will be paid in installments over the twelve month period following the date of termination.

(2)	Amount is cash value of Mr. Mastropietro’s unused vacation time accrued as of his termination date.
(3)

Amount represents the market value of 40,417 RSUs and 4,986 LTIP Units for which vesting was accelerated on the termination date. Value based on the per share closing market price of the Common Shares on May 7, 2018 of $6.97.

(4)	The amount listed represents the aggregate total of the amounts listed in columns (a) through (d).

b. Paul S. Ajdaharian

As discussed in the CD&A of this Proxy Statement, Mr. Ajdaharian’s employment was terminated on February 5, 2019. Similar to other Executives under the Employment Agreements, Mr. Ajdaharian’s employment agreement entitled him to certain severance benefits and compensation following a not for cause termination and such payments and benefits were designed to be the same, in structure and operation, to the severance benefits and payments payable to the Executives under the Employment Agreements following similar terminations. The provisions regarding termination, severance compensation and benefits under Mr. Ajdaharian’s employment agreement were in force and effective throughout the entire term of his agreement which became effective on January 1, 2018. Additionally, Mr. Ajdaharian’s employment agreement had restrictive covenants with terms and conditions comparable to the Covenants.

Following his termination and upon the satisfaction of applicable conditions precedent similar to those found in the Executives’ Employment Agreements, such as receipt by the Company of a Release from Mr. Ajdaharian and expiration of the non-revocation period, he received: (i) accrued salary compensation and vacation pay through the date of his termination, (ii) reimbursement of business expenses incurred by Mr. Ajdaharian as of the date of his termination and unused vacation time, (iii) accelerated vesting of all outstanding time-based equity awards held by Mr. Ajdaharian at the time of his termination and (iv) a payment, made by the Company on behalf of and for the benefit of Mr. Ajdaharian, in six installments, equal to the monthly amount of COBRA continuation coverage premium for eighteen (18) months following the date of Mr. Ajdaharian’s separation. Mr. Ajdaharian’s PSU awards were forfeited. The table below and its accompanying footnotes contain and explain the total amount of payments and benefits received by Mr. Ajdaharian in connection with his termination of employment. All values are rounded to the nearest dollar and all share or unit amounts are rounded to the nearest whole share or unit.

	Severance Payment (a)	Additional Payment (b)	Mkt. Value of Vesting Equity Awards (c)	COBRA Premium Payment (d)	Other Benefits (e)	Total of Payments & Benefits Received (f)
Payment & Benefits Received	$1,618,052(1)	$26,895(2)	$389,875(3)	$41,300	$161,805(4)	$2,237,927(5)
(1)

Amount equal to two times (2x) the sum of $404,513, Mr. Ajdaharian’s 2018 base salary, and $404,513, Mr. Ajdaharian’s target bonus under the 2018 Plan. Per his Employment Agreement, this amount will be paid in installments over the twelve month period following the date of termination.

(2)

Amount represents: (i) accrued base salary due Mr. Ajdaharian’s as of his termination date; (ii) unreimbursed business expenses incurred prior to his termination date and in accordance with Company policy; and (iii) the cash value of Mr. Ajdaharian’s unused vacation time accrued as of his termination date.

(3)

Amount represents the market value of 68,761 RSUs for which vesting was accelerated on the termination date. Value based on the per share closing market price of the Common Shares on February 5, 2019 of $5.67.

(4)	Payout for FFO Component under 2018 Bonus Plan at 80% of target.
(5)	The amount listed represents the aggregate total of the amounts listed in columns (a) through (e).

c. Gregory E. Zimmerman

On March 18, 2019, Mr. Zimmerman resigned without good reason from the Company as its Executive Vice President, Development. Under such circumstances, Mr. Zimmerman forfeited all of his unvested RSUs and unearned PSUs. Under the terms of his Employment Agreement, the Company paid to Mr. Zimmerman, upon his execution and delivery (and non-revocation) of a Release, the Accrued Obligations more fully set forth in the table below. All values are rounded to the nearest dollar.

	Unpaid Annual Base Salary (a)	Vacation Pay (b)	Unreimbursed Business Expenses (c)	Total of Payments Received (d)
Payments From Company	$7,373	$13,368	$320	$21,061

Mr. Zimmerman’s accrued annual bonus for 2018 was not part of the Accrued Obligations as he received, in the normal course, it before he tendered his resignation to the Company. After payments of the amounts listed above, no other payments or benefits from the Company are due to Mr. Zimmerman in connection with his resignation.

Definitions Used Above

For purposes of the discussion and disclosures provided above, the following definitions shall apply:

“cause” shall mean (i) an Executive’s willful failure to perform or substantially perform the Executive’s material duties with the Company; (ii) illegal conduct or gross misconduct by the Executive that, in either case, is willful and demonstrably and materially injurious to the Company’s business, financial condition or reputation, or, in the good faith determination of the Board, is potentially materially injurious to the Company’s business, financial condition or reputation; or (iii) a material breach by the Executive of the Executive’s obligations under the respective employment agreements, including without limitation, a material breach of the Covenants; or (iv) the Executive’s conviction of, or entry of a plea of guilty or nolo contendere with respect to, a felony crime or a crime involving moral turpitude, fraud, forgery, embezzlement or similar conduct; provided, however, that the actions in (i), (ii) and (iii) above will not be considered cause unless the Executive has failed to cure such actions within thirty (30) days of receiving written notice specifying, with particularity, the events allegedly giving rise to cause; and, further provided, that such actions will not be considered cause unless the Company provides such written notice within ninety (90) days of any executive officer of the Company (excluding the respective Executive, if applicable at the time of such notice) or, with respect to Mr. Conforti, any member of the Board having knowledge of the relevant action.  Further, no act or failure to act by the Executive will be deemed “willful” unless done or omitted to be done not in good faith or without reasonable belief that such action or omission was in the Company’s best interests, and any act or omission by the Executive pursuant to authority given pursuant to a resolution duly adopted by the Board or on the advice of counsel for the Company will be deemed made in good faith and in the best interests of the Company.

“good reason” shall mean the occurrence of any one of the following events without the prior written consent of the respective Executive: (i) a material reduction in the Executive’s annual base salary or a material diminution of the Executive’s duties or responsibilities, authorities, powers or functions; or (ii) a relocation that would result in the Executive's (excluding Mr. Conforti) principal location of employment being moved thirty-five (35) miles or more away from the Executive's (excluding Mr. Conforti) principal place of employment as of the date of the respective Employment Agreement and, as a result, the Executive's (excluding Mr. Conforti) commute increasing by 35 miles or more; or (iii) any material breach of the respective Employment Agreement by the Company, including without limitation any material breach of the award agreements contemplated hereby or the Executive (excluding Mr. Conforti) being required to report other than directly to the CEO or the Board or, with respect to Mr. Conforti, being required to report other than solely and directly to the Board; or (iv) the Company’s issuance to the Executive of a notice of non-renewal; provided, however, that the actions in (i) through (iii) above will not be considered good reason unless the Executive shall describe the basis for the occurrence of the good reason event in reasonable detail in a notice of termination provided to the Company in writing within sixty (60) days of the Executive’s knowledge of the actions giving rise to the good reason, and the Company has failed to cure such actions within thirty (30) days of receiving such notice of termination (and if the Company does effect a cure within that period, such notice of termination shall be ineffective) and, provided, further that the action in (iv) above will not be considered good reason unless the Executive shall duly serve through the end of the then-applicable employment period.  Unless the Executive gives the Company a notice of termination for good reason within 120 days of the initial existence of any event which, after any applicable notice and the lapse of any applicable 30-day grace period, would constitute good reason, such event will cease to be an event constituting good reason.

“disability” shall mean the “permanent and total disability” of the Executive as defined in Section 22(e)(3) of the Code, or any successor provision thereto.

“change in control” shall mean the happening of any of the following events:

(i)

any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the Company’s then outstanding voting securities entitled to vote generally in the election of directors;

(ii)

individuals who, immediately following the consummation of the distribution of the Common Stock to the shareholders of Simon, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 6, 2014 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii)

a reorganization, merger or consolidation of the Company, in each case unless, following such reorganization, merger or consolidation, (A) more than sixty percent (60%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding voting securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their beneficial ownership, immediately prior to such reorganization, merger or consolidation, of the Company’s outstanding voting securities, (B) no person (excluding the Company, any employee benefit plan or related trust of the Company or such corporation resulting from such reorganization, merger or consolidation and any person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty-five percent (25%) or more of the Company’s outstanding voting securities) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

(iv)

the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition (A) more than sixty percent (60%) of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding voting securities entitled to vote generally in the election of directors immediately prior to such sale or other disposition in substantially the same proportion as their beneficial ownership, immediately prior to such sale or other disposition, of the Company’s outstanding voting securities, (B) no person (excluding the Company, any employee benefit plan or related trust of the Company or such corporation and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty-five percent (25%) or more of the Company’s outstanding voting securities) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

(v)	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Additionally, to the extent the impact of a change in control on a payment would subject an Executive to additional taxes under the Section 409A of the Code, a change in control for purposes of such payment will mean both a change in control and a “change in the ownership of a corporation,” “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets” within the meaning of Section 409A of the Code and the regulations promulgated thereunder as applied to the Company.

“date of termination” shall mean (i) if the Executive’s employment is terminated by the Company (A) for cause or (B) for any reason other than for cause, or due to the Executive’s death or disability, the date of receipt of the notice of termination or any later date specified therein (which date shall not be more than thirty (30) days after the giving of such notice), (ii) if the Executive’s employment is terminated by reason of death or by the Company for disability, the date of death of the Executive or the disability effective date, as the case may be, (iii) if the Executive’s employment is terminated by the Executive for good reason or without good reason, thirty (30) days from the date of the Company’s receipt of the notice of termination, or such later date as is mutually agreed by the Company and the Executive (subject to the Company’s right, if applicable, to cure the good reason event), or (iv) if Executive’s employment is terminated as a result of the Company’s issuance to him of a notice of non-renewal, the date of termination shall be the last day of the applicable employment period or such later date as is mutually agreed by the Company and the Executive. Notwithstanding the foregoing, in no event shall the date of termination occur until the Executive experiences a “separation from service” within the meaning of Section 409A of the Code and, notwithstanding anything contained herein to the contrary, the date on which such separation from service takes place shall be the date of termination.

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Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relation of the annual total compensation of our median employee and the annual total compensation of Mr. Conforti, our CEO. For purposes of reporting the annual total compensation and the ratio of annual total compensation of the CEO to the median employee, both the CEO and median employee’s annual total compensation (“Median Employee Pay”) were calculated consistent with the disclosure requirements for executive compensation under the Summary Compensation Table.

In analyzing our compensation data to determine Median Employee Pay, we collected the fiscal year 2018 salary, incentive, and equity compensation along with other benefits for the person who also served as our median employee for our disclosure of our pay ratio for fiscal year 2017. The fiscal year 2018 annual total compensation for this person using the compensation components disclosable in the Summary Compensation Table was $61,260 and therefore constitutes our Median Employee Pay for purposes of determining our pay ratio for fiscal year 2018. Our CEO’s total annual compensation for 2018 as reported in the Summary Compensation Table is $4,826,966. Therefore, the ratio of our CEO’s total annual compensation to Median Employee Pay is 78.80:1.

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Compensation Committee Interlocks and Insider Participation

Messrs. John J. Dillon III, Robert J. Laikin and J. Taggart (“Tag”) Birge currently comprise the Board’s Compensation Committee. During fiscal year 2018, Ms. Jacquelyn R. Soffer served on the Compensation Committee until the end of 2018 at which time Mr. Birge joined the committee on January 1, 2019. Messrs. Dillon, Laikin, and Ms. Soffer were the only individuals who were members of the Compensation Committee during fiscal year 2018. No person who served as a member of the Compensation Committee during fiscal year ended December 31, 2018 was a current or former officer or employee of the Company during the period in which they served or engaged in any transactions with the Company required to be publicly disclosed under the regulations of the SEC. Additionally, there were no compensation committee “interlocks” during the fiscal year ended December 31, 2018, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, one whose executive officers served as a director or member of the Compensation Committee of the Board.

The Board has appointed the Compensation Committee (or a duly authorized subcommittee thereof) to serve as the administrator of the Company’s compensation and equity-based plans. The Compensation Committee is the administrator for the WGPLP Plan, Glimcher Realty Trust Amended and Restated 2004 Incentive Compensation Plan (the “2004 GRT Plan”), and the Glimcher Realty Trust 2012 Incentive Compensation Plan (the “2012 GRT Plan”). The Company assumed the 2004 GRT Plan and 2012 GRT Plan in connection with the Merger, but all equity awards issued by the Company during 2018 were from the 2014 Plan.

As the administrator, the Compensation Committee determines the number of RSUs, LTIP Units and other awards granted to the directors and employees of the Company under the 2014 Plan and, the 2004 GRT Plan and 2012 GRT Plan, to the extent that outstanding awards from those plans, are modified or adjusted.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee has furnished the foregoing report.

March 7, 2019	John J. Dillon III, Chairperson
Robert J. Laikin
J. Taggart (“Tag”) Birge

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COMPENSATION OF OUR DIRECTORS & DISCLOSURE OF

RELATED PARTY TRANSACTIONS

Director Compensation

During 2018, the non-employee members of our Board received a compensation package consisting of a combination of cash payments and an equity grant (the “Director Retainer Package”). Additionally, the Board and the Governance and Nominating Committee approved a change to the compensation regime for our non-employee Board members, including the Board Chairman, that would permit such members to elect to receive some or all of the cash portion of the Director Retainer Package in the form of RSUs (the “Equity Election”) that would vest on the same schedule as the RSUs that comprise the equity portion of the Director Retainer Package (i.e., from May to the following May). Two Board members made the Equity Election for fiscal year 2018 as reflected in the table below. The elections became effective May 17, 2018 and the new equity issued equaled the applicable portions of the last two installments of cash payments for fiscal year 2018 and first two installments of cash payments in 2019. Because the Equity Election was applied in this manner, the total value of the fiscal year 2018 Director Retainer Package for these Board members was larger than in a normal cycle.

For non-employee directors (other than the Board Chairman and one other director) who did not make the Equity Election, the aggregate value of the Director Retainer Package is $230,000 with the cash portion accounting for $110,000, or approximately 48%, of the aggregate value and the equity portion accounting for the remaining value of $120,000 (“Target Grant Value”). The value of the cash component of the Director Retainer Package for the Board Chairman is $330,000 (the “Chairman Fee”) with the equity component equal to the Target Grant Value, but was adjusted upward as a result of the Equity Election as reflected in the table below. Except for the Equity Election, the Director Retainer Package and Chairman Fee for fiscal year 2018 was substantively the same as that provided to non-employee Board members in 2017.

Payment of the cash portion of the Director Retainer Package and Chairman Fee are made in quarterly installments even if such payments to a respective director are reduced following the application of the Equity Election. The equity compensation component of the Director Retainer Package consists solely of RSUs. The Company awards RSUs to non-employee directors in May of each year that are a contingent right to receive one Common Share. For the 2018 awards, RSU grant sizes for non-employee directors who did not make the Equity Election were determined by dividing the Target Grant Value by $6.78, the closing price of the Common Shares on the date of grant, May 17, 2018, which resulted in an award per director of 17,700 RSUs. For Board members who made the Equity Election, the Target Grant Value is increased by the amount of the cash portion of the Director Retainer Package such director elected to receive in RSUs and then divided by $6.78 to determine the RSU grant size. The Target Grant Value for Board members making the Equity Election increased by $110,000 which resulted in a new Target Grant Value for such directors of $230,000 and an award size per director of 33,924 RSUs.

Each RSU will vest, unless forfeited or earlier vested by acceleration, on May 17, 2019 and be convertible into a Common Share when the Board member’s service on the Board ends unless otherwise forfeited. In the event the independent director leaves the Board, he or she will receive one Common Share for each vested RSU. Additionally, pursuant to their applicable RSU award agreements, while the award is outstanding, each non-employee director is also paid Common Share dividend equivalent payments in connection with our quarterly dividend payments for the Common Shares, in cash, equal to regular cash dividends paid on the Common Shares, regardless of whether the RSUs have vested. The value of dividend equivalent payments is factored into the grant date fair value reported in the table below and computed in accordance with FASB ASC Topic 718.

The following table and accompanying footnotes set forth certain information with respect to the cash and other compensation paid or accrued by the Company for services rendered by the persons serving on the Board during the fiscal year ended December 31, 2018. All values stated are rounded to the nearest dollar.

DIRECTOR COMPENSATION TABLE FOR THE YEAR 2018(1)

Name (a)	Fees Earned or Paid in Cash(2) ($) (b)	Stock Awards(3) ($) (c)	All Other Compensation(4) ($) (d)	Total(5) ($) (e)
John J. Dillon III	$110,000	$120,006	$0	$230,006
Robert J. Laikin	$275,000	$230,005	$0	$505,005
John F. Levy	$110,000	$120,006	$0	$230,006
J. Taggart (“Tag”) Birge	$55,000	$230,005	$0	$285,005
Jacquelyn R. Soffer	$110,000	$120,006	$0	$230,006
Sheryl G. von Blucher	$110,000	$120,006	$0	$230,006
(1)

Mr. Louis G. Conforti, our CEO, served on the Board during 2018, but did not receive compensation as a non-independent employee Board member. The compensation received by Mr. Conforti for his service during 2018 as our CEO is set forth in the Summary Compensation Table.

(2)

For the respective director except for Messrs. Laikin and Birge, the amounts listed represent the cash portion of the Director Retainer Package that the respective director received for serving on the Board as a non-employee director during 2018. For Mr. Laikin, the listed amount represents the Chairman Fee. Effective May 2018, Mr. Birge made the Equity Election to increase his Target Grant Value to $230,000 and reduce the cash portion of his Director Retainer Package by $110,000 over the period May 2018 to May 2019. Additionally, Mr. Laikin made the Equity Election to reduce his cash compensation by a third and increase his equity compensation by a third over the period May 2018 to May 2019.

(3)

Represents the grant date fair value computed in accordance with FASB ASC Topic 718 of the RSUs granted to the listed directors during 2018 as part of the Director Retainer Package. For a description of the assumptions used in computing the aggregate grant date fair values of these awards, refer to Part IV of the Form 10-K in Item 15 entitled “Exhibits and Financial Statement Schedules” in note 9 of the notes to consolidated financial statements. The RSU holdings at December 31, 2018 for the named directors are as follows: (a) Messrs. Dillon and Levy – 45,031 each, (b) Mr. Laikin – 76,767, (c) Ms. Soffer – 60,543, (d) Mr. Birge – 49,924, and (e) Ms. von Blucher – 42,427. The aggregate number of RSUs held by Mr. Conforti at the end of fiscal year 2018 is reported in the footnotes to the table entitled “Outstanding Equity Awards at Fiscal Year-End 2018.”

(4)

The total value of all perquisites and other personal benefits received by the respective named director during the fiscal year ended December 31, 2018, if any, was less than $10,000, and therefore is not included in this table.

(5)	For each respective named director, the amount listed represents the aggregate total of the amounts listed in columns (b) through (d).

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Certain Relationships & Related Party Transactions

None.

INFORMATION ABOUT SECURITY OWNERSHIP & OUR EQUITY COMPENSATION PLANS

The tables and accompanying footnotes set forth below under the heading “Security Ownership of Certain Beneficial Owners & Management” provide the beneficial ownership information for each director, the Named Executives, and all directors and executive officers of the Company as a group of the Company’s Common Shares and other equity securities as well as all other persons or entities known by the Company to be beneficial owners of more than five percent of the Company’s outstanding Common Shares and such other classes of equity securities of the Company as of the Record Date, except as otherwise noted. All partial Common Shares and units have been rounded up to the next whole Common Share or unit. The table under the heading “Equity Compensation Plan Information” discloses information about Common Shares issued or available to be issued pursuant to our equity compensation plans as of December 31, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS & MANAGEMENT

COMMON STOCK OWNERSHIP

Name of Beneficial Owner(1)	Amount Beneficially Owned(2)	Percent Of Class
Louis G. Conforti	341,547(5)	(3)
Mark E. Yale	279,287(6)	(3)
Robert P. Demchak	50,930(7)	(3)
Paul S. Ajdaharian	52,405(8)	(3)
Armand Mastropietro	60,529(9)	(3)
Gregory E. Zimmerman	67,859(10)	(3)
J. Taggart (“Tag”) Birge	49,924(11)	(3)
John J. Dillon III	45,031(12)	(3)
Robert J. Laikin	145,967(13)	(3)
John F. Levy	45,031(12)	(3)
Jacquelyn R. Soffer	160,543(14)	(3)
Sheryl G. von Blucher	67,427(15)	(3)
BlackRock, Inc.	32,138,710(16)	17.24%(4)
The Vanguard Group	29,217,691(17)	15.67%(4)
PSG Asset Management (PTY) Limited	9,347,908(18)	5.01%(4)
All directors and executive officers as a group (12 persons)	1,342,875(19)	(3)

SERIES I PREFERRED STOCK OWNERSHIP

Name of Beneficial Owner(1)	Amount Beneficially Owned(2)	Percent Of Class
Heitman Real Estate Securities LLC	409,017(20)	10.8%(4)

(1)	Unless otherwise indicated in the footnotes below, the address for each beneficial owner listed is 180 East Broad Street, Columbus, Ohio 43215.

(2)

Unless otherwise indicated, the listed beneficial owner has sole voting and investment power with respect to the Common Shares and the 6.875% Series I Cumulative Redeemable Preferred Shares of Beneficial Interest (“Series I Preferred Stock”), as applicable.

(3)

As applicable and as of the Record Date, the percentage ownership of the listed person or group does not exceed one percent (1%) of WPG's outstanding Common Shares. Common Shares issuable upon exercise of stock options, RSU, PSU and LTIP Unit holdings are included in the adjacent column for the listed person only to the extent the related stock options, RSUs, PSUs and LTIP Units are exercisable or convertible into Common Shares within sixty (60) days following the Record Date.

(4)

For the entity listed, the Percent of Class was computed based on 186,453,891 Common Shares outstanding as the Record Date and in the case of all directors and executive officers as a group, the number of Common Shares issuable upon the exercise of vested stock options, conversion of vested RSUs and redemption of vested LTIP Units, if any, held by all such members of such group in addition to the number of Common Shares outstanding on the Record Date. Common Shares issuable upon exercise of vested stock options, RSU holdings and LTIP Units are included only to the extent the related stock options, RSUs, and LTIP Units are exercisable or convertible into Common Shares within sixty (60) days following the Record Date. With respect to WPG's preferred stock, the Percent of Class for the Series I Preferred Stock is based on 3,800,000 shares outstanding as of the Record Date.

(5)

Represents 326,764 unrestricted Common Shares held directly by Mr. Conforti. Also includes Mr. Conforti’s 14,783 vested RSUs. These RSUs represent a contingent right to receive one Common Share per vested RSU upon Mr. Conforti leaving the Board. Excluded from the total are 750,570 unvested RSUs of which 284,483 RSUs will cliff vest on October 6, 2019, 52,152 RSUs will vest in February 2020, 163,935 RSUs will vest in installments in February 2020 and February 2021, and 250,000 RSUs shall vest in one-third installments in February 2020, 2021 and 2022; provided, in each instance that Mr. Conforti is in continued compliance with certain covenants in his employment agreement and subject to certain provisions of such agreement relating to a change in control of the Company. Also excludes 652,478 unearned and unvested PSUs. PSUs shall be earned based upon the satisfaction of certain relative TSR criteria with the number of earned PSUs ranging from 0% to 150% of the allocated amount awarded to Mr. Conforti based on the Company’s TSR performance over the three-year performance period established at the time the respective PSU is allocated; provided, in each instance that Mr. Conforti is in continued compliance with certain covenants in his employment agreement and subject to certain provisions of such agreement relating to a change in control of the Company. The RSUs and PSUs each represent a contingent right to receive one Common Share. All vesting of the aforementioned securities is subject to Mr. Conforti’s continued employment on the date the respective security vests or is earned. None of Mr. Conforti’s holdings are pledged as collateral or security.

(6)

Represents 279,287 Common Shares held directly by Mr. Yale. Of Mr. Yale’s 279,287 Common Shares, 7,125 are restricted Common Shares that have transfer restrictions that lapse in May 2019. Excluded from the total are: (i) 53,232 vested LTIP Units which may be converted (at Mr. Yale’s option) into a corresponding number of O.P. Units on a one-for-one basis subject to the terms and conditions of the applicable certificate of designation that relates to the units, (ii) 111,791 unvested RSUs of which 27,011 RSUs will vest in February 2020, 32,787 RSUs will vest in installments in February 2020 and 2021 and 51,993 shall vest in one-third installments in February 2020, 2021 and 2022; provided, in each instance that Mr. Yale is in continued compliance with certain covenants in his employment agreement and subject to certain provisions of such agreement relating to a change in control of the Company, and (iii) 132,488 unearned and unvested PSUs which shall be earned based upon the satisfaction of certain relative TSR criteria with the number of earned PSUs ranging from 0% to 150% of the allocated amount awarded to Mr. Yale based on the Company’s TSR performance over the three-year performance period established at the time the respective PSU is allocated; provided, in each instance that Mr. Yale is in continued compliance with certain covenants in his employment agreement and subject to certain provisions of such agreement relating to a change in control of the Company. The RSUs and PSUs each represent a contingent right to receive one Common Share. All vesting of the aforementioned securities is subject to Mr. Yale’s continued employment on the date the respective security vests or is earned. None of Mr. Yale’s holdings are pledged as collateral or security.

(7)

Represents 50,930 unrestricted Common Shares held directly by Mr. Demchak. Excluded from the total are: (i) 28,162 vested LTIP Units which may be converted (at Mr. Demchak’s option) into a corresponding number of O.P. Units on a one-for-one basis subject to the terms and conditions of the applicable certificate of designation that relates to the units, (ii) 141,557 unvested RSUs of which 50,000 RSUs will cliff vest on June 20, 2019, 20,906 RSUs will vest in February 2020, 27,323 RSUs will vest in installments in February 2020 and 2021, and 43,328 shall vest in one-third installments in February 2020, 2021 and 2022 provided, in each instance that Mr. Demchak is in continued compliance with certain covenants in his employment agreement and subject to certain provisions of such agreement relating to a change in control of the Company. Also excludes 110,408 unearned and unvested PSUs which shall be earned based upon the satisfaction of certain relative TSR criteria with the number of earned PSUs ranging from 0% to 150% of the allocated amount awarded to Mr. Demchak based on the Company’s TSR performance over the three-year performance period established at the time the respective PSU is allocated; provided, in each instance that Mr. Demchak is in continued compliance with certain covenants in his employment agreement and subject to certain provisions of such agreement relating to a change in control of the Company. The RSUs and PSUs each represent a contingent right to receive one Common Share. All vesting of the aforementioned securities is subject to Mr. Demchak’s continued employment on the date the respective security vests or is earned. None of Mr. Demchak’s holdings are pledged as collateral or security.

(8)

Represents 52,405 unrestricted registered Common Shares held directly by Mr. Ajdaharian. Excluded from the total are 17,357 vested LTIP Units which may be converted (at Mr. Ajdaharian’s option) into a corresponding number of O.P. Units on a one-for-one basis subject to the terms and conditions of the applicable certificate of designation that relates to the units.

(9)

Represents 60,529 unrestricted registered Common Shares held directly by Mr. Mastropietro. Excluded from the total are 17,809 vested LTIP Units which may be converted (at Mr. Mastropietro’s option) into a corresponding number of O.P. Units on a one-for-one basis subject to the terms and conditions of the applicable certificate of designation that relates to the units.

(10)

Represents 67,859 unrestricted Common Shares held directly by Mr. Zimmerman. Excluded from the total are 12,548 vested LTIP Units which may be converted (at Mr. Zimmerman’s option) into a corresponding number of O.P. Units on a one-for-one basis subject to the terms and conditions of the applicable certificate of designation that relates to the units.

(11)

Represents 49,924 vested RSUs that are vested or will vest within sixty (60) days of the Record Date. Vested RSUs represent a contingent right to receive one Common Share. Mr. Birge will upon leaving the Board receive one Common Share for each vested RSU held. None of Mr. Birge’s holdings are pledged as collateral or security.

(12)

Represents 45,031 RSUs that are vested or will vest within sixty (60) days of the Record Date. Vested RSUs represent a contingent right to receive one Common Share. Each of Messrs. Dillon and Levy will upon leaving the Board receive one Common Share for each vested RSU held. None of Messrs. Dillon or Levy’s holdings are pledged as collateral or security.

(13)

Includes 69,200 unrestricted Common Shares held directly by Mr. Laikin as well as 76,767 RSUs that are vested or will vest within sixty (60) days of the Record Date. Vested RSUs represent a contingent right to receive one Common Share. Upon Mr. Laikin leaving the Board, he will receive one Common Share for each vested RSU that he holds. None of Mr. Laikin’s holdings are pledged as collateral or security.

(14)

Includes 100,000 Common Shares held directly by Ms. Soffer as well as 60,543 RSUs that are vested or will vest within sixty (60) days of the Record Date. Vested RSUs represent a contingent right to receive one Common Share. Upon Ms. Soffer leaving the Board, she will receive one Common Share for each vested RSU that she holds. None of Ms. Soffer’s holdings are pledged as collateral or security.

(15)

Includes 25,000 Common Shares held directly by Ms. von Blucher as well as 42,427 RSUs that are vested or will vest within sixty (60) days of the Record Date. Vested RSUs represent a contingent right to receive one Common Share. Upon Ms. von Blucher leaving the Board, she will receive one Common Share for each vested RSU that she holds. None of Ms. von Blucher’s holdings are pledged as collateral or security.

(16)

Based solely upon information contained in a Schedule 13G/A filed with the SEC on January 31, 2019 in which BlackRock, Inc. ("BlackRock") reported that it held sole power to vote 31,588,385 of the Common Shares reported in the table above and owned beneficially and had sole power to dispose of all of the Common Shares reported in the table above. The address of BlackRock reported in the Schedule 13G/A is 55 East 52nd Street, New York, NY 10055.

(17)

Based solely upon information contained in a Schedule 13G/A filed with the SEC on February 11, 2019 in which The Vanguard Group, Inc. (“Vanguard”) reported that it had sole dispositive power over 28,217,691 of the Common Shares reported in the table above, shared dispositive power over 400,981 of the Common Shares reported in the table above, sole voting power over 341,397 of the Common Shares reported in the table above, and shared voting power over 238,172 of the Common Shares reported in the table above. The address of Vanguard reported in the Schedule 13G/A is 100 Vanguard Blvd., Malvern, PA 19355.

(18)

Based solely upon information contained in a Schedule 13G filed with the SEC on February 12, 2019 in which PSG Asset Management (PTY) Limited (“PSG”) reported that it beneficially owns the Common Shares reported in the table above. The address of PSG reported in the Schedule 13G/A is PSG House; Alphen Park, Constantia Main Road, Constantia, Cape Town, South Africa 7806.

(19)

Includes the beneficially owned amounts reported in the table for each Named Executive employed by the Company as of the Record Date and members of the Board plus 76,193 Common Shares (inclusive of 1,908 restricted Common Shares that have transfer restrictions scheduled to lapse on May 7, 2019 and 771 Common Shares underlying an equal number of unvested RSUs that are to vest within sixty (60) days of the Record Date) and 80,995 stock options that are vested or that will vest within sixty (60) days of the Record Date held by three other executive officers of the Company. All vesting of the aforementioned securities is subject to the continued employment of the respective executive officer on the date the respective security vests.

(20)

Based solely on a Schedule 13G/A filed with the SEC on February 14, 2019 by Heitman Real Estate Securities LLC (“Heitman”) in which it reported sole voting and dispositive power as to the Series I Preferred Stock reported above. Heitman reported that it beneficially owned the shares reported above. The address of Heitman reported in the Schedule 13G/A is 191 N. Wacker Drive, Suite 2500, Chicago, Illinois 60606.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our senior executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership of our securities and changes in reported ownership. WPG executive officers, directors and greater than 10% shareholders are required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the reports furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that, except for one executive officer who was terminated in 2019, all Section 16 filing requirements for WPG’s directors and executive officers were complied with on a timely basis during our fiscal year ended December 31, 2018.

EQUITY COMPENSATION PLAN INFORMATION

Information about our existing equity compensation plans as of December 31, 2018 is as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,175,210(1)	$12.96(2)	3,141,890

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	5,175,210	$12.96	3,141,890
(1)

Includes 494,325 outstanding inducement equity awards issued in 2014 and 2015, a total of 1,765,171 outstanding RSUs, a total of 9,033 restricted Common Shares, 310,870 LTIP Units, 1,256,070 Common Shares reserved for payment of PSUs allocated as part of the 2017 and 2018 Annual Awards (at maximum), 660,000 PSU dividend equivalents estimated at maximum payout and a total of 679,741 stock options of which 393,500 stock options were issued from the 2014 Plan and 286,241 stock options were issued from either the 2004 GRT Plan or 2012 GRT Plan.

(2)	The weighted-average exercise price is only applicable to outstanding stock options.

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GENERAL INFORMATION

SHAREHOLDER PROPOSALS AT OUR 2020 ANNUAL MEETING

Rule 14a-8 Shareholder Proposals

To be considered for inclusion in the proxy materials for the 2020 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act, a shareholder proposal made pursuant to such rule must be received by our Corporate Secretary at 180 East Broad Street, Columbus, Ohio 43215 by the close of business on November 30, 2019. If the date of such meeting is changed by more than 30 days from May 16, 2020, the proposal must be received by us at a reasonable time before we begin to print and send our proxy materials. In addition, shareholder proposals must otherwise comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and any other applicable laws and regulations.

Shareholder Proposals or Other Business Outside of the Rule 14a-8 Process

Our Bylaws also establish an advance notice procedure for shareholders who wish to present a proposal of business or nominate a director before an annual meeting of shareholders but do not intend for the proposal to be included in our proxy statement pursuant to Rule 14a-8. Pursuant to our Bylaws, such a proposal of business or nomination of a director may be brought before the meeting by a shareholder who is entitled to vote at such meeting and who gives timely notice of such proposal or nomination and otherwise satisfies the applicable requirements set forth in our Bylaws. To be timely for the 2020 Annual Meeting of Shareholders, such notice must be received by our Corporate Secretary at 180 East Broad Street, Columbus, Ohio 43215 by the close of business on January 17, 2020. If the date of the 2020 Annual Meeting of Shareholders is changed by more than 30 days from May 16, 2020, the proposal must be received by us not later than the close of business on the later of 120 calendar days in advance of the 2020 Annual Meeting of Shareholders or ten (10) calendar days following the date upon which public announcement of the date of the meeting is first made.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single annual report to shareholders and proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single annual report to shareholders and proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report to shareholders and proxy statement, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the Proxy Statement and annual report by contacting Investor Relations, Washington Prime Group Inc., 180 East Broad Street, Columbus, Ohio 43215, (614) 621-9000.

FINANCIAL AND OTHER INFORMATION

The Company's Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including certain financial statements and schedules, are being made available to the Company's shareholders concurrently with this Proxy Statement.

EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons and the Company will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by directors, executive officers, and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives.

OTHER BUSINESS

The Board does not know of any other matters that may be properly brought before the Annual Meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,
Robert P. Demchak Executive Vice President, General Counsel and Corporate Secretary

March 29, 2019

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Appendix A

2019 WASHINGTON PRIME GROUP, L.P.

STOCK INCENTIVE PLAN

SECTION 1.	Purpose; Definitions

The purpose of this Plan is to provide for Eligible Individuals of the Partnership and certain of its Affiliates an equity-based incentive to maintain and enhance the performance and profitability of the Partnership and the Company.

For purposes of this Plan, the following terms are defined as set forth below:

(a)          “Affiliate” means any entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Partnership; provided, however, that the Company and Affiliates of the Company shall be considered Affiliates of the Partnership.

(b)          “Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(c)          “Award” means a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, LTIP Unit, Performance Unit or Other Stock-Based Award granted pursuant to the terms of this Plan.

(d)          “Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

(e)          “Board” means the Board of Directors of the Company.

(f)          “Cause” means, unless otherwise provided in an Award Agreement, (1) “Cause” as defined in any Individual Agreement to which the Participant is a party as of the Grant Date, or (2) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of, or plea of guilty or nolo contendere by, the Participant for committing a felony under federal law or the law of the state in which such action occurred, (B) willful and deliberate failure on the part of the Participant to perform his or her employment duties in any material respect, (C) dishonesty in the course of fulfilling the Participant’s employment duties, (D) a material violation of the Company’s ethics and compliance program or (E) prior to a Change in Control, such other events as shall be determined by the Committee. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

(g)          “Change in Control” has the meaning set forth in Section 11(e).

(h)          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(i)          “Commission” means the Securities and Exchange Commission or any successor agency.

(j)          “Committee” means the Committee referred to in Section 2.

(k)          “Common Stock” means common stock, par value $0.0001 per share, of the Company as constituted on the Effective Date, all rights which may hereafter trade with such shares of common stock, and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

(l)          “Company” means Washington Prime Group Inc., an Indiana corporation, or its successor.

(m)          “Corporate Transaction” has the meaning set forth in Section 3(f).

(n)          “Disability” means, unless otherwise provided in an Award Agreement, (1) “Disability” as defined in any Individual Agreement to which the Participant is a party, or (2) if there is no such Individual Agreement or it does not define “Disability,” permanent and total disability as determined under the Company’s Long-Term Disability Plan applicable to the Participant.

(o)          “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(p)          “Effective Date” has the meaning set forth in Section 13(a).

(q)          “Eligible Individuals” means directors, officers, employees and consultants of the Partnership or an Affiliate, and prospective directors, officers, employees and consultants or the Partnership or an Affiliate who have accepted offers of employment or consultancy from the Partnership or an Affiliate.

(r)          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(s)          “Fair Market Value” of a Share or a Unit means, except as otherwise determined by the Committee, the closing price of a Share on the Applicable Exchange on the date of measurement or, if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded on the Applicable Exchange, as reported by such source as the Committee may select. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Section 409A and, if applicable, Section 422(c)(1) of the Code.

(t)          “Free-Standing SAR” has the meaning set forth in Section 5(b).

(u)          “Full-Value Award” means any Award other than a Stock Option or Stock appreciation Right.

(v)         “General Partner” means Washington Prime Group Inc. (or any successor thereto), the general partner of the Partnership.

(w)          “Grant Date” means the date which the Committee designates for granting of an Award, which shall be no earlier than the date on which the Committee adopts a resolution memorializing such grant.

(x)          “Incentive Stock Option” means any Stock Option designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

(y)          “Incumbent Board” has the meaning set forth in Section 11(e)(ii).

(z)          “Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Partnership or an Affiliate, and, after a Change in Control, a change in control or salary continuation agreement between a Participant and the Partnership or an Affiliate. If a Participant is party to both an employment agreement and a change in control or salary continuation agreement, the employment agreement shall be the relevant “Individual Agreement” prior to a Change in Control, and, the change in control or salary continuation agreement shall be the relevant “Individual Agreement” after a Change in Control.

(aa)        “LTIP Units” mean long-term incentive plan interests in the Partnership created under the Partnership Agreement and granted under Section 8(a) which, under certain conditions, are convertible into Units.

(bb)        “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(cc)        “Other Stock-Based Award” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) unrestricted stock, dividend equivalents, and convertible debentures.

(dd)        “Participant” means an Eligible Individual to whom an Award is or has been granted.

(ee)        “Partnership” means Washington Prime Group, L.P., an Indiana partnership, or its successor.

(ff)        “Partnership Agreement” means the Limited Partnership Agreement of the Partnership, as in effect on the Effective Date and as amended or restated from time to time thereafter, including any certificates of designation establishing the powers, preferences, economic rights and conditions to vesting of a series of LTIP Units.

(gg)        “Performance Goals” means the performance goals established by the Committee in connection with the grant of an Award.

(hh)        “Performance Period” means that period established by the Committee at the time any Performance Unit is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

(ii)         “Performance Unit” means any Award granted under Section 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(jj)         “Plan” means the 2019 Washington Prime Group, L.P. Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

(kk)        “Prior Plan” means the Washington Prime Group L.P. 2014 Stock Incentive Plan.

(ll)          “Replaced Award” has the meaning set forth in Section 11(b).

(mm)      “Replacement Award” has the meaning set forth in Section 11(b).

(nn)        “Restricted Stock” means an Award granted under Section 6.

(oo)        “Restricted Stock Unit” has the meaning set forth in Section 7(a).

(pp)        “Restriction Period” has the meaning set forth in Section 6(c)(ii).

(qq)       “Retirement” means, except as otherwise provided by the Committee, (i) retirement from active employment with the Company or any Affiliate pursuant to the early or normal retirement provisions of the applicable retirement plan of such employer or (ii) pursuant to the retirement scheme applicable under local law or the local policies and procedures of the Company or any Affiliate.

(rr)        “Section 16(b)” has the meaning set forth in Section 12(a).

(ss)        “Share” means a share of Common Stock.

(tt)        “Stock Appreciation Right” means an Award granted under Section 5(b) or 5(c).

(uu)        “Stock Option” means an Award granted under Section 5(a).

(vv)       “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Partnership or an Affiliate or any successor thereto.

(ww)     “Substitute Award” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(xx)        “Tandem SAR” has the meaning set forth in Section 5(b).

(yy)        “Term” means the maximum period during which a Stock Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement or other document approved by the Committee.

(zz)        “Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Partnership and all Subsidiaries and Affiliates. Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Partnership and all Subsidiaries and Affiliates terminates but such Participant continues to provide services to the Partnership or a Subsidiary or Affiliate in a non- employee capacity, such change in status shall not be deemed a Termination of Employment and (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Partnership shall also be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Partnership or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Partnership and Subsidiaries and Affiliates shall not be considered Terminations of Employment. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes “non-qualified deferred compensation” within the meaning of Section 409A of the Code, a Participant shall not be considered to have experienced a “Termination of Employment” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”).

(aaa)      “Units” means units of limited partnership interests of the Partnership, as defined in the Partnership Agreement, which are exchangeable for shares of Common Stock on a one- for-one basis or an equivalent amount of cash, as selected by the General Partner of the Partnership. In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2.	Administration

(a)            Committee. The Partnership, acting through the Company as its General Partner, hereby appoints the Compensation Committee of the Board of Directors as administrator of the Plan, which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board.

Subject to the terms and conditions of this Plan, the Committee shall have absolute authority:

(i)       To select the Eligible Individuals to whom Awards may from time to time be granted;

(ii)      To determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, LTIP Units, Performance Units, Other Stock-Based Awards or any combination thereof are to be granted hereunder;

(iii)     To determine the number of Shares or LTIP Units to be covered by each Award granted hereunder;

(iv)     To approve the form of any Award Agreement and determine the terms and conditions of any Award granted hereunder, including, but not limited to, the exercise price (subject to Section 5(d)), any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any Subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

(v)       To modify, amend or adjust the terms and conditions of any Award (subject to Sections 5 (d) and 5(e)), at any time or from time to time, including, but not limited to, Performance Goals;

(vi)      To determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred;

(vii)     To determine under what circumstances an Award may be settled in cash, Shares, other property or a combination of the foregoing;

(viii)    To determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

(ix)      To adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;

(x)       To establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

(xi)      To interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Award Agreement relating thereto);

(xii)     To decide all other matters that must be determined in connection with an Award; and

(xiii)    To otherwise administer this Plan.

(b)             Procedures.

(i)       The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 12, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

(ii)      Any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c)             Discretion of Committee. Any determination made by the Committee or pursuant to delegated authority under the provisions of this Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of this Plan shall be final, binding and conclusive on all persons, including the Company, Participants and Eligible Individuals.

(d)              Cancellation or Suspension. Subject to Section 5(e), the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.

(e)              Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall be subject to the Award Agreement being signed by the Company and the Participant receiving the Award unless otherwise provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 13(d) hereof.

SECTION 3.  Common Stock Subject to Plan

(a)              Plan Maximums. The maximum number of Shares that may be granted pursuant to Awards under this Plan shall be the sum of (i) 7,290,000, plus (ii) any shares of Common Stock available for grant under the Prior Plan immediately prior to the Effective Date. The maximum number of Shares that may be granted pursuant to Stock Options intended to be Incentive Stock Options shall be 3,000,000 Shares. Shares subject to an Award under this Plan may be authorized and unissued Shares.

(b)              Non-Employee Director Limit. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash and non-cash compensation paid by the Company or any Affiliate to any member of the Board who is not also an employee of the Company or any Affiliate, other than the Board chairperson, in any calendar year shall not exceed $750,000. For purposes of this limitation, the value of any Award shall be valued at the grant date fair value as determined by the Company for financial statement purposes and all other non-cash compensation shall be valued at fair market value as reasonably determined by the Committee.

(c)              Rules for Calculating Shares Delivered. To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under this Plan. To the extent that after December 31, 2018, any award under the Prior Plan is forfeited, terminates, expires, or lapses instead of being exercised, or any award under the Prior Plan is settled for cash, the Shares subject to such awards under the Prior Plan not delivered as a result thereof shall again be available for Awards under this Plan. If the tax withholding obligations relating to any Award other than a Stock Option or Stock Appreciation Right are satisfied by delivering Shares (either actually or through a signed document affirming the Participant’s ownership and delivery of such Shares) or withholding Shares relating to such Award, the net number of Shares subject to the Award after payment of the tax withholding obligations shall be deemed to have been granted for purposes of the first sentence of Section 3(a). If the tax withholding obligations relating to any award granted under the Prior Plan other than a stock option or stock appreciation right are satisfied by delivering Shares (either actually or through a signed document affirming the Participant’s ownership and delivery of such Shares) or withholding Shares relating to such award, the number of Shares so delivered or withheld shall be added back to the number of Shares available for future grant. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the number of Shares available for future grant under the Plan: (i) Shares tendered by or withheld by the Company in payment of the exercise price of a Stock Option or Stock Appreciation Right or, after December 31, 2018, a stock option or stock appreciation right granted under the Prior Plan; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to a Stock Option or Stock Appreciation Right or, after December 31, 2018, a stock option or stock appreciation right under the Prior Plan; (iii) Shares subject to a Stock Appreciation Right or, after December 31, 2018, a stock appreciation right under the Prior Plan that are not issued in connection with its stock settlement on exercise thereof; and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Stock Options or, after December 31, 2018, stock options under the Prior Plan.

(d)              Substitute Awards. Substitute Awards shall not reduce the number of shares available for grant, nor shall Shares subject to a Substitute Award be added to the number of shares available for grant as provided in Section 3(c) above. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of Shares available for future grant (and Shares subject to such Awards shall not be added to the Shares available for future grant as provided in Section 3(c) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Eligible Individuals prior to such acquisition or combination.

(e)              LTIP Units. Each Unit into which an Award of LTIP Units may become convertible shall be treated as one share of Common Stock for purposes of this Section 3.

(f)              Adjustment Provisions.

(i)      In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (ii) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (iii) the number and kind of Shares or other securities subject to outstanding Awards; and (iv) the exercise price of outstanding Awards.

(ii)     In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company or the Partnership, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s shareholders or the Partnership’s unitholders, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; (D) the exercise price of outstanding Awards; and (E) such other terms and conditions of Awards as may be determined by the Committee or the Board.

(iii)     In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of a Stock Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Stock Option or Stock Appreciation Right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other the Company’s filings with the Commission.

(iv)     Any adjustments made pursuant to this Section 3(f) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; and (ii) any adjustments made pursuant to this Section 3(f) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either (A) the Awards continue not to be subject to Section 409A of the Code or (B) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

(v)      Any adjustment under this Section 3(f) need not be the same for all Participants.

SECTION 4.  Eligibility

Awards may be granted under this Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and a parent corporation or subsidiary corporation of the Company (within the meaning of Section 424(e) and (f) of the Code, respectively).

SECTION 5.  Stock Options and Stock Appreciation Rights

(a)       Types of Stock Options. Stock Options may be granted alone or in addition to other Awards granted under this Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. The Award Agreement for a Stock Option shall indicate whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

(b)       Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with a Stock Option, or “Free-Standing SARs,” which are not granted in conjunction with a Stock Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(c)       Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Stock Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Stock Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Stock Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Stock Option, and the related Stock Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

(d)       Exercise Price. The exercise price per Share subject to a Stock Option or Free- Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Stock Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(f), to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Stock Option or Free-Standing SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Stock Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s shareholders.

(e)       Term. The Term of each Stock Option and each Free-Standing SAR shall be fixed by the Committee, but no Stock Option or Free-Standing SAR shall be exercisable more than 10 years after its Grant Date.

(f)       Exercisability. Except as otherwise provided herein, Stock Options and Free- Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

(g)       Method of Exercise. Subject to the provisions of this Section 5, Stock Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the Term thereof by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased, or subject to the Free-Standing SAR as to which exercised.

In the case of the exercise of a Stock Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Stock Options multiplied by the applicable exercise price) by certified or bank check, wire transfer, or such other instrument or method as the Company may accept. If provided for in the applicable Award Agreement as approved by the Committee, payment in full or in part may also be made as follows:

(i)       In the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the Participant of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the Participant shall only have the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option if such right is set forth in the applicable Award Agreement.

(ii)      To the extent permitted by applicable law, by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of stock necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.

(iii)     By instructing the Company to withhold a number of such shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Stock Option is exercised) equal to the product of (A) the exercise price per Share multiplied by (B) the number of shares of Common Stock in respect of which the Stock Option shall have been exercised.

(h)       Delivery; Rights of Shareholders. A Participant shall not be entitled to delivery of Shares pursuant to the exercise of a Stock Option or Stock Appreciation Right until the exercise price therefor has been fully paid and applicable taxes have been withheld. Except as otherwise provided in Section 5(l), a Participant shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 15(a) and (iii) in the case of a Stock Option, has paid in full for such Shares.

(i)       Nontransferability of Stock Options and Stock Appreciation Rights. No Stock Option or Free-Standing SAR shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution; or (ii) in the case of a Nonqualified Stock Option or Free-Standing SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise (for purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto). A Tandem SAR shall be transferable only with the related Stock Option as permitted by the preceding sentence. Any Stock Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such stock option is transferred pursuant to this Section 5(i), it being understood that the term “holder” and “Participant” include such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

(j)       Termination of Employment. The effect of a Participant’s Termination of Employment on any Stock Option or Stock Appreciation Right then held by the Participant shall be set forth in the applicable Award Agreement or any other document approved by the Committee and applicable to such Stock Option or Stock Appreciation Right. In no event shall a Stock Option or Stock Appreciation Right be exercisable after the expiration of its Term.

(k)       Additional Rules for Incentive Stock Options. Notwithstanding any other provision of this Plan to the contrary, no Stock Option which is intended to qualify as an Incentive Stock Option may be granted to any Eligible Employee who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Stock Option is granted the exercise price is at least 110% of the Fair Market Value of a Share and such Stock Option by its terms is not exercisable after the expiration of five years from the date such Stock Option is granted. In addition, the aggregate Fair Market Value of the Common Stock (determined at the time a Stock Option for the Common Stock is granted) for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year, under all of the incentive stock option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent a Stock Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Stock Option in excess of such limit shall be treated as a Nonqualified Stock Option.

(l)       Dividends and Dividend Equivalents. Dividends (whether paid in cash or Shares) and dividend equivalents shall not be paid or accrued on Stock Options or Stock Appreciation Rights unless provided by the Committee; provided that Stock Options and Stock Appreciation Rights may be adjusted under certain circumstances in accordance with the terms of Section 3(f).

SECTION 6.  Restricted Stock

(a)       Administration. Shares of Restricted Stock are actual Shares issued to a Participant and may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such shares of Restricted Stock may be subject to forfeiture and any other terms and conditions of the Restricted Stock, in addition to those contained in Section 6(c).

(b)       Book-Entry Registration or Certificated Shares. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. If any certificate is issued in respect of shares of Restricted Stock, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the 2019 Washington Prime Group, L.P. Stock Incentive Plan and an Award Agreement. Copies of such plan and agreement are on file at the offices of Washington Prime Group Inc., 180 East Broad Street, Columbus, Ohio 43215.

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(c)       Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions and such other terms and conditions as are set forth in this Plan and the applicable Award Agreement or other document approved by the Committee (including the vesting or forfeiture provisions applicable upon a Termination of Employment):

(i)       The Committee shall, prior to or at the time of grant, condition (A) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant, or (B) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient.

(ii)      Subject to the provisions of this Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the Grant Date of the Award and during which the vesting restrictions apply (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

(d)       Rights of a Shareholder. Except as provided in this Section 6 and the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any dividends. As determined by the Committee in the applicable Award Agreement and subject to Section 15(e), with respect to Restricted Stock with vesting subject solely to continued service (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be payable in cash and shall, as determined by the Committee, be either (i) held subject to the vesting of the underlying Restricted Stock, or (ii) distributed in full or in part without regard to the vested status of the underlying Restricted Stock and (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, and shall, as determined by the Committee, be either (i) held subject to the vesting of the underlying Restricted Stock, or (ii) distributed in full or in part without regard to the vested status of the underlying Restricted Stock. With respect to Restricted Stock with vesting subject to the attainment of Performance Goals (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall accrue either in cash or reinvestment in additional Restricted Stock, and be paid only to the extent the underlying Restricted Stock vests and (B) dividends payable in Common Stock shall accrue, assuming reinvestment in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, and be paid only to the extent the underlying Restricted Stock vests.

(e)       Delivery of Unlegended Certificates. If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

SECTION 7.  Restricted Stock Units

(a)       Administration. Restricted stock units and deferred share rights (together, “Restricted Stock Units”) are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares, or both, based upon the Fair Market Value of a specified number of Shares. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock Units will be awarded, the number of shares in respect of which any granted Restricted Stock Units shall relate, the conditions for vesting, the time or times within which such Restricted Stock Units may be subject to forfeiture and any other terms and conditions of the Restricted Stock Units, in addition to those contained in Section 7(b).

(b)       Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions and such other terms and conditions as are set forth in this Plan and the applicable Award Agreement or other document approved by the Committee (including the vesting or forfeiture provisions applicable upon a Termination of Employment):

(i)        The Committee shall, prior to or at the time of grant, condition (A) the vesting of Restricted Stock Units upon the continued service of the applicable Participant, or (B) the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, at a later time specified by the Committee in the applicable Award Agreement, or, if the Committee so permits, in accordance with an election of the Participant.

(ii)       Subject to the provisions of this Plan and the applicable Award Agreement, during the Restriction Period, if any, set by the Committee, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(c)       Rights of a Shareholder. A Participant to whom Restricted Stock Units are awarded shall have no rights as a shareholder with respect to the Shares represented by the Restricted Stock Units unless and until Shares are actually delivered to the Participant in settlement thereof. As determined by the Committee and subject to Section 15(e), with respect to Restricted Stock Units with vesting subject solely to continued service either (i) an Award of Restricted Stock Units shall be adjusted to reflect deemed reinvestment in additional Restricted Stock Units of the dividends that would be paid and distributions that would be made with respect to the Award of Restricted Stock Units if it consisted of actual Shares, or (ii) dividend equivalents shall be paid on Restricted Stock Units in respect of such dividends and distributions, without regard to the vested status of the underlying Restricted Stock Units. With respect to Restricted Stock Units with vesting subject to the attainment of Performance Goals (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Units shall accrue either in cash or reinvestment in additional Restricted Stock Units, and be paid or delivered only to the extent the underlying Restricted Stock Unit vests and (B) dividends payable in Common Stock shall accrue, assuming reinvestment in the form of additional Restricted Stock Units, and be delivered only to the extent the underlying Restricted Stock Unit vests.

(d)       Notwithstanding the immediately preceding sentence, if an adjustment to an Award of Restricted Stock Units is made pursuant to Section 3(f) as a result of any dividend or distribution, no increase to such Award (by means of deemed reinvestment in additional Restricted Stock Units) shall be made, and no dividend equivalents shall be paid, under Section 7(c) as a result of the same dividend or distribution.

SECTION 8.  LTIP Units

(a)       Administration. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of LTIP Units will be awarded, the number of LTIP Units to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such LTIP Units may be subject to forfeiture and any other terms and conditions of the LTIP Units, in addition to those contained in Section 8(b).

(b)       Terms and Conditions. LTIP Units shall be subject to the following terms and conditions and such other terms and conditions as are set forth in this Plan, the Partnership Agreement, Certificate of Designation of LTIP Units, the applicable Award Agreement or such other document approved by the Committee (including the vesting or forfeiture provisions applicable upon a Termination of Employment):

(i)       The Committee shall, prior to or at the time of grant, condition (A) the vesting of an Award of LTIP Units upon the continued service of the applicable Participant, or (B) the grant or vesting of an Award of LTIP Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of LTIP Unit Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient.

(ii)      Each LTIP Unit Award under the Plan shall relate to a specified number of Units. LTIP Units shall be convertible into Units once vested and in accordance with the other terms and conditions set forth in the applicable Partnership Agreement and the applicable Certificate of Designation of LTIP Units. Units into which LTIP Units are converted shall be exchangeable, in whole or in part, for shares of Common Stock on a one-for- one basis, or cash, as selected by the General Partner (or such other form of consideration equivalent in value thereto as may be determined by the Committee in its sole discretion) at such time and on such terms as may be established by the Committee and in accordance with the Partnership Agreement and the applicable Certificate of Designation of LTIP Units.

(iii)     Subject to the provisions of this Plan and the applicable Award Agreement, during the Restriction Period of an LTIP Unit Award, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the LTIP Units subject to such Award.

(c)       Rights of a Shareholder or Unitholder. A Participant to whom LTIP Units are awarded shall have no rights as a holder of Units until such LTIP Units are converted into Units, and shall have no rights as a shareholder with respect to the Shares for which such Units may be exchanged unless and until so exchanged and Shares are actually delivered to the Participant in settlement thereof. A Participant’s rights to distributions in respect of LTIP Units, if any, shall be determined in accordance with the terms of the Partnership Agreement and the applicable Certificate of Designation of LTIP Units.

SECTION 9. Performance Units

Performance Units may be issued hereunder to Eligible Individuals, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under this Plan. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee at the time of the resolution fixing the Grant Date for each Performance Unit. The conditions for grant or vesting and the other provisions of Performance Units (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Performance Units may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement or other document approved by the Committee. Each Performance Unit award will be evidenced by an Award Agreement or other document approved by the Committee that specifies the date and terms of the award and such additional limitations, terms and conditions as the Committee may determine.

SECTION 10. Other Stock-Based Awards

Other Stock-Based Awards may be granted either alone or in conjunction with other Awards granted under this Plan.

SECTION 11. Change-in-Control Provisions

(a)       General. The provisions of this Section 11 shall, subject to Section 3(e), apply notwithstanding any other provision of this Plan to the contrary, except to the extent the Committee specifically provides otherwise in an Award Agreement.

(b)       Impact of Change in Control. Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement: (i) all then-outstanding Stock Options and Stock Appreciation Rights shall become fully vested and exercisable, and all Full- Value Awards (other than performance-based Awards) shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 11(c) (any award meeting the requirements of Section 11(c), a “Replacement Award”) is provided to the Participant pursuant to Section 3(f) to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”), and (ii) any performance-based Award that is not replaced by a Replacement Award shall be deemed to be earned and payable in an amount equal to the full value of such performance-based Award (with, unless otherwise provided in an Award Agreement or Individual Agreement or agreed in connection with the Change in Control, all applicable Performance Goals deemed achieved at the level of achievement of the Performance Goals for the Award as determined by the Committee not later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)).

(c)       Replacement Awards. An Award shall meet the conditions of this Section 11(c) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion consistent with Section 3(e); (iii) the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change in Control; (iv) it contains terms relating to vesting (including with respect to a Termination of Employment) that are substantially identical to those of the Replaced Award; and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control. The determination whether the conditions of this Section 11(c) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(d)       Termination of Employment. Notwithstanding any other provision of this Plan to the contrary and unless otherwise determined by the Committee and set forth in the applicable Award Agreement, upon a Termination of Employment of a Participant by the Company other than for Cause within 24 months following a Change in Control, (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in full (with respect to Performance Goals, unless otherwise provided in an Award Agreement or Individual Agreement or agreed in connection with the Change in Control, at the level of achievement of the Performance Goals for the Award as determined by the Committee taking into account performance through the latest date preceding the Termination of Employment as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)), and (ii) unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, any Stock Option or Stock Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Termination of Employment may thereafter be exercised until the expiration of the stated full Term of such Nonqualified Stock Option or Stock Appreciation Right.

(e)       Definition of Change in Control. For purposes of this Plan, a “Change in Control” shall mean the happening of any of the following events:

(i)       any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the Company’s then outstanding voting securities entitled to vote generally in the election of directors;

(ii)       individuals who, immediately following the consummation of the distribution of the Common Stock to the shareholders of the Company, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii)      a reorganization, merger or consolidation of the Company, in each case unless, following such reorganization, merger or consolidation, (A) more than sixty percent (60%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding voting securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their beneficial ownership, immediately prior to such reorganization, merger or consolidation, of the Company’s outstanding voting securities, (B) no person (excluding the Company, any employee benefit plan or related trust of the Company or such corporation resulting from such reorganization, merger or consolidation and any person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty-five percent (25%) or more of the Company’s outstanding voting securities) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

(iv)       the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition (x) more than sixty percent (60%) of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding voting securities entitled to vote generally in the election of directors immediately prior to such sale or other disposition in substantially the same proportion as their beneficial ownership, immediately prior to such sale or other disposition, of the Company’s outstanding voting securities, (y) no person (excluding the Company, any employee benefit plan or related trust of the Company or such corporation and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty-five percent (25%) or more of the Company’s outstanding voting securities) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

(v)       approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

SECTION 12.  Section 16(b); Section 409A

(a)       The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b) (to the extent Section 16(b) otherwise would be applicable), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

(b)       The Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of this Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable by reason of a Participant’s Separation from Service during the six-month period immediately following such Separation from Service shall instead be paid or provided on the first business day following the date that is six months following the Participant’s Separation from Service. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within 30 days following the date of the Participant’s death.

SECTION 13. Term, Amendment and Termination

(a)       Effectiveness. The Plan shall be effective on the date of its approval by the Company’s shareholders (the “Effective Date”). The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event the Company’s Prior Plan shall continue in effect. If the Plan is adopted by the Company’s stockholders, upon the Effective Date, no new Awards shall be granted under the Prior Plan.

(b)       Termination. The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.

(c)       Amendment of Plan. The Partnership, by action of the General Partner may amend, alter, or discontinue this Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, Applicable Exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

(d)       Amendment of Awards. Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause this Plan or Award to comply with applicable law, Applicable Exchange listing standards or accounting rules.

SECTION 14.  Unfunded Status of Plan

(e)       It is intended that this Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

SECTION 15.  General Provisions

(a)       Conditions for Issuance. The Committee may require each person purchasing or receiving Shares or LTIP Units pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares or LTIP Units without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under this Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b)       Additional Compensation Arrangements. Nothing contained in this Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c)       No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of this Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(d)       Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under this Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e)       Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, or the adjustment of Restricted Stock Units in respect of such dividends, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment or the settlement of such Awards (taking into account then-outstanding Awards). If sufficient Shares are not available for such reinvestment, payment or settlement, such reinvestment, payment or settlement shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment, reinvestment or settlement, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 15(e).

(f)       Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.

(g)       Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of this Plan. All Shares underlying Awards that are forfeited or canceled revert to the Company.

(h)       Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

(i)       Non-Transferability. Except as otherwise provided in Sections 5(i), 6(c)(ii), 7(b)(ii) and 8(b)(iii) or as determined by the Committee, Awards under this Plan are not transferable except by will or by laws of descent and distribution.

WASHINGTON PRIME GROUP INC. 180 EAST BROAD STREET COLUMBUS, OH 43215

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Washington Prime Group Inc., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

To Vote, Mark Blocks Below In Blue or Black Ink As Follows	Keep This Portion For Your Records

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED Detach And Return This Portion Only

WASHINGTON PRIME GROUP INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES.

1. Election of Directors

Nominees:

	For	Against	Abstain
1a) J. Taggart ("Tag") Birge	☐	☐	☐
1b) Louis G. Conforti	☐	☐	☐
1c) John J. Dillon III	☐	☐	☐
1d) Robert J. Laikin	☐	☐	☐
1e) John F. Levy	☐	☐	☐
1f) Sheryl G. von Blucher	☐	☐	☐
1g) Jacquelyn R. Soffer	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 2, 3 AND 4.

	For	Against	Abstain
2. To approve a non-binding and advisory resolution regarding Washington Prime Group Inc.'s executive compensation as described in the proxy statement.	☐	☐	☐
3. To approve and adopt the 2019 Washington Prime Group, L.P. Stock Incentive Plan.	☐	☐	☐
4. To ratify the appointment of Ernst & Young LLP as Washington Prime Group Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2019.	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). **If no direction is made then this proxy will be voted FOR each of the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.** Proxy holders are hereby authorized to vote in their discretion as to any other matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

For address changes, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should sign personally. All holders must sign. If a signer is a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and 10-K are available at www.proxyvote.com.

GLRTR2

WASHINGTON PRIME GROUP

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

May 16, 2019

The undersigned shareholder(s) hereby appoint(s) Robert P. Demchak, Esq. and Mark E. Yale, or any one of them, as proxies for the undersigned, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Washington Prime Group Inc. that the undersigned shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 A.M., local time, on Thursday, May 16, 2019 at the offices of Blank Rome LLP, 1271 Avenue of the Americas, 16th Floor, New York, New York 10020, and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the notice of the annual meeting of shareholders to be held on Thursday, May 16, 2019 and of the accompanying proxy statement, the terms of each are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4. PROXY HOLDERS ARE HEREBY AUTHORIZED TO VOTE IN THEIR DISCRETION AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes: ______________________________

____

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE